EXECUTION

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (the “Agreement” or the “Reconstituted Servicing Agreement”), entered into as of March 1, 2007, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “Lehman Brothers Holdings”) and WASHINGTON MUTUAL BANK (formerly known as Washington Mutual Bank, FA) (the “Servicer”), a federally chartered savings bank, and acknowledged by AURORA LOAN SERVICES LLC, a Delaware limited liability company (“Aurora”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, solely in its capacity as Trustee under the Trust Agreement identified below (in such capacity, the “Trustee”), recites and provides as follows recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”) has acquired certain conventional, residential, adjustable rate, first lien mortgage loans (the “Mortgage Loans”) pursuant to a Mortgage Loan Purchase and Sale Agreement among the Servicer, Washington Mutual Bank, FA, Washington Mutual Bank fsb, Washington Mutual Bank and the Bank, dated as of September 1, 2003, amended as of March 1, 2006 by the Regulation AB Amendment to the Mortgage Loan Purchase and Sale Agreement (as amended, the “Purchase Agreement”) and annexed as Exhibit B hereto.

WHEREAS, the Seller has conveyed certain Mortgage Loans identified on Exhibit C hereto (the “Serviced Mortgage Loans”) to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO”), which in turn has conveyed the Serviced Mortgage Loans to U.S. Bank National Association (the “Trustee”), pursuant to a trust agreement, dated as of March 1, 2007 (the “Trust Agreement”), among the Trustee, Aurora, as master servicer (“Aurora,” and, together with any successor master servicer appointed pursuant to the provisions of the Trust Agreement, the “Master Servicer”) and SASCO.

WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer pursuant to a Servicing Agreement between the Bank and the Servicer, dated as of September 1, 2003, amended as of July 1, 2004 and as of March 1, 2006 by the Regulation AB Amendment to the Servicing Agreement (the “Regulation AB Amendment” and, collectively, the “Servicing Agreement”) and annexed as Exhibit D hereto.

WHEREAS, pursuant to an Assignment and Assumption Agreement, dated March 1, 2007 (the “Assignment and Assumption Agreement”) annexed as Exhibit E hereto, the Seller acquired from the Bank all of the Bank’s right, title and interest in and to the mortgage loans currently serviced under the Servicing Agreement and assumed for the benefit of each of the Servicer and the Bank the rights and obligations of the Bank as owner of such mortgage loans pursuant to the Servicing Agreement.

WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

WHEREAS, the Seller and the Servicer agree that the provisions of the Servicing Agreement shall continue to apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the servicing of the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trust Fund (or the Trustee on behalf of the Trust Fund), and shall have the right under the conditions specified herein to terminate for cause the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement as described in Section 28 of Exhibit A hereunder.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Servicing Agreement incorporated by reference herein, shall have the meanings ascribed to such terms in the Servicing Agreement or Purchase Agreement, as the case may be.

Notwithstanding the foregoing, the term “Agreement” when used in the Servicing Agreement or the Purchase Agreement shall have the meaning given to such term in the Servicing Agreement or the Purchase Agreement, as the case may be.

2. Custodianship. The parties hereto acknowledge that U.S. Bank National Association will act as custodian of the Collateral Files of the Serviced Mortgage Loans for the Trustee on behalf of the Trust Fund and will maintain custody of the Collateral Files at the following address:

U.S. Bank National Association
1133 Rankin Street, Suite 100
St. Paul, Minnesota 55116
Attention:         Document Collateral Services
Telephone:       (651) 695-5867
Telecopier:        (651) 695-6102

3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the applicable Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Servicing Agreement, as so modified and incorporated by reference herein, are and shall be a part of this Agreement to the same extent as if set forth herein in full. Pursuant to Section 2.17 of the Servicing Agreement, the Servicer acknowledges that a REMIC election has been or will be made with respect to the Trust, and the Servicer shall comply with the provisions of Section 2.17 of the Servicing Agreement with respect to the REMIC provisions

4. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 2.5 and Section 3.1 of the Servicing Agreement, the remittance on April 18, 2007 to the LMT 2007-3 Trust Fund (the “Trust Fund”) is to include principal due after March 1, 2007 (the “Trust Cut-off Date”) plus interest, at the Net Rate collected during the advancing period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in Section 3.1 of the relevant Servicing Agreement.

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5. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the Trust Fund created pursuant to the Trust Agreement, shall have the same rights as the Seller, as owner, under the Servicing Agreement to enforce the obligations of the Servicer under the Servicing Agreement and the term “Owner” as used in the Servicing Agreement in connection with any rights of the Owner shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except with respect to the Servicer’s indemnification of the Trustee and the Trust Fund, or as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement and the provisions of the Servicing Agreement to the extent unmodified or unamended herein upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Article 6 of the Servicing Agreement (such Article 6 and Article 7 of the Servicing Agreement remaining unmodified except for the right to terminate with respect to the Serviced Mortgage Loans being vested in the Master Servicer pursuant to this Agreement and as expressly described in Exhibit A hereto). Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Owner under the Servicing Agreement and the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations or warranties regarding the characteristics of the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the certificates (the “Certificates”) issued pursuant thereto. Notwithstanding the preceding sentence, the Servicer hereby restates and remakes to the Seller, the Bank, the Master Servicer, the Trustee and the Trust Fund each representation and warranty in Section 5.7 of the Servicing Agreement as of March 1, 2007.

7. Waiver and Amendment. The parties hereto agree that by execution of this Agreement, the Servicer has waived or agreed to modification or amendment of, with respect to the Serviced Mortgage Loans, certain of the Servicer’s rights that it has pursuant to the provisions of the Servicing Agreement (the “Waiver”). The Waiver shall extend only to the Serviced Mortgage Loans serviced under this Agreement, and shall not constitute a waiver or modification of any of the Servicer’s rights under any other provision of the Servicing Agreement with respect to Mortgage Loans purchased pursuant to the Purchase Agreement other than the Serviced Mortgage Loans, waive any default by the Bank or impair any right of the Servicer arising under this Agreement or the Servicing Agreement, in each case except to the extent expressly so waived in this Section 7. Except as otherwise provided in this Agreement with respect to the Serviced Mortgage Loans, the Servicing Agreement shall remain in full force and effect.

Notwithstanding the foregoing and with respect to the Serviced Mortgage Loans, the Servicer shall continue to be entitled to (i) collect its servicing compensation (including, without limitation, its Servicing Fee), (ii) receive reimbursement for advances (including, without limitation, Monthly Advances and Servicing Advances), and (iii) timely receive all or any portion of the related Collateral Files in connection with its performance of servicing activities (including, without limitation, in connection with the processing of any satisfaction or release of any Serviced Mortgage Loans), in accordance with the terms and conditions of the Servicing Agreement. The Servicer shall be entitled to enforce the rights set forth in the preceding sentence against the Trust Fund as the owner of the Serviced Mortgage Loans.

8. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee on behalf of the Trust Fund shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

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All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, CO  80124
Mail Stop Code - 3195
Attn: Jerald W. Dreyer- Master Servicing
LMT 2007-3
Tel: 720-945-3422

All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

The Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
                             Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT 2007-3

All notices required to be delivered to the Trustee on behalf of the Trust Fund hereunder shall be delivered to the Trustee at the following address:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Structured Finance - LMT 2007-3
Telephone: (617) 603-6409
Facsimile: (617) 603-6638

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 6th Floor
New York, New York 10019
Attention: Leslee Gelber
Telephone: (212) 526-5861
E-mail: lgelber@lehman.com

All notices required to be delivered to the Servicer hereunder shall be delivered to the following address:

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Washington Mutual Bank
1301 Second Avenue, WMC 1401
Seattle, WA 98101
Attention: General Counsel
Telephone: (206) 461-8890
Facsimile: (206) 461-5739

Washington Mutual Bank
7800 N. 113th Street
Milwaukee, WI 53224
Attention: Investor Reporting
Telephone: (414) 359-8226
Facsimile: (414) 359-6969

9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

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Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC., as Seller

By:	/s/ Ellen Kiernan
Name: Ellen Kiernan
Title: Authorized Signatory

WASHINGTON MUTUAL BANK, as Servicer

By:	/s/ Trisha Lowe

Name: Trisha Lowe Title: Vice President

Acknowledged By:

AURORA LOAN SERVICES LLC, as Master Servicer
By: /s/ Linda Sherman

Name: Linda Sherman Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee and not in its individual capacity
By: /s/ David Duclos

Name: David Duclos Title: Vice President

EXHIBIT A

Modifications to the Servicing Agreement

1.	A new definition of “Best Efforts” is hereby added to Article 1 to immediately follow the definition of “Applicable Requirements,” to read as follows:

Best Efforts: Efforts determined to be reasonably diligent by the Servicer in its reasonable discretion. Such efforts do not require the Servicer to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Servicer to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

2.	The definition of “Determination Date” in Article 1 is hereby amended and restated in its entirety, to read as follows:

Determination Date: The fifteenth (15th) day of the calendar month of the related Monthly Remittance Date (or if such day is not a Business Day, the Business Day immediately preceding such day).

3.	A new definition of “Fitch” is hereby added to Article 1 to immediately follow the definition of “Final recovery determination”, to read as follows:

Fitch: Fitch, Inc. or any successor in interest.

4.	A new definition of “Mortgage Loan” is hereby added to Article 1 to immediately follow the definition of “Mortgage Interest Rate,” to read as follows:

Mortgage Loan: An individual servicing retained Mortgage Loan which has been purchased from Washington Mutual Bank FA, Washington Mutual Bank fsb or Washington Mutual Bank by Lehman Brothers Bank, FSB is subject to this Agreement by being identified on the Mortgage Loan Schedule to this Agreement, which mortgage loan includes without limitation the rights to the mortgage loan documents, the monthly reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

5.	A new definition of “Mortgage Loan Schedule” is hereby added to Article 1 to immediately follow the definition of “Mortgage Loan,” to read as follows:

Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans purchased from the Washington Mutual Bank, FA, Washington Mutual Bank fsb or Washington Mutual Bank by Lehman Brothers Bank, FSB, which Mortgage Loan Schedule is attached as Exhibit C to this Reconstituted Servicing Agreement.

6.	The definition of “Qualified Depository” is hereby amended and restated in its entirety to read as follows:

Qualified Depository: Any of (i) a depository the accounts of which are insured by the FDIC and the debt obligations of which are rated AA (or its equivalent) or better by each Rating Agency; (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 or its equivalent by each Rating Agency; or (iii) the Servicer, so long as the long-term unsecured debt obligations of the Servicer are acceptable to either Rating Agency.

7.	A new definition of “Rating Agency” is hereby added to Article 1 to immediately follow the definition of “Qualified Depository,” to read as follows:

Rating Agency: Each of Fitch and S&P, or any successor of the foregoing.

8.	Section 2.1 (Identification of Mortgage Loans; Servicer to Act as Servicer) is hereby amended by adding the following to the end of Subsection (c):

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.

9.
Section 2.3 (Collection of Mortgage Loan Payments) is hereby amended by replacing the words “Continuously from the related Closing Date until the principal and interest on all of the Mortgage Loans are paid in full,” with “Continuously from March 1, 2007 until the date the Mortgage Loans cease to be subject to this Agreement.”

10.	Section 2.4 (Establishment of Account; Deposits in Account) is hereby amended by:

(i)	replacing the words “for Lehman Brothers Bank, FSB, as Owner, and any successor Owner” with the words “for LMT 2007-3 Trust Fund and various Mortgagors.”; and

(ii)	adding the following after the last sentence of subsection (a):

"Further, a copy of such certification or letter agreement shall be furnished to the Master Servicer within thirty (30) days of each Closing Date."

11.
Section 2.5 (Permitted Withdrawals from the Account) is hereby amended by deleting the word “and” at the end of clause (vii), by replacing the period at the end of clause (viii) with “; and” and by adding the following new clause (ix):

(ix)	to invest funds in the Account in Permitted Investments in accordance with Section 2.4(d).

12.	Section 2.6 (Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis) is hereby amended by:

(i)	replacing the words “for Lehman Brothers Bank, FSB, as Owner and any successor Owner, and certain Mortgagors” with “for LMT 2007-3 Trust Fund and various Mortgagors.”; and

(ii)	adding the following after the last sentence of subsection (a):

"Further, a copy of such certification or letter agreement shall be furnished to the Master Servicer within thirty (30) days of each Closing Date."

13.	Section 2.12 (Title, Management and Disposition of Real Estate Owned) is hereby amended by replacing all references to “Owner” with “Trustee” in paragraph (a).

14.	Section 3.1 (Distributions) is hereby amended as follows:

(i)	replacing the word “preceding” in the second line of 3.1(a) with the word “related;” and

(ii)	by adding the following after Section 3.1(c):

(d)	All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

The Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT 2007-3

15.	Section 4.4 (Statements as to Compliance) is hereby deleted in its entirety.

16.	Section 4.5 (Annual Independent Public Accountants’ Servicing Report) is hereby deleted in its entirety.

17.	Section 5.1 (Indemnification; Third Party Claims) is hereby amended by deleting Subsection (a) and replacing it with the following:

(a) The Servicer agrees to indemnify the Trust Fund and the Trustee and hold each of them harmless against any and all third party claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, a written request for indemnity by the Master Servicer submitted directly by the Master Servicer to the Servicer shall be deemed by the Servicer to be a claim for indemnity by the Trustee or the Trust Fund pursuant to this Section 5.1(a), together with the Trust Fund’s direction to remit any amounts due hereunder to the Master Servicer, if the Master Servicer provides the Servicer with (i) reasonable evidence (x) confirming that such claim arises out of the Servicer’s failure to service the Mortgage Loans in compliance with this Agreement and (y) identifying the losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses incurred by the Master Servicer, and (ii) the agreement pursuant to which the Trust Fund has agreed to indemnify the Master Servicer and specifying the applicable provisions of such agreement; and further provided, however, the Servicer shall not be liable hereunder with respect to (i) any action or inaction in accordance with the written direction or consent of the Trustee, Trust Fund, Master Servicer or Lehman Brothers Holdings Inc. or (ii) any action or inaction resulting from the Trustee’s, Trust Fund’s, Master Servicer’s or Lehman Brothers Holdings Inc.’s failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Sections 2.18 or 4.2(c) or other terms of this Agreement or (iii) any action or inaction resulting from the Trust Fund’s failure to comply with Section 5.1(b) or Section 5.6. The Servicer shall promptly notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, that the Servicer determines in its good faith judgment will materially affect the Trust Fund’s interest in such Mortgage Loans. The Servicer shall assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such indemnified parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee in connection with such claim. The Servicer shall provide the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 5.1, and the Trustee, from the assets of the Trust Fund, shall promptly reimburse the Servicer for all amounts advanced by the Servicer pursuant to this Section 5.1(a) except when the claim is in any way related to the failure of the Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of the Servicer.

The Trust Fund shall indemnify the Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer may sustain in any way related to the failure of the Trust Fund to perform its duties in compliance with the terms of this Agreement.

18.	Section 6.1 (Events of Default) is hereby amended by changing all references to “Owner” with “Master Servicer” in such Section and deleting Subsection (vi) and replacing it with the following:

(vi) the Servicer at any time is neither a Fannie Mae or Freddie Mac approved servicer, and the Master Servicer has not terminated the rights and obligations of the Servicer under this Agreement and replaced the Servicer with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval; or

19.	The parties hereto acknowledge that the word “Owner” in Section 6.2 (Waiver of Defaults) shall refer to the “Master Servicer with the prior consent of the Trustee.”

20.	Section 8.3 (Intent of the Parties) is hereby amended as follows:

(i)	by replacing the words “the Owner and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(ii)	by replacing the words “Neither the Owner nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee, or the Master Servicer”;

(iii)	by replacing the words “the Owner or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(iv)
by replacing the words “the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer to deliver to such party (including any of its assignees or designees)”; and

(v)	by replacing the words “the Owner or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer.”

21.	Section 8.4 (Additional Representations and Warranties of the Servicer), as such section is amended by the Regulation AB Amendment, is hereby further amended as follows:

(i)	by replacing the words “the Owner and to any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(ii)	by replacing the words “the Owner or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(iii)	by replacing the words “the Owner or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance; and

(iv)	by replacing Section 8.4(a)(vii) in its entirety with the following:

(vii) there are no affiliations, relationships or transactions relating to a Seller, the Servicer or any Subservicer with respect to any Securitization Transaction and any party thereto listed on Exhibit J hereto of a type described in Item 1119 of Regulation AB (other than the affiliation between the Servicer and Washington Mutual Bank fsb and Washington Mutual Mortgage Securities Corp.).

22.	Section 8.5 (Information to be Provided by the Servicer), as such section is amended by the Regulation AB Amendment, is hereby further amended as follows:

(i)	by replacing the words “the Owner or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(ii)	by replacing the words “the Owner and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iii)	by replacing the words “the Owner and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iv)	by replacing the words “the Owner and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(v)	by replacing the words “the Owner or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance; and

(vi)	by amending Section 8.5 (a)(iii) to read in its entirety as follows:

(iii) as promptly as practicable following notice to the Servicer, a description of any affiliation or relationship between a Seller or the Servicer or each Subservicer, as applicable, and any of the parties listed on Exhibit J hereto.

23.	Section 8.6 (Servicer Compliance Statement), is hereby amended as follows:

(i)	by replacing the words “the Owner and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(ii)	by replacing the words “the Owner and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; and

(iii)	by replacing “2007” with “2008.”

24.	Section 8.7 (Report on Assessment of Compliance and Attestation), is hereby amended as follows:

(i)	the first sentence of subsection (a)(1) is hereby amended as follows:

deliver to the Master Servicer, the Owner and any Depositor a report (in form and substance reasonably satisfactory to the Master Servicer, the Owner and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(ii)	by replacing the words “the Owner and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iii)	by replacing the words “the Owner or any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iv)	by replacing the words “Neither the Owner nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(v)	by replacing the words “the Owner or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance

(vi)	by replacing the words “the Owner and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(vii)	by replacing the words “the Owner, such Depositor and any other Person” with “the Trust Fund, the Depositor, the Trustee, the Master Servicer and any other Person” in each instance; and

(viii)	by replacing “2007” with “2008.”

25. Section 8.8 (Use of Subservicers and Subcontractors), is hereby amended as follows:

(i)	by replacing the words “the Owner or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(ii)	by replacing the words “the Owner and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(iii)	by replacing the words “(or any designee of the Depositor, such as a master servicer or administrator)” with “(or any designee of such party)” in each instance; and

(iv)	by replacing the words “the Owner and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance.

26. Section 8.9 (Indemnification; Remedies), is hereby amended as follows:

(i)	by replacing the words “Owner or Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance;

(ii)	by replacing the words “Neither the Owner nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance;

(iii)	by replacing the words “Owner, any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance

(iv)
by replacing the words “Owner (or any designee of the Owner, such as a Master Servicer) and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer (or any designee of such party) in each instance;

(v)	by replacing the words “Owner (or such designee) or such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer (or any designee of such party)” in each instance’

(vi)	by replacing the words “Owner or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance; and

(vii)	by replacing the words “Purchaser, any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

27.	Section 9.1 (Successor to the Servicer) is hereby amended in its entirety to read as follows:

(a) Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 5.4, 6.1, 7.1 or 7.2 the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, Lehman Brothers Holdings Inc., the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or Lehman Brothers Holdings Inc., as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities, and be compensated therefor as provided in this Agreement, during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.1 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 5.7 prior to such resignation or termination, which representations and warranties shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

(b) Within a reasonable period of time, the Servicer shall promptly prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Collateral Files and Credit Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, on behalf of the Trust Fund and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Account or the Escrow Account or thereafter received with respect to the Mortgage Loans, in each case to which the Servicer is not entitled pursuant to this Agreement.

(c) Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and the Master Servicer, and the Trustee, on behalf of the Trust Fund, an instrument accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.1 or 7.1 shall not affect any claims that the Trust Fund (or the Master Servicer or the Trustee on behalf of the Trust Fund) may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

(d) The Servicer shall promptly deliver the funds in the Account and Escrow Account, in each case to which the Servicer is not entitled pursuant to this Agreement and all Collateral Files, Credit Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

(e) Upon a successor’s acceptance of appointment as such, the Servicer, the Master Servicer and the Trustee shall each notify the others of such appointment, but only if and to the extent of having actual knowledge of such appointment.

(f) Notwithstanding any termination pursuant to this Agreement, the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of (i) unreimbursed Servicing Advances or Monthly Advances, (ii) unpaid Servicing Fees or REO Management Fees or (iii) or other servicing compensation, and shall continue to be entitled to the benefits of Section 5.3 notwithstanding any such termination, with respect to events occurring prior to such termination.

28.	A new Section 9.15 is hereby added to read as follows:

Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions; provided, however, that no third party beneficiary designation will extend indemnification rights directly to the Master Servicer. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding any other terms of this Agreement, the parties agree that the overriding intent is for the Servicer to be entitled to deal with and through the Master Servicer in virtually all circumstances. This intent is not altered by anything herein, including without limitation, the following: any third party beneficiary designation of the Trustee; any requirement that the Servicer give notice to others with respect to third party claims; any indemnification of the Servicer for following instructions of others in selected circumstances; any indemnifications running from the Servicer to others; or any provisions allowing the Servicer in any circumstance to rely on instructions from others. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the Trustee’s right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement; and upon such termination of the Trust Fund and the Trust Agreement, the Serviced Mortgage Loans shall no longer be governed by this Agreement but will be governed by terms of the relevant Servicing Agreement. The parties to this Agreement further agree that the Depositor shall have the right to enforce its rights and shall assume its obligations under the Regulation AB Amendment as if the Depositor were a signatory to the Regulation AB Amendment.

29	Exhibit F hereto is hereby added to the Servicing Agreement as Exhibit J thereto.

30.	Exhibit D to the Servicing Agreement is hereby amended and restated as Exhibit G hereto.

EXHIBIT B

Purchase Agreement

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

Among

WASHINGTON MUTUAL BANK, FA
WASHINGTON MUTUAL BANK fsb
WASHINGTON MUTUAL BANK

(Sellers)

and

LEHMAN BROTHERS BANK, FSB

(Purchaser)

Dated as of September 1, 2003

Residential First Lien Mortgage Loans
Schedule/Schedule Flow Delivery Program

TABLE OF CONTENTS

		Page

ARTICLE 1. DEFINITIONS		1

ARTICLE 2. SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF FILES; PAYMENT OF PURCHASE PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS; RECORDATION OF ASSIGNMENTS OF MORTGAGE		9

Section 2.1.	Sale and Conveyance of Mortgage Loans; Possession of Files	9
Section 2.2.	Delivery of Mortgage Loan Documents Regarding Mortgage Loans; Recordation of Assignments of Mortgage	10
Section 2.3.	Purchaser’s Due Diligence Review	13

ARTICLE 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS CONCERNING MORTGAGE LOANS; REPURCHASE OF MORTGAGE LOANS		13

Section 3.1.	Individual Mortgage Loans	13
Section 3.2.	Seller Representations	21
Section 3.3.	Repurchase and Substitution	23

ARTICLE 4. COVENANTS		26

Section 4.1.	Cooperation	26
Section 4.2.	Representations, Warranties, Covenants and Indemnities	26
Section 4.3.	Delivery of Documents	26
Section 4.4.	Consents and Approvals	26
Section 4.5.	Confidentiality	27
Section 4.6.	Servicing	27

ARTICLE 5. CONDITIONS TO PURCHASE		27

Section 5.1.	Effective Date and Closing Date Documents	28
Section 5.2.	Correctness of Representations and Warranties	28
Section 5.3.	Compliance With Conditions	28

ARTICLE 6. PASS-THROUGH AND WHOLE LOAN TRANSFERS		28

Section 6.1.	Pass-Through Transfers or Whole-Loan Transfers	28
Section 6.2.	Designation of a Master Servicer	31

ARTICLE 7. MISCELLANEOUS PROVISIONS		31

Section 7.1.	Amendment	31
Section 7.2.	Recordation of Agreement	31
Section 7.3.	Governing Law	32
Section 7.4.	General Interpretive Principles	32

i

ii

EXHIBITS & SCHEDULES

•	Exhibit A-1 CONTENTS OF COLLATERAL FILE

•	Exhibit A-2 CONTENTS OF CREDIT FILE

•	Exhibit B TERM SHEET

Schedule I to Term Sheet MORTGAGE LOAN SCHEDULE

•	Exhibit C FORM OF INDEMNIFICATION AGREEMENT

•	Exhibit D REPRESENTATIONS AND WARRANTIES

iii

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of September 1, 2003 is among Lehman Brothers Bank, FSB, a federal savings bank, as purchaser (the “Purchaser”), and Washington Mutual Bank, FA, a savings association organized under the laws of the United States, Washington Mutual Bank fsb, a savings bank organized under the laws of the United States and Washington Mutual Bank, a Washington state chartered stock savings bank, as sellers (each, a “Seller” and, collectively, the “Sellers”).

PRELIMINARY STATEMENT

WHEREAS, in reliance upon the representations, warranties and covenants of each Seller contained herein, the Purchaser desires to purchase from each Seller, from time to time, and each Seller desires to sell to the Purchaser, from time to time, certain residential first lien mortgage loans, subject to the terms and conditions of this Agreement, without recourse and exclusive of the related servicing rights;

WHEREAS, the Purchaser and the Sellers desire to prescribe in this Agreement the manner of sale by each Seller and purchase by the Purchaser of such mortgage loans;

WHEREAS, the Purchaser and the Sellers desire that Washington Mutual Bank, FA service the mortgage loans in the manner described in the Servicing Agreement; and

WHEREAS, following its purchase of the mortgage loans from the Sellers, the Purchaser may desire to sell some or all of the mortgage loans to one or more purchasers as a whole loan transfer or a public or private mortgage-backed securities transaction;

NOW, THEREFORE, the Purchaser and the Sellers agree as follows:

ARTICLE 1.

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

Account: As defined in the Servicing Agreement.

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Agreement: This Mortgage Loan Purchase and Sale Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a Mortgage Loan originated in connection with the refinance of a mortgage loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan and provided, further, that in the case of a Streamlined Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of the mortgage loan being refinanced.

ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

Assignment of Mortgage: An assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under and complying with the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage Loan to the assignee named therein.

Breaching Seller: As defined in Section 3.3(b).

Business Day: A day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of Washington, California, Illinois or New York are authorized or obligated by law or executive order to be closed.

Closing Date: With respect to any Loan Pool, the date on which the Purchaser purchases the Mortgage Loans included in such Loan Pool.

Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan which are specified in Exhibit A-1 attached hereto and any additional mortgage documents pertaining to such Mortgage Loan required to be added to the related Collateral File pursuant to the terms of this Agreement.

Collateral File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

Commitment Letter: With respect to each Loan Pool, a commitment letter entered into between one or more Sellers and the Purchaser that provides for the purchase of Mortgage Loans pursuant to the terms of this Agreement and sets forth the purchase price for and certain other terms and conditions of the sale and purchase of such Mortgage Loans.

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Coop Ownership Interests: With respect to any Cooperative Loan, the ownership interest in a single Cooperative Apartment, including (i) the shares issued by the cooperative housing corporation, (ii) the leasehold interest in the Cooperative Apartment and (iii) all attendant right, title and interest thereto.

Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a cooperative housing corporation, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease in accordance with the laws of the state in which the building is located.

Cooperative Loan: A Mortgage Loan evidenced by a Mortgage Note and secured by a first lien against the Coop Ownership Interests in a Cooperative Apartment.

Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan which contains the mortgage loan documents described on Exhibit A-2 attached hereto together with the credit documentation relating to the origination of such Mortgage Loan and copies of the Collateral Documents, which file shall be retained by the Servicer and may be maintained on microfilm or any other comparable medium.

Custodian: With respect to the Mortgage Loans in any Loan Pool, the custodian designated by the Purchaser in the related Commitment Letter, or any successor custodian.

Cut-off Date: As to each Mortgage Loan purchased on a particular Closing Date, the cut-off date specified in the Commitment Letter relating to the purchase and sale of the related Loan Pool.

Cut-off Date Principal Balance: As to each Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the close of business on the applicable Cut-off Date, after deduction and application of all payments of principal due on or before such Cut-off Date, whether or not received.

Deleted Mortgage Loan: A Mortgage Loan that is removed from a Loan Pool and replaced with a Qualified Substitute Mortgage Loan as set forth in Section 3.3.

Delinquent Monthly Payment: Any scheduled Monthly Payment that (i) has not been received by the Due Date of the next Monthly Payment and (ii) remains unpaid as of the related Closing Date.

Disclosure Document: As defined in Section 6.1(d).

Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

Due Period: With respect to any Mortgage Loan, the period beginning on the first day of any month and ending on the last day of such month.

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Effective Date: September 25, 2003.

Effective Date Documents:

(A)	two fully-executed counterparts of this Agreement;

(B)	two fully executed counterparts of the Servicing Agreement;

(C)	two fully-executed counterparts of the Term Sheet;

(D)	an executed copy of the opinion of Heller Ehrman White & McAuliffe LLP;

(E)	the Account Certification or Account Letter Agreement, as required under the Servicing Agreement;

(F)	the Escrow Account Certification or Escrow Account Letter Agreement, as required under the Servicing Agreement; and

(G)	an executed copy of a Secretary’s or Assistant Secretary’s Certificate for each Seller selling Mortgage Loans on the Effective Date.

Escrow Account: As defined in the Servicing Agreement.

Escrow Holdback Mortgage Loan: A Mortgage Loan subject to an escrow withhold agreement for the express purpose of completing designated improvements on the Mortgaged Property.

Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association) and any successor thereto.

Freddie Mac: Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation) and any successor thereto.

Gross Margin: With respect to any ARM Loan, the fixed percentage amount set forth in the related Mortgage Note and described in the related Mortgage Loan Schedule, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Indemnified Party: As defined in Section 6.1(d).

Index: With respect to any ARM Loan, the index set forth in each adjustable rate Mortgage Note, which index is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Rate Adjustment Date.

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Initial Closing Date: September 25, 2003.

Initial Rate Cap: With respect to any ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on the initial Interest Rate Adjustment Date.

Interest Rate Adjustment Date: With respect to any ARM Loan, the date specified in the related Mortgage Note as the date on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

Interest Rate Decrease Maximum: With respect to any ARM Loan, the maximum amount, if any, that the Mortgage Interest Rate can adjust downwards on any Interest Rate Adjustment Date, as determined in accordance with the related Mortgage Note.

Interest Rate Increase Maximum: With respect to any ARM Loan, the maximum amount, if any, that the Mortgage Interest Rate can adjust upwards on any Interest Rate Adjustment Date, as determined in accordance with the related Mortgage Note.

Loan-to-Value Ratio: With respect to each Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

Loan Pool: A pool of Mortgage Loans sold by one or more Sellers to the Purchaser on any Closing Date pursuant to the terms of this Agreement and the related Commitment Letter (which Mortgage Loans shall be identified on the related Mortgage Loan Schedule delivered pursuant to this Agreement).

Master Servicer: As defined in Section 6.2.

Maturity Date: With respect to each Mortgage Loan, the maturity date of the related Mortgage Note, as specified therein.

Maximum Mortgage Interest Rate: With respect to any ARM Loan, the maximum rate of interest that may be charged pursuant to the related Mortgage Note.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and any successor thereto.

MERS Loan: Any Mortgage Loan registered on the MERS® System and for which MERS is listed as the record mortgagee or beneficiary on the related Mortgage or assignment thereof.

MERS® System: The system of electronically recording transfers of Mortgages maintained by MERS.

MIN: The mortgage identification number issued to each MERS Loan.

Minimum Mortgage Interest Rate: With respect to any ARM Loan, the minimum rate of interest, if any, that may be charged pursuant to the related Mortgage Note.

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MOM Loan: A Mortgage Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the record mortgagee or beneficiary on the related Mortgage.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day, the next Business Day) commencing in the month following the end of the calendar month in which the initial Cut-off Date occurs.

Mortgage: The mortgage, deed of trust, or other instrument creating a first lien on or first priority ownership interest in real property or, in the case of a Cooperative Loan, the security agreement or other instrument creating a first lien on the related Coop Ownership Interests, in each case, including any riders, addenda, assumption agreements, or modifications relating thereto.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

Mortgage Loan: An individual mortgage loan that is sold pursuant and subject to this Agreement, each such mortgage loan being identified on the related Mortgage Loan Schedule. The term Mortgage Loan includes a Cooperative Loan.

Mortgage Loan Schedule: With respect to the Mortgage Loans included in a Loan Pool to be sold pursuant to this Agreement on any Closing Date, the schedule or schedules of Mortgage Loans agreed to by the parties that describes such Mortgage Loans, which schedule shall set forth at least the information specified on Exhibit E attached hereto with respect to each Mortgage Loan to the extent applicable.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including any riders or addenda thereto.

Mortgaged Property: The property securing a Mortgage Note pursuant to the related Mortgage or, in the case of a Cooperative Loan the related Coop Ownership Interests.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Purchaser (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which annual rate shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

6

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, the policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, if any, or any replacement policy.

Purchase Price: For each Mortgage Loan purchased hereunder, an amount equal to the Cut-off Date Principal Balance of such Mortgage Loan, multiplied by the Purchase Price Percentage.

Purchase Price Percentage: For each Mortgage Loan included in a Loan Pool, the percentage of par set forth in the related Commitment Letter that is used to calculate the Purchase Price of each Mortgage Loan in such Loan Pool, subject to any adjustments specified in the related Commitment Letter.

Purchaser: Lehman Brothers Bank, FSB, a federal savings bank, and all successors in interest pursuant to Sections 6.1 and 7.9 hereof.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by a Breaching Seller for a Deleted Mortgage Loan, which must have the following qualities on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall shall be deposited in the Account by such Breaching Seller out of its own funds without right of reimbursement as provided in Section 3.3(e)), (ii) have a current Mortgage Interest Rate not less than 1% less than, and not more than 1% greater than, the current Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan, (iv) have a Net Rate not less than 1% less than, and not more than 1% greater than, the Net Rate of the Deleted Mortgage Loan, (v) be of the same type as the Deleted Mortgage Loan (i.e., if the Deleted Mortgage Loan is a fixed rate Mortgage Loan, the substituted loan shall be a fixed rate Mortgage Loan, and if the Deleted Mortgage Loan is an ARM Loan, the substituted loan shall be an ARM Loan which is the same ARM type and with the same Mortgage Interest Rate caps, Index and Gross Margin as the Deleted Mortgage Loan), and (vi) comply with each representation and warranty respecting individual Mortgage Loans set forth in Section 3.1 hereof, provided, that for purposes of applying such representations and warranties to each such Qualified Substitute Mortgage Loan, references in such Sections to the related Closing Date shall be deemed to be references to the date of substitution of such Qualified Substitute Mortgage Loan. If one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans pursuant to Section 3.3, the amounts described in clause (i) hereof shall be determined on the basis of the aggregate principal balances; the Mortgage Interest Rate, the term to maturity and the Net Rate described in clauses (ii)-(iv) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, original terms to maturity and Net Rates respectively.

7

Repurchase Price: With respect to any Mortgage Loan, unless otherwise specified in the related Commitment Letter, an amount equal to the sum of (a) (i) if such repurchase occurs during the first twelve months following the related Closing Date, (A) the Unpaid Principal Balance of such Mortgage Loan, multiplied by (B) the Purchase Price Percentage, and (ii) if such repurchase occurs after the first twelve months following the related Closing Date or after such Mortgage Loan has been subject to a Pass-Through Transfer, the Unpaid Principal Balance of such Mortgage Loan, plus (b) the amount of interest on such Unpaid Principal Balance at the applicable Net Rate, from the date to which interest has last been paid and distributed to the Purchaser, to and including the last day of the month in which such repurchase occurs.

Seller: As the context requires, any of Washington Mutual Bank, FA, Washington Mutual Bank fsb and/or Washington Mutual Bank and their respective assigns and successors in interest.

Seller’s Information: As defined in Section 6.1(d).

Servicer: Washington Mutual Bank, FA, in its capacity as Servicer under the Servicing Agreement, and any permitted successor to or assignee of any servicing rights or obligations under the Servicing Agreement.

Servicing Agreement: That certain Servicing Agreement of even date herewith between the Purchaser as owner and the Servicer.

Servicing Cut-off Date: As to each Mortgage Loan purchased on a Closing Date, the last day of the Due Period in which such Closing Date occurs.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer as compensation for servicing and administering such Mortgage Loan. Such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the related Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan.

Servicing Fee Rate: With respect to each Mortgage Loan, the annual rate at which the Servicing Fee shall be calculated, which annual rate is set forth in the related Commitment Letter and Term Sheet. In the event that the Index and Gross Margin of an ARM Loan are adjusted pursuant to the terms of the related Mortgage Note, the Servicing Fee Rate for such ARM Loan shall be the annual rate of the Servicing Fee in effect immediately prior to such adjustment.

Streamlined Mortgage Loan: A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the related Seller’s streamlined loan documentation program then in effect.

Subsequent Transfer Settlement Date: As defined in Section 6.1(a).

Term Sheet: A term sheet with respect to the Mortgage Loans purchased on a Closing Date, in the form attached hereto as Exhibit B.

8

Unpaid Principal Balance: With respect to each Mortgage Loan that is not a Qualified Substitute Mortgage Loan, as of any date of determination, (i) the Cut-off Date Principal Balance, minus (ii) the principal portion of all payments made by or on behalf of the Mortgagor after such Cut-off Date and received by the Purchaser. With respect to each Mortgage Loan that is a Qualified Substitute Mortgage Loan, as of any date of determination, (i) the outstanding principal balance of such Mortgage Loan as of the close of business on the date of substitution, after deduction and application of the principal portion of all payments due on or before such date of substitution whether or not received, minus (ii) the principal portion of all payments made by or on behalf of the Mortgagor after such date of substitution and received by the Purchaser.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

ARTICLE 2.

SALE AND CONVEYANCE OF MORTGAGE LOANS;
POSSESSION OF FILES; PAYMENT OF PURCHASE
PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS;
RECORDATION OF ASSIGNMENTS OF MORTGAGE

Section 2.1. Sale and Conveyance of Mortgage Loans; Possession of Files

(a) On each Closing Date for any Loan Pool, upon the receipt of the requisite consideration, the applicable Seller or Sellers shall deliver a Term Sheet with respect to the Loan Pool. By such delivery, each Seller shall sell, transfer, assign, set over, and convey to the Purchaser, without recourse, but subject to the representations, warranties, terms and provisions of this Agreement, all the right, title, and interest of the Seller in and to the Mortgage Loans included in such Loan Pool, exclusive of the related servicing rights.

(b) Pursuant to Section 2.2, the applicable Seller or Sellers shall deliver to the Custodian the documents comprising the Collateral File with respect to each related Mortgage Loan included in a Loan Pool to be purchased by the Purchaser. Such documents shall, prior to payment for the related Mortgage Loan pursuant to Section 2.1(c) below, be held by the Custodian as custodian for the applicable Seller or Sellers. The documents comprising each Collateral File that are not required to be delivered to the Custodian pursuant to Section 2.2(a) and the documents comprising each Credit File shall, subject to payment for the related Mortgage Loan pursuant to Section 2.1(c) below, be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer’s possession of such documents so held is at the will of the Purchaser, and such holding and possession is in trust for the Purchaser as the owner thereof and only for the purpose of servicing the Mortgage Loans. Upon payment for the related Mortgage Loan pursuant to Section 2.1(c) below, the beneficial ownership of each Mortgage Note, each Mortgage, and each of the other documents comprising the Collateral File and the Credit File with respect to such Mortgage Loan is and shall be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the applicable Seller or Sellers or any agent or designee thereof shall immediately vest in the Purchaser and shall be delivered to the Custodian (in the case of the Collateral Documents) or the Servicer (in the case of the Credit Files or any other documents) to hold the same in a custodial capacity for Purchaser.

9

(c) In full consideration for the sale of each of the Mortgage Loans pursuant to Section 2.1(a) hereof, and upon the terms and conditions of this Agreement, on the related Closing Date the Purchaser shall pay to the applicable Seller or Sellers by wire transfer of immediately available funds (i) the applicable Purchase Price for each Mortgage Loan purchased on such Closing Date, plus (ii) the amount of interest (computed, as to each Mortgage Loan, at the Net Rate) that has accrued on the Cut-off Date Principal Balance of such Mortgage Loans from the Cut-off Date to but not including the Closing Date.

(d) As of each Closing Date, the Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased on such Closing Date all Monthly Payments and all other recoveries of principal and interest (computed, as to each Mortgage Loan, at the Net Rate) due after the applicable Cut-off Date, subject to the rights of the Servicer under the Servicing Agreement to reimbursement for certain costs, expenses and advances incurred or made pursuant thereto. All such amounts that are collected after the applicable Cut-off Date through and including the related Closing Date shall be held and remitted by the Servicer in accordance with the terms of the Servicing Agreement.

(e) On or before the Closing Date for any Loan Pool, the applicable Seller or Sellers shall deliver to the Purchaser with the Term Sheet the related Mortgage Loan Schedule, which shall be in hard copy or “read-only” electronic format (as reasonably acceptable to such Seller and the Purchaser).

Section 2.2. Delivery of Mortgage Loan Documents Regarding Mortgage Loans; Recordation of Assignments of Mortgage

(a) On or before the date specified in the related Commitment Letter, each Seller shall deliver or cause to be delivered to the Custodian, at such Seller’s expense, with respect to each Mortgage Loan sold by such Seller hereunder, each of the following items or documents (unless otherwise agreed by the applicable Seller and the Purchaser):

(i) With respect to each Mortgage Loan (other than a Cooperative Loan):

(A) (1) the original Mortgage Note, endorsed (on the Mortgage Note or an allonge attached thereto) “Pay to the order of ____________________, without recourse,” (or as otherwise specified in the related Commitment Letter), and signed by facsimile signature in the name of such Seller by an authorized officer, with all intervening endorsements showing a complete, valid and proper chain of title from the originator of such Mortgage Loan to such Seller;

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(2) or a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, together with a copy of the Mortgage Note.

(B) the original Mortgage, with evidence of recording thereon, (and, in the case of a MOM Loan, with evidence of the MIN); provided that (i) if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to such Seller by such recording office, such Seller shall, no later than 180 days following the related Closing Date, deliver to the Custodian the original of such Mortgage, with evidence of recording thereon, and (ii) if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, such Seller may deliver or cause to be delivered to the Custodian a photocopy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(C) unless such Mortgage Loan is a MERS Loan, the original Assignment of Mortgage, from such Seller signed by original signature of an authorized officer, in blank (or as otherwise specified in the related Commitment Letter), which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and the recording information);

(D) unless such Mortgage Loan is a MOM Loan, originals of all intervening Assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to such Seller (or in the case of a MERS Loan other than a MOM Loan, showing a complete chain of title from the originator to MERS); provided that (i) if any original intervening Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to such Seller by such recording office, such Seller shall, no later than 180 days following the related Closing Date, deliver to the Custodian the original of such intervening Assignment of Mortgage, with evidence of recording thereon, and (ii) if such intervening Assignment of Mortgage has been lost or if such public recording office retains the original recorded intervening Assignment of Mortgage, such Seller may deliver or cause to be delivered to the Custodian a photocopy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage; and

(E) originals of all assumption and modification agreements, if any, unless such originals are unavailable (in which event such Seller shall deliver to the Custodian a photocopy of each such original, certified by the Seller to be a true and complete copy of the original).

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(ii) With respect to each Cooperative Loan, as applicable and as required by the applicable laws of the state in which the related Cooperative Apartment is located, copies of: (A) the proprietary lease, (B) the security agreement, (C) the assignment of the proprietary lease, with all intervening assignments showing a complete chain of title and an assignment thereof by such Seller, (D) the original stock certificate evidencing the ownership of the Cooperative Apartment endorsed or accompanied by a stock power relating to such stock certificate executed in blank, (E) a recognition agreement in form approved by Seller’s underwriting guidelines, in substantially the same form as the standard “AZTECH” form, (F) copies of the financing statement filed by the applicable Seller as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing, and (G) such other documents as are necessary for the perfection of a lien against the related Coop Ownership Interests under applicable law.

(b) In connection with the transfer of any MERS Loan pursuant to Section 2.1 hereof, the Servicer shall cause the MERS® System to indicate that such MERS Loan has been assigned to the Purchaser. The Purchaser may, in its discretion, direct the Servicer to deliver for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located, and cause to be duly recorded, any or all of the original Assignments of Mortgage referred to in Section 2.2(a)(i)(C). The Seller shall pay all recording fees relating to the recordation of the Assignments of Mortgage from its own funds. If any such Assignment of Mortgage is returned unrecorded to a Seller because of any defect therein, such Seller shall cause such defect to be cured and such Assignment of Mortgage to be recorded in accordance with this Section 2.2 within 30 days after the date on which the rejected document was received by such Seller from the public recording office.

(c) Whenever a certified copy of a document certified by a Seller is required to be delivered to the Purchaser pursuant to this Section 2.2, the following form of certification is permitted: “Certified true, correct and complete copy of the original. [Name of Seller], By _________________, Its _________________.”

(d) Promptly following receipt thereof, but in no event later than 180 days after the related Closing Date, such Seller shall deliver to the Custodian the following documents with respect to each Mortgage Loan included in the Loan Pool purchased on such Closing Date to the extent not previously delivered to the Custodian: (i) the original Mortgage, with evidence of recording thereon, (ii) unless such Mortgage Loan is a MOM Loan, all original intervening Assignments of Mortgage, with evidence of recording thereon and (iii) if a lost note affidavit was previously delivered without a copy of the related Mortgage Note, a copy of such Mortgage Note. If any original Mortgage or intervening Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located and such recording office retains such original document, or if an original Mortgage or intervening Assignment of Mortgage has been lost, then Seller shall deliver to the Custodian in lieu of such original document a photocopy certified by such recording office to be a true and correct copy of such original. In the event that a Seller does not comply with the delivery requirements set forth in this Section 2.2, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by such Seller at the Repurchase Price and in the manner specified in Section 3.3(b). Notwithstanding the foregoing, a Seller shall not be deemed to be in breach of this Agreement if such Seller fails to deliver to the Custodian within the time period specified above any of the documents described in this Section 2.2(d) and provides evidence to the Custodian that such failure is due solely to the failure of the applicable recorder’s office to return a Collateral Document that was properly submitted for recordation. Such Seller shall use reasonable efforts to obtain such original recorded document or copy of the original showing recording information certified by the appropriate recording office to be a true and complete copy of the recorded original as soon as practicable.

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(e) If requested by the Purchaser, the Servicer shall, at Purchaser’s sole expense, create a xeroxed copy or an imaged copy of the documents contained in the Credit File of any Mortgage Loan and deliver, or cause to be delivered, each such xeroxed copy or, through an electronic medium, each such imaged copy to the Custodian or the Purchaser.

Section 2.3. Purchaser’s Due Diligence Review

With respect to each Loan Pool, the Purchaser shall be entitled to conduct a due diligence review in order to ensure that the Mortgage Loans included in such Loan Pool meet the requirements set forth in the related Commitment Letter and this Agreement. Such due diligence review shall be conducted in accordance with the timetable and any additional terms and conditions set forth in the related Commitment Letter. The Purchaser’s due diligence review shall not result in a waiver of or impair or diminish the rights of the Purchaser under this Agreement with respect to a breach of representations or warranties of the applicable Seller or Sellers.

ARTICLE 3.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF
THE SELLERS CONCERNING MORTGAGE LOANS;
REPURCHASE OF MORTGAGE LOANS

Section 3.1. Individual Mortgage Loans

Each of the Sellers hereby, severally and not jointly, represents and warrants to and covenants to and agrees with the Purchaser that, as to each Mortgage Loan sold by such Seller hereunder, as of the related Closing Date:

(a) The information with respect to such Mortgage Loan set forth on the related Mortgage Loan Schedule is true and correct in all material respects.

(b) Immediately prior to the transfer and conveyance of the Mortgage Loan to the Purchaser pursuant to Section 2.1, neither the related Mortgage nor the Mortgage Note were assigned or pledged to any Person and the Seller had good and marketable title thereto. Immediately prior to the transfer and conveyance of the Mortgage Loan to the Purchaser pursuant to Section 2.1, the Seller was the sole owner and holder of such Mortgage Loan, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges, or security interests of any nature, and had full right and authority to sell and assign such Mortgage Loan pursuant to this Agreement. Upon the transfer of the Mortgage Loan to the Purchaser pursuant to Section 2.1, the Seller shall have taken all actions necessary on its part to be taken so that the Purchaser will have good indefeasible title to, and will be sole owner of, the related Mortgage and the Mortgage Note, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges, or security interests of any nature.

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(c) With respect to each Mortgage Loan other than a Cooperative Loan, (i) the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings, fixtures, installations and improvements to the Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having parity with or priority over the first lien of the Mortgage except for (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements, mineral right reservations and other matters of public record as of the date of recording of such Mortgage, such exceptions generally being acceptable under prudent mortgage lending standards and specifically reflected in the appraisal made in connection with the origination of such Mortgage Loan or specifically referred to in the mortgagee’s policy of title insurance and (C) other matters to which like properties are commonly subject that do not materially interfere with the value (as determined by the Appraised Value), use, enjoyment or marketability of the Mortgaged Property and (ii) there are no security agreements, pledged accounts, chattel mortgages, or equivalent documents related to the Mortgage.

(d) The terms of the Mortgage and the Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by a written instrument that has been recorded, if necessary, to protect the interest of the Purchaser and that is a part of the Collateral File.

(e) No mortgagor has been released, in whole or in part, except in connection with an assumption agreement or modification agreement that is part of the Collateral File.

(f) There is no default, breach, violation, or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation, or event of acceleration, and neither the Seller, nor any seller or servicer, has waived any such default, breach, violation, or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, leasehold payments, or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Mortgage Note. No foreclosure action has been commenced with respect to such Mortgage Loan.

(g) The Mortgaged Property is free of material damage or waste and in good repair. There is no proceeding pending or, to the best of the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and no notice of any such pending or threatened proceeding has been received so as to adversely impair the value or marketability of the Mortgaged Property.

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(h) There are no mechanics’ or similar liens or claims which have been filed for work, labor, or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property that are, or may be, liens prior or equal to, or coordinate with, the lien of the related Mortgage and that are not insured against by the related mortgagee’s policy of title insurance.

(i) Unless such Mortgage Loan is an Escrow Holdback Mortgage Loan, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property were completed at the time that such Mortgage Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property except those that are insured against by the title insurance policy referred to in Section 3.1(q). No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance.

(j) The Seller is (or, if the Seller did not originate the Mortgage Loan, the originator, during the period in which it held and disposed of such Mortgage Loan, was): (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii)(A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association or national bank having principal offices in such state, (D) not doing business in such state, or (E) not required to qualify to do business in such state.

(k) No Monthly Payment with respect to such Mortgage Loan is a Delinquent Monthly Payment. All payments required to be made under the related Mortgage and Mortgage Note through and including the related Cut-off Date, have been made. Unless otherwise stated in the related Commitment Letter, not more than one payment required to be made under the related Mortgage and Mortgage Note has remained unpaid through its next Due Date (excluding any applicable grace period) during the twelve months immediately preceding the related Cut-off Date.

(l) There are no custodial agreements in effect adversely affecting the right or ability of the Seller to make the deliveries specified in Section 2.2(a) or Section 2.2(d).

(m) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof and each party assuming liability therefor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and convey the estate therein purported to be conveyed, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage.

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(n) The Mortgage has been duly assigned and the Mortgage Note has been duly endorsed as provided in Section 2.2(a). Any Assignment of Mortgage delivered to the Purchaser pursuant to Section 2.2(a)(i)(C) is in recordable form except for the insertion of the name of the assignee and recording information and is acceptable for recording under the laws of the applicable jurisdiction.

(o) Any and all requirements of any federal, state, or local law including, without limitation, applicable anti-money laundering laws (including, without limitation, the USA Patriot Act of 2001), usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to such Mortgage Loan have been complied with. The consummation of the transactions contemplated by this Agreement shall not cause the violation of any such laws.

(p) Unless such Mortgage Loan is an Escrow Holdback Mortgage Loan, the proceeds of such Mortgage Loan have been fully disbursed. There is no requirement for, and the Seller shall not make any, future advances under the terms of the Mortgage Loan. Any future advances made prior to the applicable Cut-off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. Unless such Mortgage Loan is subject to negative amortization, the Unpaid Principal Balance as of the applicable Cut-off Date does not exceed the original principal amount of such Mortgage Loan. Unless such Mortgage Loan is an Escrow Holdback Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, and certificates of completion with respect thereto are contained in the related Credit File. All costs, fees and expenses incurred in making, or closing or recording such Mortgage Loan have been paid or shall be paid in the ordinary course of business.

(q) Such Mortgage Loan (unless it is a Cooperative Loan) is covered by an ALTA mortgage title insurance policy acceptable to Seller, with, in the case of an ARM Loan, an adjustable rate mortgage endorsement, substantially in the form of ALTA Form 6.1 or 6.2, or such other generally used and acceptable form of policy and applicable endorsements acceptable under the Seller’s underwriting guidelines. Each such policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property. Each such policy was issued on the date of the origination of such Mortgage Loan by a title insurer acceptable under Seller’s underwriting guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan. Each such policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller’s interest does not require the consent of or notification to the insurer, and such mortgage title insurance policy is in full force and effect. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller has taken no action that would impair the enforceability of such policy.

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(r) All buildings and other improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section 2.10 of the Servicing Agreement and issued by an insurer acceptable under Seller’s underwriting guidelines. If the Mortgaged Property is in an area that, at the time of origination of the related Mortgage Loan, was identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards and such flood insurance was then available, a flood insurance policy is in effect meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier acceptable to Seller. Each individual insurance policy has been validly issued and is in full force and effect. The Seller has caused to be performed all acts required to preserve the rights and interests of the Purchaser in all insurance policies required by this Agreement, including, without limitation, notification of insurers, and assignment of policies or interests therein. Each individual insurance policy contains a standard mortgagee clause naming the Seller, and its successors and assigns, as mortgagee and loss payee. All premiums due thereon have been paid. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the servicer or the owner of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. No claims have been made under such policies since origination of the Mortgage Loan, and the Seller has taken no action that would impair the coverage of any such insurance policy, the benefits of any endorsement or the validity, binding effect and enforceability of the foregoing.

(s) There is no valid offset, defense, counterclaim or right of rescission as to the related Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note. The operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, shall not render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. Such Mortgage Loan is not subject to any pending bankruptcy, insolvency, reorganization or moratorium. If such Mortgage Loan is an ARM Loan, all the applicable terms of the Mortgage Note pertaining to adjustments of the Mortgage Interest Rate and the Monthly Payments and payment adjustments in connection therewith are enforceable and shall not affect the priority of the Mortgage lien. If such Mortgage Loan is an ARM Loan, the related Mortgage Note has been timely and appropriately adjusted, if such adjustment is required, and the respective Mortgagor timely and appropriately advised. All such adjustments have been made in compliance with applicable law and in accordance with the terms of the Mortgage Loan documents.

(t) Such Mortgage Loan was originated by (i) the Seller, (ii) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a Federal or state authority, or (iii) a mortgagee approved by the Secretary of HUD pursuant to Section 203 or 211 of the National Housing Act.

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(u) Principal payments on such Mortgage Loan commenced or are required to commence no more than two months after funds were disbursed in connection with such Mortgage Loan. Unless such Mortgage Loan is subject to negative amortization as indicated on the related Mortgage Loan Schedule, the Mortgage Note requires a Monthly Payment which is sufficient to fully amortize the original principal balance over the remaining term thereof and to pay interest at the Mortgage Interest Rate.

(v) Such Mortgage Loan is a residential mortgage loan having an original term to maturity as set forth on the related Mortgage Loan Schedule, and if no such term is specified in the related Mortgage Loan Schedule, the term to maturity does not exceed forty years, with interest payable in arrears on the first day of each month, or such other day of the month as may be noted on the related Mortgage Loan Schedule. If such Mortgage Loan is an ARM Loan, the Mortgage Interest Rate is subject to adjustment periodically on each Interest Rate Adjustment Date to a new Mortgage Interest Rate (rounded as provided in the related Mortgage Note) equal to the then current Index plus the Gross Margin as specified on the related Mortgage Note, subject to the Initial Rate Cap (if applicable), Maximum Mortgage Interest Rate, the Minimum Mortgage Interest Rate, the Interest Rate Increase Maximum and the Interest Rate Decrease Maximum, in each case if and to the extent specified in the related Mortgage Loan Schedule.

(w) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security, except the lien of the Mortgage.

(x) The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (ii) otherwise by judicial foreclosure. There is no homestead, dower, curtesy or other exemption or right available to the Mortgagor or any other Person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgage or Mortgage Note contains a provision that is, to the extent not prohibited by federal or state law, enforceable and that provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

(y) If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or shall become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(z) The Mortgaged Property consists of (x) a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-to-four-family residence, an individual condominium or an individual unit in a planned unit development or (y) in the case of a Cooperative Loan, the related Coop Ownership Interests, in each case that is in compliance with Seller’s applicable requirements. Such Mortgaged Property is not (i) a property held in trust (other than a revocable inter vivos trust that is in compliance with Fannie Mae’s requirements applicable to Seller, or, if the Mortgaged Property is located in Illinois, an Illinois land trust), (ii) a mobile home or manufactured home, or (iii) a recreational vehicle. Such Mortgage Loan is not considered an agricultural loan. The related Mortgaged Property does not consist of a log home, earthen home, underground home or a home which is situated on more than twenty acres of property. To the Seller’s knowledge, no portion of the related Mortgaged Property is being used for commercial purposes.

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(aa) The Loan-to-Value Ratio of such Mortgage Loan at the time of origination was not greater than the Loan-to-Value Ratio set forth in the related Mortgage Loan Schedule, and if no such percentage is specified, not greater than 95%. If such Mortgage Loan had at the time of origination a Loan-to-Value Ratio in excess of 80%, unless otherwise specified in the related Commitment Letter, such Mortgage Loan is subject to a Primary Mortgage Insurance Policy. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser. No action has been taken and no event has occurred that has, or shall result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor to maintain the Primary Mortgage Insurance Policy and to pay all related premiums and charges. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. None of the Mortgage Loans are covered by a “lender-paid” Primary Mortgage Insurance Policy.

(bb) Such Mortgage Loan was underwritten generally in accordance with the underwriting guidelines of the Seller in effect at the time such Mortgage Loan was originated.

(cc) There exist no deficiencies in excess of $1000 with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Seller expects not to be cured, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note.

(dd) Such Mortgage Loan does not have a shared appreciation feature or other contingent interest feature, and such Mortgage Loan does not involve buydowns, balloons, timeshares or graduated payments. If such Mortgage Loan is an ARM Loan, it is not convertible to a Mortgage Loan with a fixed Mortgage Interest Rate, unless otherwise indicated in the related Mortgage Loan Schedule.

(ee) The origination, servicing and collection practices used with respect to such Mortgage Loan (including without limitation, the establishment, maintenance and servicing of the Escrow Accounts, if any), have been, in all material respects, in accordance with applicable laws and regulations, the terms of the Mortgage Loan documents and Acceptable Servicing Procedures. All escrow payments have been collected in all material respects in compliance with applicable law, Acceptable Servicing Procedures and the provisions of the Mortgage Loan documents. If such Mortgage Loan is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. Any Escrow Account interest required to be paid pursuant to applicable law has been properly paid and credited.

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(ff) The appraisal report with respect to the Mortgaged Property contained in the Credit File was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated and was signed by a qualified appraiser, who met the requirements of the Seller’s appraisal policies and procedures, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such application and who otherwise meets the requirements of Seller.

(gg) No Mortgage Loan is a “high cost” loan as defined under the Home Ownership and Equity Protection Act of 1994 or under any federal, state or local law applicable to the originating lender.

(hh) Unless otherwise stated in the related Mortgage Loan Schedule, if such Mortgage Loan is an ARM Loan, it does not have an interest rate step-down feature or similar feature that would result in a downwards adjustment to the Mortgage Interest Rate, the Gross Margin or the Index as a result of the related Mortgagor’s payment method or payment history (e.g., no downwards adjustment in return for allowing the automatic withdrawal of funds from the related Mortgagor’s bank account to make the Monthly Payments on such Mortgage Loan, or for making payments when due on such Mortgage Loan).

(ii) No misrepresentation or fraud has taken place on the part of the Seller, the Mortgagor or any third party originator of such Mortgage Loan, or to the Seller’s knowledge, any other Person, including without limitation, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(jj) The Mortgaged Property is lawfully occupied under applicable law and, at the time of origination of such Mortgage Loan, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy) were made or obtained from the appropriate authorities.

(kk) The Seller has no knowledge of any circumstances or condition existing as of the related Closing Date with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment as of such Closing Date.

(ll) To the Seller’s knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.

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(mm) Such Mortgage Loan was selected from among the outstanding mortgage loans of the same type in the Seller’s portfolio on the related Closing Date and such selection was not made in a manner so as to affect adversely the interests of the Purchaser.

(nn) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(oo) If such Mortgage Loan is a Cooperative Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the related cooperative shares securing the related cooperative note, subject only to (x) the lien of the related cooperative for unpaid assessments representing the Mortgagor’s pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (y) other matters to which like collateral is commonly subject and which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related proprietary lease for the Cooperative Apartment may be subordinated or otherwise subject to the lien of a mortgage on the cooperative building.

(pp) If such Mortgage Loan is a Cooperative Loan, a search for filings of financing statements has been made by a party competent to make the same, which party is acceptable to Seller in accordance with its underwriting guidelines and is qualified to do business in the jurisdiction where the cooperative unit is located; and such search did not disclose any lien or security interest that would materially and adversely affect the Cooperative Loan.

(qq) If such Mortgage Loan is a Cooperative Loan, the cooperative corporation that owns title to the related Cooperative Apartment is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable laws that, if not complied with, could have a material adverse effect on the Mortgaged Property.

(rr) If such Mortgage Loan is a Cooperative Loan: (i) the term of the related proprietary lease or occupancy agreement is longer than the term of the Cooperative Loan, (ii) there is no provision in such proprietary lease or occupancy agreement which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the Cooperative and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the cooperative lease.

(ss) To the Seller’s knowledge, none of the proceeds of such Mortgage Loan were used to finance single premium credit life insurance policies.

Section 3.2. Seller Representations

Each of the Sellers hereby, severally and not jointly, represents and warrants to the Purchaser as to such Seller as of the Initial Closing Date and each Closing Date on which such Seller sells Mortgage Loans hereunder, and with respect to the Mortgage Loans sold by such Seller, as of the related Closing Date:

(a) If the Seller is Washington Mutual Bank, FA, the Seller is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United States. If the Seller is Washington Mutual Bank fsb, the Seller is a savings bank, duly organized, validly existing and in good standing under the laws of the United States. If the Seller is Washington Mutual Bank, the Seller is a Washington state chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the State of Washington.

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(b) The Seller has the corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to enter into, execute and deliver this Agreement, the Term Sheet and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby, including, without limitation, the repurchase obligations hereinafter contained, have been duly and validly authorized. This Agreement, the Term Sheet and all other documents and instruments contemplated hereby, in each case assuming due authorization, execution and delivery by the Purchaser, evidence the valid, binding and enforceable obligations of the Seller, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor’s rights and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

(c) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement and the transfer of legal title to the Mortgage Loans to the Purchaser, is required as to the Seller or, if required, such consent, approval, authorization, or order has been or shall, prior to the Effective Date, be obtained, except for any recordations of Assignments of the Mortgages to or for the benefit of the Purchaser pursuant to this Agreement.

(d) The consummation of the transactions contemplated by this Agreement, including without limitation the transfer and assignment of the Mortgage Loans to or for the benefit of the Purchaser pursuant to this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Seller and shall not (i) result in the breach of any term or provision of the charter or by-laws of the Seller, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Seller or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Seller or its property is subject.

(e) There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened against the Seller which, either in any one instance or in the aggregate, is likely (in the Seller’s judgment) to draw into question the validity of this Agreement or the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein or therein, or which would be likely to impair materially the ability of the Seller to perform its obligations hereunder or thereunder.

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(f) The Servicer is an approved servicer of residential mortgage loans for Fannie Mae and Freddie Mac, in good standing, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. No event has occurred, including but not limited to, a change in insurance coverage, which would make Servicer unable to comply with eligibility requirements of Fannie Mae or Freddie Mac.

(g) The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to, a change in insurance coverage, which would make the Seller unable to comply with eligibility requirements of HUD.

Section 3.3. Repurchase and Substitution

(a) It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of Mortgage Loans by each Seller to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Collateral File or Credit File.

(b) Upon discovery by a Seller (the “Breaching Seller”) or the Purchaser of a breach of any of the representations and warranties set forth in Sections 3.1 or 3.2 made by the Breaching Seller that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser in any Mortgage Loan sold by the Breaching Seller hereunder (or, in the case of the representations and warranties set forth in Section 3.2, the value of the Mortgage Loans or the interest of the Purchaser in the Mortgage Loans sold by the Breaching Seller hereunder), the party discovering such breach shall give prompt written notice to the other. The Breaching Seller shall either (A) cure in all material respects any such breach or defect within 90 days of the earlier of either discovery by or notice to the Breaching Seller of such breach or defect, or (B) in the case of a breach of a representation and warranty set forth in Section 3.1, repurchase the affected Mortgage Loan(s), and, in the case of a breach of a representation and warranty set forth in Section 3.2, repurchase either (1) all of the Mortgage Loans or (2) such of the Mortgage Loans selected by the Purchaser so that, after such repurchase, such breach or defect is cured in all material respects. Any such repurchase shall be at a price equal to the applicable Repurchase Price, shall occur on the next Monthly Remittance Date and shall be accomplished by deposit in the Account of the amount of the Repurchase Price pursuant to Section 2.4 of the Servicing Agreement. Notwithstanding the foregoing, if the Breaching Seller discovers or receives notice of any such breach or defect, and if the affected Mortgage Loan has not been subject to a Pass-Through Transfer, the Breaching Seller may remove any such Mortgage Loan (a “Deleted Mortgage Loan”), rather than repurchase any such Mortgage Loan as provided above, and substitute in its place a Qualified Substitute Mortgage Loan(s). If the Breaching Seller has no Qualified Substitute Mortgage Loan(s), then the Breaching Seller shall repurchase the Mortgage Loan or Mortgage Loans, as the case may be, in the manner provided in this Section 3.3(b).

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(c) For each of the Qualified Substitute Mortgage Loans substituted for a Deleted Mortgage Loan, the Breaching Seller shall deliver to the Custodian the documents specified in Section 2.2(a), with the Mortgage Note endorsed as required by Section 2.2(a) and, where applicable, original documents having evidence of recording thereon. The Breaching Seller shall also take such actions with respect to the documents pertaining to each such Qualified Substitute Mortgage Loan as are required to be taken pursuant to Section 2.2(d) with respect to the Mortgage Loans originally subject to this Agreement. For purposes of applying the requirements of Section 2.2(d) to any Qualified Substitute Mortgage Loan, references in such Section to the related Closing Date shall be deemed to be references to the applicable date of substitution of such Qualified Substitute Mortgage Loan. The Breaching Seller shall deposit in the Account the Monthly Payment due on each Qualified Substitute Mortgage Loan in the month following the date of such substitution (with the interest portion thereof adjusted to the applicable Net Rate), and the Monthly Payment due with respect to such Qualified Substitute Mortgage Loan in the month of substitution shall be retained by the Breaching Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Breaching Seller shall thereafter be entitled to retain all amounts subsequently received by the Breaching Seller in respect of such Deleted Mortgage Loan. The Breaching Seller shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan(s) and shall give written notice to the Purchaser that such substitution has taken place, which notice shall have attached thereto a copy of such amended Mortgage Loan Schedule in hard copy or “read-only” electronic format (as reasonably acceptable to such Breaching Seller and the Purchaser). Upon such substitution, each such Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Breaching Seller shall make and shall be deemed to have made, with respect to such Qualified Substitute Mortgage Loan(s), as of the date of substitution, the representations and warranties set forth in Sections 3.1 and 3.2 (and, for purposes of applying such representations and warranties to each such Qualified Substitute Mortgage Loan, references in such Sections to the related Closing Date shall be deemed to be references to such date of substitution of such Qualified Substitute Mortgage Loan).

(d) The Purchaser shall immediately take all steps necessary to effect the reconveyance of any repurchased Mortgage Loan or Deleted Mortgage Loan, including all documentation with respect thereto, to the Breaching Seller. The Breaching Seller shall pay all costs and expenses incurred in connection with the repurchase of any Mortgage Loan and the substitution for any Deleted Mortgage Loan. If, in accordance with Section 3.3(b), a Breaching Seller repurchases any MERS Loan or substitutes a Qualified Substitute Mortgage Loan for any MERS Loan, the Servicer shall be authorized to (i) cause the MERS® System to reflect such repurchase or substitution, as the case may be, or (ii) cause MERS to remove the repurchased or replaced Mortgage Loan from registration on the MERS® System and execute and deliver an Assignment of Mortgage to reflect the transfer of such Mortgage Loan to the Breaching Seller or its designee. The Breaching Seller shall bear any and all fees of MERS relating to the actions authorized under this Section 3.3(d).

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(e) For any month in which a Breaching Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, such Breaching Seller shall determine the amount, if any, by which the aggregate outstanding principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Unpaid Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Breaching Seller on the Monthly Remittance Date following the date of the substitution pursuant to Section 3.1 of the Servicing Agreement. Pursuant to Section 2.4 of the Servicing Agreement, the Breaching Seller shall deposit from its own funds (and without any right of reimbursement therefor) into the Account an amount equal to the amount of such shortfall.

(f) It is understood and agreed that the obligations of a Breaching Seller set forth in this Section 3.3 constitute the sole remedies available to the Purchaser respecting a breach of the representations and warranties by such Breaching Seller set forth in Section 3.1 and Section 3.2.

(g) Any cause of action against a Breaching Seller relating to or arising out of the breach of any representation and warranty made by such Breaching Seller in Sections 3.1 and 3.2 shall accrue as to any Mortgage Loan only upon (i) discovery of such breach by the Purchaser or notice thereof by such Breaching Seller to the Purchaser, (ii) failure by such Breaching Seller to cure such breach or repurchase or substitute a Qualified Substitute Mortgage Loan(s) for such Mortgage Loan as specified above and (iii) demand upon such Breaching Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

(h) In addition to the repurchase obligations set forth above in this Section 3.3, each Seller shall also be required to repurchase, in the manner provided in Section 3.3(b) but without any right of such Seller to cure, any Mortgage Loan sold by such Seller hereunder that is paid in full on or prior to the related Cut-off Date. Any such Mortgage Loan shall be repurchased by such Seller at the Repurchase Price.

(i) (A) Each Seller agrees to indemnify the Purchaser and hold it harmless from and against any and all losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses resulting from the defense of any claim against the Purchaser by a third party in any way related to any act or omission on the part of such Seller or any other person or entity in the origination, processing or funding of any Mortgage Loan prior to the related Closing Date, provided that such act or omission constitutes a breach of such Seller’s representations, warranties, or covenants under this Agreement. Notwithstanding anything to the contrary in this Agreement, in no event shall any Seller have any liability for any indirect, special or consequential damages, losses, costs or expenses incurred by the Purchaser.

(B) The related Seller or the Purchaser, as applicable, shall promptly provide notice to the Purchaser or the related Seller, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans. The applicable Seller shall assume (with counsel reasonably satisfactory to the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any final judgment or decree that may be entered against it or the Purchaser in respect of such claim and from which such Seller may not appeal or otherwise further contest. The related Seller’s failure to so notify the Purchaser shall not limit its obligations hereunder, and the Purchaser’s failure to notify the related Seller shall not relieve such Seller from any liability that such Seller may have to the Purchaser otherwise than on account of this indemnity. Each Seller agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser (which consent shall not be unreasonably withheld or delayed) unless such settlement includes an unconditional release of the Purchaser from all liabilities that is the subject matter of such claim. In addition to the obligations of each Seller set forth in this section, the Purchaser may, subject to the limitation set forth in Section 3.3(f) with respect to the breach of a representation and warranty, pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The provisions of this Section 3.3(i) shall survive termination of this Agreement.

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ARTICLE 4.

COVENANTS

Section 4.1. Cooperation

Each of the Sellers and the Purchaser shall cooperate fully with each other and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

Section 4.2. Representations, Warranties, Covenants and Indemnities

Each representation, warranty, covenant and indemnity made by a Seller in this Agreement as of each Closing Date shall survive the execution of this Agreement and the expiration or termination of this Agreement.

Section 4.3. Delivery of Documents

On the dates specified herein, each party shall deliver to the appropriate persons specified herein all documents and instruments provided for hereunder.

Section 4.4. Consents and Approvals

Each Seller shall obtain, at its sole cost and expense, prior to each Closing Date, all consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby.  All such consents shall be obtained without any cost or expense to the Purchaser and shall be obtained without any modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any provisions or conditions on the Purchaser.

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Section 4.5. Confidentiality

(a) Each party understands that certain information that has been furnished and shall be furnished in connection with the transactions contemplated under this Agreement is confidential and proprietary, and each party agrees that, with respect to such information that is marked or identified as confidential or proprietary, or required by applicable law (including, without limitation, the Gramm-Leach-Bliley Act and the regulations promulgated thereunder) to be kept confidential, such party shall maintain the confidentiality of such information and shall not, without the written consent of the party furnishing such information, disclose it to third parties or use it except in connection with the transactions contemplated by this Agreement, as permitted by applicable law or as permitted in Section 4.5(b) below. The parties agree that the following items, except as provided in Section 4.5(b) below, shall be deemed confidential for purposes of this Section 4.5: (a) each completed Term Sheet and (b) each Commitment Letter. The parties agree that the following items shall not be deemed confidential for purposes of this Section 4.5, unless otherwise required by applicable law: (i) this Agreement (except as provided above), (ii) each Mortgage Loan Schedule, (iii) the underwriting guidelines of each Seller, (iv) information generally known in the industry concerning a party, (v) information disclosed to the receiving party by a third party and (vi) information that is required to be disclosed by law, or regulatory or judicial process.

(b) Notwithstanding any other provision of this Agreement (including the confidentiality provision in Section 4.5(a)), each Seller, the Purchaser and the Servicer (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the “tax treatment” and “tax structure” (as those terms are defined in Treasury Regulations Section 1.6011-4(c)) of all transactions covered by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

Section 4.6. Servicing

Each of Washington Mutual Bank and Washington Mutual Bank fsb, for purposes of the servicing of all Mortgage Loans sold by it hereunder, hereby appoints Washington Mutual Bank, FA as its agent and subservicer for purposes of acting as Servicer and servicing such Mortgage Loans on behalf of the Purchaser pursuant to the Servicing Agreement. Each of the Sellers shall cause the Servicing Agreement to be executed by the Servicer on or before the Initial Closing Date.

ARTICLE 5.

CONDITIONS TO PURCHASE

The obligations of the Purchaser to purchase any Mortgage Loans on any Closing Date are subject to the satisfaction, as applicable, prior to or on the Initial Closing Date and on such Closing Date (or on such other date as expressly provided for herein) of the following conditions, any of which may be waived in writing by Purchaser:

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Section 5.1. Effective Date and Closing Date Documents

On the Effective Date, the Purchaser shall have received the Effective Date Documents duly executed by all signatories thereto. At each subsequent Closing Date, the Purchaser and the applicable Sellers each shall furnish to the other a fully executed counterpart of the Term Sheet.

Section 5.2. Correctness of Representations and Warranties

All of the representations and warranties of the applicable Seller or Sellers under this Agreement shall be true and correct as of such Closing Date (except as otherwise expressly provided for herein), and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

Section 5.3. Compliance With Conditions

All other terms and conditions of this Agreement to be performed by the applicable Seller or Sellers on or prior to such Closing Date (or such other date as expressly provided for herein) shall have been duly complied with and performed in all respects.

ARTICLE 6.

PASS-THROUGH AND WHOLE LOAN TRANSFERS

Section 6.1. Pass-Through Transfers or Whole-Loan Transfers

(a) Upon 15 days’ prior written notice of intent to the applicable Seller(s) and the Servicer, the Purchaser may, at its sole option, effect one or more Whole Loan Transfers or Pass-Through Transfers with respect to some or all of the Mortgage Loans in a Loan Pool purchased on any Closing Date, retaining the Servicer as the servicer or subservicer if a Master Servicer is employed as provided in Section 6.2; provided, however, that neither the Purchaser nor any of its permitted assignees may effect a Whole Loan Transfer or a Pass-Through Transfer with respect to Mortgage Loans in any Loan Pool if as a result: (i) more than three investors would own Mortgage Loans in such Loan Pool at any one time (unless otherwise stated in the related Commitment Letter), (ii) any single investor would own Mortgage Loans from such Loan Pool having an aggregate Unpaid Principal Balance immediately after such Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000, (iii) the applicable Seller(s) and the Servicer are not provided with initial drafts of all documents for which such Sellers and Servicer are requested to become a party in connection with such Whole Loan Transfer or Pass-Through Transfer at least 10 days prior to the related settlement date (the “Subsequent Transfer Settlement Date”), (iv) a final list of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer is not provided to the Servicer at least 2 Business Days prior to the related Subsequent Transfer Settlement Date, (v) any Mortgage Loan is subject to more than one Whole Loan Transfer or Pass-Through Transfer in any given Due Period, or (vi) the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-off Date.

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(b) Purchaser shall reimburse each Seller for all reasonable out-of-pocket expenses, including attorneys’ fees, incurred by such Seller in connection with each Whole Loan Transfer or Pass-Through Transfer.

(c) In connection with each Whole Loan Transfer or Pass-Through Transfer permitted under this Section 6.1, each of the Sellers, as applicable, shall:

(i) provide the Purchaser with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer or Pass-Through Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and

(ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein.

(d) With respect to any Whole Loan Transfer or Pass-Through Transfer permitted under this Section 6.1 in which a prospectus, prospectus supplement or other disclosure document (a “Disclosure Document”) is prepared in connection therewith, and in which a substantial portion of the mortgage loans in the related transaction consist of Mortgage Loans, each of the Sellers, as applicable, shall:

(i) provide for inclusion as part of such Disclosure Document (A) the regulatory status of such Seller and its affiliates, (B) an update of the characteristics set forth on the Mortgage Loan Schedule for the applicable Mortgage Loans sold by such Seller, (C) the origination and underwriting criteria related to the applicable Mortgage Loans sold by such Seller and (D) delinquency and foreclosure information of the type typically provided by such Seller in connection with mortgage loans originated by such Seller and securitized by third parties (the information referred to in this sentence, in the form provided to Purchaser, being “Seller’s Information”); and

(ii) execute and deliver an Indemnification Agreement in substantially the form attached hereto as Exhibit C.

(e) With respect to any Pass-Through Transfer permitted under this Section 6.1 in which all or substantially all of the mortgage loans in the related transaction consist of Mortgage Loans, each of the applicable Sellers shall:

(i) execute and deliver a pooling and servicing agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Servicing Agreement and that are customary for public, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such Pass-Through Transfer, provided, that (A) any servicing reporting requirements must be consistent with the standard practices of Washington Mutual Bank, FA and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Servicing Agreement;

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(ii) provide Purchaser with opinions of counsel as to such Seller’s corporate authority and the enforceability of the pooling and servicing agreement against such Seller, audit letters addressing the delinquency and foreclosure statistics of Washington Mutual Bank, FA and certificates from public officials, each as such Seller shall reasonably determine to be necessary to effect such Pass-Through Transfer; and

(iii) upon the reasonable request of the Purchaser, execute and deliver a reconstituted sale agreement pursuant to which such Seller shall make the representations and warranties set forth on Exhibit D with respect to the applicable Mortgage Loans, effective as of the date of such reconstituted sale agreement, provided that (A) the related Mortgage Loans have been transferred by the Purchaser to a third party within six months of the related Closing Date, (B) the representations and warranties made in such reconstituted sale agreement shall supercede and replace all representations and warranties made in Section 3.1 hereof with respect to such Mortgage Loans and (C) in no event shall any Seller be obligated to make any representation or warranty regarding any Mortgage Loan that is untrue.

(f) In connection with each Pass-Through Transfer, each of the Sellers, as applicable, shall provide Seller’s Information (as described in paragraph (d)(i) of this Section) and shall, severally and not jointly, (i) indemnify and hold harmless the Purchaser and each Person, if any, who “controls” the Purchaser within the meaning of the Securities Act of 1933, as amended (an “Indemnified Party”), against any losses, claims, damages or liabilities resulting from the defense of any claim against such Indemnified Party by a third party, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in Seller’s Information provided by such Seller and included in a Disclosure Document, and (ii) reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary in this paragraph (f), in no event shall any Seller have any liability for any indirect, special or consequential damages, losses, costs or expenses incurred by an Indemnified Party.

(g) With respect to any Whole Loan Transfer or Pass-Through Transfer in which a Disclosure Document is prepared in connection therewith, the Purchaser shall:

(i) provide each Seller with all drafts of the Seller’s Information when produced and revise the Seller’s Information in accordance with such Seller’s comments to correct any information therein at the Purchaser’s cost; and

(ii) (A) indemnify and hold harmless each of the Sellers against any losses, claims, damages or liabilities to which such Seller may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in such Disclosure Document (other than an untrue statement of material fact contained in the Seller’s Information), or (y) arise out of or are based upon the omission to state in such Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute Seller’s Information) and (B) reimburse each Seller for any legal or other expenses reasonably incurred by such Seller in connection with investigating or defending any such loss, claim, damage, liability or action.

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Section 6.2. Designation of a Master Servicer

Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Servicing Agreement, the Purchaser shall have the right, in its sole discretion, upon 30 days’ prior written notice to the Sellers, to appoint and designate a master servicer (the “Master Servicer”), as master servicer of any Mortgage Loans. Upon such appointment, the Sellers shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Purchaser” hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement, and the Sellers shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and the Sellers shall have the right to rely on all such waivers and consents. The Master Servicer shall be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser’s designee hereunder, and such amendments or modifications shall be binding upon the Purchaser as if the Purchaser had executed and delivered the same. Each of the Sellers acknowledges that the Purchaser has provided notice that it will appoint and designate Aurora Loan Services, Inc. as Master Servicer of any Mortgage Loans. The written notice required pursuant to this Section 6.2 is deemed to have been satisfied with respect to the appointment of Aurora Loan Services, Inc.

ARTICLE 7.

MISCELLANEOUS PROVISIONS

Section 7.1. Amendment

This Agreement may be amended from time to time by the Sellers and the Purchaser solely by written agreement signed by the Sellers and the Purchaser.

Section 7.2. Recordation of Agreement

(a) To the extent necessary under applicable law to protect the interests of the Purchaser, this Agreement or a memorandum thereof is subject to recordation in all appropriate public offices for real property records in all the counties and other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Sellers at the Purchaser’s expense upon direction of the Purchaser.

(b) Each Seller agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including without limitation the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions as may be reasonably requested by the Purchaser.

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Section 7.3. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

Section 7.4. General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 7.5. Reproduction of Documents

This Agreement and all documents relating hereto, including (i) consents, waivers, and modifications which may hereafter be executed, (ii) the Effective Date Documents, all Commitment Letters, Term Sheets and Mortgage Loan Schedules and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

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Section 7.6. Notices

All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered, sent by facsimile, mailed by registered mail, postage prepaid or delivered by a nationally recognized overnight courier, to

(i) in the case of the Sellers:

Washington Mutual Bank, FA
Washington Mutual Bank fsb
Washington Mutual Bank
1201 Third Avenue, WMT0511
Seattle, Washington 98101
Attention: General Counsel
Telephone: (206) 461-8890
Facsimile: (206) 461-5739

(ii) in the case of the Servicer:

Washington Mutual Bank, FA
19850 Plummer St. (Mail Stop N070205)
Chatsworth, CA 91311
Attention: Vice President of Investor Reporting
Telephone: (818) 775-2278
Facsimile: (818) 775-2819

or such other address as may hereafter be furnished to the Purchaser in writing by a Seller or the Servicer, and

(iii) in the case of the Purchaser:

Lehman Brothers Bank, FSB
745 Seventh Avenue
New York, NY 10019
Attention: Brian Head
Telephone: (212) 526-5827
Facsimile: (212) 520-0886

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or such other address as may hereafter be furnished to each of the Sellers and the Servicer in writing by the Purchaser.

Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means if the parties hereto agree to such alternative means in writing.

Section 7.7. Severability of Provisions

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 7.8. Exhibits

The exhibits to this Agreement and each of the Commitment Letters are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 7.9. Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Sellers and the Purchaser. Notwithstanding the foregoing, (a) none of the Sellers shall assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed and (b) the Purchaser may not assign its rights and obligations under this Agreement except (i) as provided in Article 6, or (ii) with the prior written consent of the applicable Seller or Sellers, which consent shall not be unreasonably withheld or delayed (in which case all references to the Purchaser herein shall be deemed to include such assignee or designee).

Section 7.10. Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

34

Section 7.11. Other Agreements Superseded; Entire Agreement

This Agreement supersedes all prior agreements and understandings (other than any Commitment Letter delivered prior to the date hereof) relating to the subject matter hereof. This Agreement, together with all Commitment Letters and Term Sheets delivered or entered into pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof. If any provision of the Term Sheet conflicts with any provision of the Agreement, the Term Sheet shall control. If any provision of this Agreement conflicts with any provision of any Commitment Letter, the provisions of this Agreement shall control.

Section 7.12. Survival

The representations, warranties, indemnities, covenants and agreements of the parties provided in this Agreement and the parties’ obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement.

Section 7.13. Intention of the Parties

It is the intention of the parties that the Purchaser is purchasing, and each Seller is selling Mortgage Loans and not a debt instrument of such Seller or other security. Accordingly, the parties hereto each intend to treat each of the transactions hereunder for federal income tax purposes as a sale by each Seller, as applicable, and a purchase by the Purchaser, of Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Credit Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans, and the applicable Seller or Sellers shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.14. Nonsolicitation

Each Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude such Seller or any of its affiliates from (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans) (d) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts a Seller to request the refinancing of the related Mortgage Loan, or (e) engaging in any action to solicit the refinancing of any Mortgage Loan to the extent such action would be permitted under the Fannie Mae Selling Guide or the Fannie Mae Servicing Guide.

35

Section 7.15. Costs

Except as otherwise provided in Section 2.2(b), each Seller shall pay all costs, fees and expenses incurred in connection with the transfer and delivery of the Mortgage Loans sold by such Seller under this Agreement for Seller’s accountants, attorneys and other service providers.

Section 7.16.  Obligations of the Sellers

The obligations and liability of each of the Sellers under this Agreement are several, and no Seller shall be responsible for the obligations of any other Seller under this Agreement. Each representation, warranty, indemnity and covenant made by one Seller under the Agreement is made by, or on behalf of, and with respect to, that Seller only and not any other Seller.

Section 7.17. Attorneys’ Fees

If any party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees from the non-prevailing party (or parties), including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

[signatures follow]

36

TO WITNESS THIS, the Sellers and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase and Sale Agreement by their duly authorized respective officers as of the day and year first above written.

WASHINGTON MUTUAL BANK, FA a federally chartered savings association

By:
Name: Megan Davidson
Title: Senior Vice President

WASHINGTON MUTUAL BANK fsb a federal savings bank

By:
Name: Megan Davidson
Title: Senior Vice President

WASHINGTON MUTUAL BANK a Washington state chartered stock savings bank

By:
Name: Megan Davidson
Title: Senior Vice President

LEHMAN BROTHERS BANK, FSB a federal savings bank

By:

Name:

Title:

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Washington Mutual Bank, FA.

[Print Name] ________________________
NOTARY PUBLIC in and for the State of Washington, residing at ______________________
My commission expires _______________________

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Washington Mutual Bank fsb.

[Print Name] ________________________
NOTARY PUBLIC in and for the State of Washington, residing at ______________________
My commission expires _______________________

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Washington Mutual Bank.

[Print Name] ________________________
NOTARY PUBLIC in and for the State of Washington, residing at ______________________
My commission expires _______________________

STATE OF WASHINGTON _____________	)
) ss.
COUNTY OF KING ___________________	)

This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Lehman Brothers Bank, FSB.

[Print Name] ________________________
NOTARY PUBLIC in and for the State of ____________, residing at ______________________
My commission expires _______________________

EXHIBIT A-1

CONTENTS OF COLLATERAL FILE

With respect to each Mortgage Loan, unless otherwise agreed by the applicable Seller and the Purchaser, the Collateral File shall include each of the following items:

A. With respect to each Mortgage Loan (other than a Cooperative Loan):

1.
(i) The original Mortgage Note, endorsed (on the Mortgage Note or an allonge attached thereto) “Pay to the order of _______________________, without recourse,” (or as otherwise specified in the related Commitment Letter), and signed by facsimile signature in the name of such Seller by an authorized officer, with all intervening endorsements showing a complete, valid and proper chain of title from the originator of such Mortgage Loan to such Seller;

(ii) or a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, together with a copy of the Mortgage Note.

2.
The original Mortgage, with evidence of recording thereon (and in the case of a MOM Loan, with evidence of the MIN), or if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

3.
Unless such Mortgage Loan is a MERS Loan, the original Assignment of Mortgage, from the Seller signed by original signature of an authorized officer, in blank (or as otherwise specified in the related Commitment Letter), which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).

4.
Unless such Mortgage Loan is a MOM Loan, originals of all intervening Assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller (or in the case of a MERS Loan other than a MOM Loan showing a complete chain of title from the originator to MERS), or if any such original intervening Assignment of Mortgage is permanently retained by the applicable recording office, or if such original Assignment of Mortgage has been lost, a photocopy of each such original, certified by the applicable public recording office to be a true and complete copy of the original.

A-1-1

5.
Originals of all assumption and modification agreements, if any, unless such originals are unavailable (in which event such Seller shall deliver to the Custodian a photocopy of each such original, certified by the Seller to be a true and complete copy of the original).

B. With respect to each Cooperative Loan, as applicable, copies of (1) the proprietary lease; (2) the security agreement; (3) the assignment of the proprietary lease, with all intervening assignments showing a complete chain of title and an assignment thereof by the applicable Seller; (4) the original stock certificate evidencing the ownership of the Cooperative Apartment, endorsed or accompanied by a stock power relating to such stock certificate executed in blank; (5) a recognition agreement in form approved by the applicable Seller’s underwriting guidelines, in substantially the same form as the standard “AZTECH” form; (6) copies of the financing statement filed by the applicable Seller as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the applicable Seller in a form sufficient for filing; and (7) such other documents as are necessary for the perfection of a lien against the related Coop Ownership Interests under applicable law.

A-1-2

EXHIBIT A-2

CONTENTS OF CREDIT FILE

With respect to each Mortgage Loan, unless otherwise agreed by the applicable Seller and the Purchaser, the Credit File shall include each of the following items:

1.	Copy of survey of the Mortgaged Property, if available.

2.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy (i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

3.
Evidence of a hazard insurance policy and, if required by law, a flood insurance policy, with extended coverage of the hazard insurance policy. (Note: Evidence shall be maintained by the applicable Seller in electronic form. The applicable Seller shall produce a paper copy of such evidence upon request by the Purchaser.)

4.	Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

5.	Residential loan application.

6.	Verification of employment and income (if required pursuant to the Seller’s underwriting criteria).

7.	Verification of acceptable evidence of source and amount of down payment (to the extent required under the Seller’s underwriting guidelines).

8.	Credit report on the Mortgagor.

9.	Residential appraisal report.

10.	Photograph of the property.

11.	Executed disclosure statement.

12.
Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination, and all other papers and records developed or originated by the applicable Seller or others required to document the Mortgage Loan or to service the Mortgage Loan.

A-2-1

13.	A certified copy or an imaged copy on CD ROM of the policy of title insurance, including any endorsements thereto.

14.	A certified copy or an imaged copy on CD ROM of the executed Power of Attorney, if any.

15.	A certified copy or an imaged copy on CD ROM of the original Primary Mortgage Insurance Policy, if any.

16.	A copy of the tax service contract, if available.

17.	A copy of the sales contract, if available.

A-2-2

EXHIBIT B

TERM SHEET

(Washington Mutual—Lehman Brothers)

This Term Sheet (the “Term Sheet”) is dated _____, by ____________________ [INSERT one or more of the following parties: WASHINGTON MUTUAL BANK, FA, a savings association organized under the laws of the United States, WASHINGTON MUTUAL BANK fsb, a savings bank organized under the laws of the United States and WASHINGTON MUTUAL BANK, a Washington state chartered stock savings bank], as sellers (each, a “Seller” and, collectively, the “Sellers”) and LEHMAN BROTHERS BANK, FSB, a federal savings bank (the “Purchaser”).

This Term Sheet is made pursuant to the terms and conditions of the Mortgage Loan Purchase and Sale Agreement (the “Agreement”), dated as of September 1, 2003, among Sellers and the Purchaser, the provisions of which are incorporated here, as such terms may be modified or supplemented here. All capitalized terms shall have the meanings ascribed to them in the Agreement, unless otherwise defined here.

The Purchaser hereby purchases from Sellers and each Seller hereby sells to the Purchaser, severally and not jointly, all of Seller’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule attached hereto as Schedule I, in accordance with the terms of the Agreement, as such terms may be supplemented or modified by this Term Sheet. From this date forward, Washington Mutual Bank, FA, shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans in accordance with the terms of the Servicing Agreement, dated as of September 1, 2003, between Washington Mutual Bank, FA, as servicer, and Purchaser.

1. DEFINITIONS

For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance (as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average Mortgage Loan Net Rate:

Mortgage Loan Type:

Purchase Price Percentage:

Servicing Fee Rate:

2. Additional Closing Conditions:

a. The Purchaser or any of its permitted assignees shall not effect a Whole Loan Transfer or a Pass-Through Transfer unless the following conditions are met: (i) the maximum number of investors that own the Mortgage Loans at any one time is three, (ii) no single investor owns Mortgage Loans having an aggregate Unpaid Principal Balance immediately after such Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000, (iii) the applicable Seller(s) and the Servicer are provided with initial drafts of all documents for which such Sellers and Servicer are requested to become a party in connection with such Whole Loan Transfer or Pass-Through Transfer at least 10 days prior to the Subsequent Transfer Settlement Date, (iv) a final list of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer is provided to the Servicer at least 2 Business Days prior to the related Subsequent Transfer Settlement Date, (v) no Mortgage Loan is subject to more than one Whole Loan Transfer or Pass-Through Transfer in any given Due Period and (vi) the Subsequent Transfer Settlement Date occurs after the related Servicing Cut-off Date.

b. In addition to the foregoing and to the conditions specified in the Agreement, the obligation of each of the Sellers and the Purchaser is subject to the fulfillment, on or prior to the relevant Closing Date, of the following additional conditions:

[None].

3. Additional Loan Documents:

a. In addition to the contents of the Collateral File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:

[None].

4. [Additional] [Modification of] Representations and Warranties:

a. In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the applicable Seller makes the following additional representations and warranties with respect to each of the Mortgage Loans to be sold by such Seller on the Closing Date:

[No Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by a Mortgaged Property located in the State of Georgia is a “home loan” as defined in the Georgia Fair Lending Act (HB 1361).]

[None].

b. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date or with respect to each of the Sellers, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Agreement shall be modified to read as follows:

[No change].

c. Except as modified here, Sections 3.1 and 3.2 of the Agreement remain in full force and effect as of the date of this Term Sheet.

5. Tax Treatment and Tax Structure

Notwithstanding any other provision of this Term Sheet or the Agreement (including any confidentiality provision) or the terms of any confidentiality provisions in any other agreements between the parties relevant to the Mortgage Loans, each Seller, the Purchaser and the Servicer (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, (i) the “tax treatment” and “tax structure” (as those terms are defined in Treasury Regulations Section 1.6011-4(c)) of all transactions covered by this Term Sheet, the Agreement or any other agreements between the parties relevant to the Mortgage Loans and (ii) all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

[signatures follow]

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

WASHINGTON MUTUAL BANK, FA a federally chartered savings association

By:

Name:

Title:

WASHINGTON MUTUAL BANK fsb a federal savings bank

By:

Name:

Title:

WASHINGTON MUTUAL BANK a Washington state chartered stock savings bank

By:

Name:

Title:

LEHMAN BROTHERS BANK, FSB a federal savings bank

By:

Name:

Title:

SCHEDULE I TO TERM SHEET

MORTGAGE LOAN SCHEDULE *

* To be attached as diskette in “read-only” format.

i

EXHIBIT C

FORM OF INDEMNIFICATION AGREEMENT

[Date]

[Purchaser Name]
[Purchaser Address]
[Purchaser Address]

Re: [Name of Securities]

Ladies and Gentlemen:

The following terms shall have the meanings indicated:

“Act” shall mean The Securities Act of 1933, as amended.

“Claims” shall mean losses, third-party claims, damages, joint or several liabilities or expenses (including the reasonable cost of investigating and defending against any third-party claims including related counsel fees, except as otherwise provided herein).

“Controlling Person” shall mean the officers and directors, and each person, if any, who controls a party to this letter agreement within the meaning of Section 15 of the Act.

“Indemnified Party” shall mean a party to this letter agreement (in its own right and on behalf of its related Controlling Persons) entitled to an indemnification under the terms of this letter agreement.

“Indemnifying Party” shall mean a party to this letter agreement obligated to indemnify an Indemnified Party under the terms of this letter agreement.

“Prospectus Supplement” shall mean the prospectus supplement dated on or about ____________, 200_ under the Act related to the securities described in the subject line of this letter agreement.

“Seller” shall mean, as the context requires, any of Washington Mutual Bank, FA, Washington Mutual Bank fsb and/or Washington Mutual Bank.

“Seller Information” shall mean the information contained on Exhibit A attached hereto.

Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated as of ____________, 200_ (the “Pooling and Servicing Agreement”), among ______________, as depositor, ________________, as trustee, ____________________, as a seller, and ________________, as a seller and servicer.

Each of the Sellers, severally and not jointly, represents and warrants that the Seller Information related to such Seller does not (1) contain any untrue statement of a material fact or (2) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In the event of a breach of the foregoing representation and warranty, each Seller agrees to indemnify and hold harmless each addressee of this letter agreement and each of its related Controlling Persons against any Claim that may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the Prospectus Supplement, to the limited extent of the Seller Information related to such Seller contained therein, (1) contains an untrue statement of a material fact, or (2) omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Each addressee of this letter agreement represents and warrants that the Prospectus Supplement, exclusive of the Seller Information, does not (1) contain any untrue statement of a material fact or (2) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In the event of a breach of the foregoing representation and warranty, each addressee of this letter agreement agrees to indemnify and hold harmless each of the Sellers and each of its respective Controlling Persons, against any Claim that may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the statements made in the Prospectus Supplement (exclusive of the Seller Information) (1) contain any untrue statement of a material fact or (2) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

With respect to each claim for indemnification made hereunder, the Indemnified Party shall notify the Indemnifying Party in writing, giving notice of the nature of the claim, within a reasonable time after service of a summons or other first legal process that shall have been served upon such Indemnified Party, but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party (i) on account of the indemnity contained in this letter agreement, except to the extent that the Indemnifying Party has been materially prejudiced by such failure, or (ii) otherwise than on account of the indemnity contained in this letter agreement.

The Indemnifying Party will be entitled to participate at its own expense in the defense or, if the Indemnifying Party so elects, to assume the defense of any suit brought to enforce any such liability, but if the Indemnifying Party elects to assume the defense, such defense shall be conducted by counsel reasonably satisfactory to the Indemnified Party. In the event the Indemnifying Party elects to assume the defense of any such suit and retain such counsel, the Indemnified Party or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless: (1) the Indemnifying Party shall have agreed to the retention of such counsel at the expense of the Indemnifying Party; or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party reasonably determines that representation of both by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (separate from its own counsel) for the Indemnified Party.

The Indemnified Party shall not be liable to indemnify any person for any settlement of any claim effected without the Indemnified Party’s consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of an Indemnified Party, which consent will not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity is or could have been sought hereunder by such Indemnified Party.

If the indemnification provided for in this letter is insufficient or unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate equally to reflect (1) the relative fault and benefits of (a) the Indemnifying Party on the one hand and (b) the Indemnified Party on the other hand, as well as (2) any other relevant equitable considerations.

The Controlling Person of any Indemnified Party shall be an intended third-party beneficiary of this letter agreement; provided, however, that any Controlling Person shall appoint its related Indemnified Party as its exclusive agent for, on behalf of, and in the name of such Controlling Person, to exercise any and all rights of such Controlling Person under this letter agreement, without prejudice to the right of any Controlling Party to retain additional counsel at its own expense, as provided in this letter agreement. In no event, however, will an Indemnifying Party be required to bear the expense of such additional counsel on the grounds that representation of both the Indemnified Party and its related Controlling Person by the same counsel would be inappropriate due to actual or potential differing interests between them.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

Please signify your acceptance of this letter agreement by signing below and returning to the undersigned. This letter agreement shall be effective as of the date first stated above upon delivery of written acceptance by all parties hereto.

Very truly yours, WASHINGTON MUTUAL BANK, FA a federally chartered savings association

By:

Name:

Title:

WASHINGTON MUTUAL BANK fsb a federal savings bank

By:

Name:

Title:

WASHINGTON MUTUAL BANK a Washington state chartered stock savings bank

By:

Name:

Title:

AGREED AND ACCEPTED LEHMAN BROTHERS BANK, FSB a federal savings bank

By:

Name:

Title:

Exhibit A

WASHINGTON MUTUAL BANK, FA

Washington Mutual Bank, FA (“WMBFA”), is a federally chartered savings association. WMBFA’s principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. The primary mortgage loan servicing office of WMBFA is located at 19850 Plummer Street, Chatsworth, California 91311. Its telephone number is (818) 775-2278. WMBFA is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the FDIC, primarily through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBFA.

WASHINGTON MUTUAL BANK fsb

Washington Mutual Bank fsb (“WMBfsb”) is a federally chartered savings bank. WMBfsb’s principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. WMBfsb is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the FDIC through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBfsb.

WASHINGTON MUTUAL BANK

Washington Mutual Bank (“WMB”) is a savings bank chartered under the laws of the State of Washington. WMB’s principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. WMB is subject to regulation and supervision by the Director of Financial Institutions of the State of Washington. As a state savings bank, WMB is also subject to examination and regulation by the FDIC.

NONACCRUAL LOAN STATISTICS

[to be attached]

ORIGINATION AND UNDERWRITING CRITERIA

[to be attached]

MORTGAGE LOAN SCHEDULE

[to be attached as diskette in “read-only” format]

EXHIBIT D

REPRESENTATIONS AND WARRANTIES

Each Company hereby, severally and not jointly, represents and warrants to and covenants to and agrees with the Assignor and the Assignee that, as to each Mortgage Loan sold by such Company to the Assignor, as of the date hereof:

1.1 The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A is true and correct in all material respects.

1.2 The related Mortgage is a valid and enforceable (subject to Section 1.12) first lien on the related Mortgaged Property, subject only to (a) liens for current real property taxes and special assessments; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the Mortgage Loan; (c) exceptions set forth in the title insurance policy relating to such Mortgage, such exceptions being acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage.

1.3 All Monthly Payments due on such Mortgage Loan have been made and such Mortgage Loan has not been delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days.

1.4 There is no offset, defense or counterclaim to the related Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal or interest on such Mortgage Note.

1.5 The related Mortgaged Property is free of damage and in good repair, ordinary wear and tear excepted.

1.6 Such Mortgage Loan at the time it was made complied with all applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws.

1.7 Such Mortgage Loan was originated by a savings association, savings bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or a mortgagee approved by HUD.

1.8 Such Mortgage Loan is covered by an ALTA form of mortgagee title insurance policy or other form of policy of insurance which has been issued by, and is the valid and binding obligation of, a title insurer which, as of the origination date of such Mortgage Loan, was qualified to do business in the state in which the related Mortgaged Property is located. Such policy insures the originator of the Mortgage Loan, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject to the exceptions set forth in such policy. Such policy is in full force and effect and will inure to the benefit of the Assignee upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such policy, and the applicable Company, has not done, by act or omission, anything that would impair the coverage of such policy.

D-1

1.9 If such Mortgage Loan had a Loan-to-Value Ratio in excess of 80% at the time of origination, such Mortgage Loan was covered by a Primary Mortgage Insurance Policy that remains in full force and effect.

1.10  The related Mortgage (exclusive of any riders thereto) was documented by appropriate Fannie Mae/Freddie Mac mortgage instruments in effect at the time of origination, or other instruments approved by the applicable Company.

1.11  The related Mortgaged Property securing the Mortgage is improved with a one- to four-family dwelling unit, including units in a duplex, triplex, fourplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development.

1.12  The related Mortgage and the related Mortgage Note are the legal, valid and binding obligations of the maker thereof and are enforceable in accordance with their respective terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors’ rights generally and principles of equity.

1.13  Prior to origination or refinancing, an appraisal of the related Mortgaged Property was made by an appraiser who met the requirements of the applicable Company.

1.14  Such Mortgage Loan has been underwritten substantially in accordance with the underwriting guidelines of the applicable Company.

1.15  The applicable Company used no adverse selection procedures in selecting such Mortgage Loan from among the outstanding mortgage loans in such Company’s portfolio on the date of transfer to the Assignor and as to which the representations and warranties set forth herein could be made.

1.16  Immediately upon the transfer contemplated by the Purchase Agreement, the Assignor had good title to, and was the sole legal owner of, such Mortgage Loan, free and clear of any encumbrance or lien.

1.17  There is no late assessment for delinquent taxes outstanding against the related Mortgaged Property.

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EXHIBIT E

INFORMATION TO BE SET FORTH IN THE MORTGAGE LOAN SCHEDULE

(1)	the Seller's name and the Seller’s Mortgage Loan identifying number;

(2)	the Mortgagor's name or co-mortgagor’s name;

(3)	the street address of the Mortgaged Property including the city, state, county, and the zip code;

(4)	a code indicating whether the loan was originated through a correspondent, retail, or wholesale channel;

(5)	a code indicating whether the Mortgage Loan is a balloon Mortgage Loan;

(6)	a code indicating whether the Mortgage Loan is a Fixed Rate Mortgage Loan or an ARM Loan;

(7)	a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a townhouse or a unit in a high-rise or low-rise condominium project;

(8)	the number of units for all Mortgaged Properties;

(9)
the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(10)	a code indicating the lien status of the Mortgage Loan;

(11)	the Loan-to-Value Ratio at origination;

(12)	the Appraised Value and purchase price, if applicable, of the Mortgaged Property;

(13)	the Mortgage Interest Rate at the time of origination;

(14)	the Mortgage Interest Rate as of the related Cut-off Date;

(15)	the application date of the Mortgage Loan;

(16)	the commitment date;

(17)	the origination date of the Mortgage Loan;

(18)	the first payment Due Date of the Mortgage Loan;

(19)	the stated maturity date of the Mortgage Loan;

(20)	the amount of the Monthly Payment, including principal and interest, as of the related Cut-off Date;

(21)	the amount of the Monthly Payment, including principal and interest, at the time of origination;

(22)	the next due date of the Mortgage Loan;

(23)	a twelve month history for the Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months;

(24)	a code indicating the payment status of the loan (i.e. bankruptcy, foreclosure, REO);

(25)	the original principal amount of the Mortgage Loan;

(26)	the actual principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal actually collected on or before such Cut-off Date;

(27)	the scheduled principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before such Cut-off Date;

(28)	the Mortgage Loan purpose type;

(29)	the occupancy status of the Mortgaged Property at the time of origination;

(30)	the Indices and Monthly Payment and Mortgage Interest Rate adjustment frequencies;

(31)	the initial Interest Rate Adjustment Date;

(32)	the initial Monthly Payment adjustment date;

(33)	the next Interest Rate Adjustment Date;

(34)	the next Monthly Payment adjustment date;

(35)	the Gross Margin;

(36)	the Minimum Mortgage Interest Rate;

(37)	the Maximum Mortgage Interest Rate;

(38)	the Initial Mortgage Interest Rate Cap;

(39)	the Interest Rate Decrease Maximum and Interest Rate Decrease Minimum at all subsequent Interest Rate Adjustment Dates;

(40)	the rounding provisions under the terms of the Mortgage Note;

(41)	the lookback provisions (#of days) under the terms of the Mortgage Note;

(42)	the Mortgagor’s FICO score;

(43)	a code indicating the mortgage insurance provider and percent of coverage, if applicable;

(44)	the mortgage insurance certificate number; a code indicating the method of payment for mortgage insurance premiums and cost (Lender Paid MI), if applicable;

(45)	the loan documentation type;

(46)	the back-end debt to income ratio;

(47)	number of borrowers;

(48)	borrower Social Security Number;

(49)	co-borrower Social Security Number;

(50)	borrower race;

(51)	co-borrower race;

(52)	combined borrower’s annual income;

(53)	a code indicating whether the Mortgage Loan has a prepayment charge;

(54)	the monthly servicing fee;

(55)	a code indicating if the Mortgage Loan is a MERS Loan;

(56)	with respect to each MERS Loan, the MIN; and

(57)	the assumption code.

REGULATION AB AMENDMENT TO MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

This REGULATION AB AMENDMENT TO MORTGAGE LOAN PURCHASE AND SALE AGREEMENT dated as of March 1, 2006 (the "Amendment") between WASHINGTON MUTUAL BANK., (formerly known as Washington Mutual Bank, FA), a savings bank organized under the laws of the United States and WASHINGTON MUTUAL BANK, FSB, a savings bank organized under the laws of the United States (each, "Seller" and, collectively, the "Sellers"), and LEHMAN BROTHERS BANK, FSB, a federal savings bank organized under the laws of the United States, as purchaser (the "Purchaser"), is made with respect to the Mortgage Loan Purchase and Sale Agreement dated as of September 1, 2003 (the "Original Purchase Agreement") among the Sellers, Washington Mutual Bank and the Purchaser. Capitalized terms used in this Amendment without definition have the meanings assigned to them in the Original Purchase Agreement.

The parties wish to amend the Original Purchase Agreement in order to facilitate compliance by the Purchaser and its assignees with Regulation AB (as defined below).

Accordingly, the parties agree as follows:

ARTICLE I
AMENDMENTS

Section 1.1. Definitions

(a) Article 1 of the Original Purchase Agreement is amended by adding the following definitions:

Commission: The United States Securities and Exchange Commission.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Issuing Entity: The issuing entity, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Master Servicer: As defined in Section 6.1(d).

Permitted Reconstitution: A Whole Loan Transfer or Securitization Transaction that complies with the provisions of Section 6.1(a).

Qualified Correspondent: Any Person from which a Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the applicable Seller(s) and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the applicable Seller(s), in accordance with underwriting guidelines designated by the Seller(s) (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the applicable Seller(s) within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the applicable Seller(s) in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller(s) on a consistent basis for use by lenders in originating mortgage loans to be purchased by the applicable Seller(s); and (iv) the applicable Seller(s) employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller(s).

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Required Notice: With respect to any Reconstitution, 15 days' prior written notice.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

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Seller Information: The information provided by each of the Sellers pursuant to Sections 6.4(a) and (b).

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, from which the Sellers acquired Mortgage Loans.

(b) Article 1 of the Original Purchase Agreement is amended by amending and restating the following definitions in their entirety:

Disclosure Document: With respect to any Securitization Transaction, a prospectus, prospectus supplement, free writing prospectus, private placement memorandum or offering circular prepared in connection with such Securitization Transaction.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

(c) Article 1 of the Original Purchase Agreement is amended by deleting the following definitions: "Pass-Through Transfer" and "Seller's Information."

(d) The penultimate sentence of Section 3.3(b) of the Original Purchase Agreement is amended by replacing he reference therein to “Pass-Through Transfer” with “Securitization Transction”.

(e) Article 6 of the Original Purchase Agreement is amended and restated in its entirety to read as follows:

ARTICLE
RECONSTITUTIONS; REGULATION AB COMPLIANCE

Section 6.1 Reconstitutions

(a) Upon Required Notice to the applicable Seller(s), the Purchaser may, at its sole option, effect one or more Reconstitutions with respect to some or all of the Mortgage Loans purchased on any Closing Date, retaining the Servicer as servicer or subservicer, if a Master Servicer is employed; provided, however, that no Reconstitution may be made by the Purchaser or any of its permitted assignees with respect to Mortgage Loans in any Loan Pool if as a result thereof: (i) more than three (3) investors would own Mortgage Loans in such Loan Pool at any one time (unless otherwise stated in the related Commitment Letter), (ii) any single investor would own Mortgage Loans from such Loan Pool having an aggregate Unpaid Principal Balance immediately after such Reconstitution of less than $5,000,000 (unless mutually agreed upon otherwise by the parties thereto), (iii) the applicable Seller(s) and the Servicer are not provided with initial drafts of all documents for which the applicable Seller(s) and Servicer are requested to become a party in connection with such Reconstitution at least 10 days prior to the related settlement date (the “Subsequent Transfer Settlement Date”), (iv) a final list of the Mortgage Loans intended to be subject to such Reconstitution is not provided to the Servicer at least 2 Business Days prior to the related Subsequent Transfer Settlement Date (unless mutually agreed upon otherwise by the parties thereto), (v) any Mortgage Loan is subject to more than one Reconstitution in any given Due Period, or (vi) the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-off Date.

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(b) The Purchaser shall reimburse the applicable Seller(s) for all reasonable out-of-pocket expenses, including attorneys’ fees, incurred by the Seller(s) in connection with any Reconstitution.

(c) In connection with each Whole Loan Transfer permitted under this Section 6.1, each of the Sellers, as applicable, shall:

(i) provide the Purchaser with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and

(ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein.

(d)  Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Servicing Agreement, the Purchaser shall have the right, in its sole discretion, upon 30 days’ prior written notice to the Sellers, to appoint and designate a master servicer (the “Master Servicer”), as master servicer of any Mortgage Loans. Upon such appointment, the Sellers shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Purchaser” hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement, and the Sellers shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and the Sellers shall have the right to rely on all such waivers and consents. The Master Servicer shall be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser’s designee hereunder, and such amendments or modifications shall be binding upon the Purchaser as if the Purchaser had executed and delivered the same. Each of the Sellers acknowledges that the Purchaser has provided notice that it will appoint and designate Aurora Loan Services LLC as Master Servicer of any Mortgage Loans. The written notice required pursuant to this Section 6.1(d) is deemed to have been satisfied with respect to the appointment of Aurora Loan Services LLC.

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Section 6.2 [Reserved]

Section 6.3 Intent of the Parties; Reasonableness

The Purchaser and the Sellers acknowledge and agree that the purpose of Sections 6.4 and 6.5 is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Sellers acknowledge that investors in privately offered securities may require that the Purchaser and any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Sellers acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. Each party agrees that it shall cooperate in good faith to amend this Amendment and/or the Original Purchase Agreement in light of any changes in the interpretations of the requirements of Regulation AB over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise. In connection with any Securitization Transaction, the Sellers shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or such Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Sellers, any Third-Party Originator and the Mortgage Loans, reasonably believed by the Purchaser or such Depositor to be necessary in order to effect such compliance.

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The Purchaser (including any of its assignees or designees) shall cooperate with the Sellers by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

Section 6.4 Information to be Provided by the Sellers

In connection with any Securitization Transaction, each of the Sellers as applicable shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section 6.4, and (ii) as promptly as practicable following notice to or discovery by the applicable Seller(s), provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (c) of this Section.

(a) If so requested by the Purchaser or any Depositor, the applicable Seller(s) shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i) the originator’s form of organization;

(ii) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or such Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

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(iii) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the applicable Seller(s) and each Third-Party Originator; and

(iv) a description of any affiliation or relationship between the applicable Seller(s) each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the applicable Seller(s) by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(A)	the Sponsor;
(B)	the Depositor;
(C)	the Issuing Entity;
(D)	any servicer;
(E)	any trustee;
(F)	any originator;
(G)	any significant obligor;
(H)	any enhancement or support provider; and
(I)	any other material transaction party.

(b) If so requested by the Purchaser or any Depositor, the applicable Seller(s) shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the applicable Seller(s), if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent) and/or (ii) each Third Party Originator. Such Static Pool Information shall be prepared by the applicable Seller(s) (or Third Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the applicable Seller(s) (or Third Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the applicable Seller(s), and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or such Depositor, as applicable.

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Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the applicable Seller(s) shall provide (or, as applicable, cause any Third Party Originator to provide) corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the applicable Seller(s) (or Third Party Originator).

If so requested by the Purchaser or any Depositor, the applicable Seller(s) shall provide (or, as applicable, cause each Third Party Originator to provide), at the expense of the requesting party, such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or such Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to each of the applicable Seller's or Third-Party Originator's originations or purchases, to calendar months commencing prior to January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the applicable Seller(s) shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and such Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (iv) of Section 6.4(a) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (C) any other information required to be disclosed by originators pursuant to Regulation AB based on amendments to the related rules and regulations of the Commission or interpretive guidance provided by the Commission or its staff, as mutually agreed to by the applicable Seller(s) and the Purchaser or such Depositor and (ii) provide to the Purchaser and such Depositor a description of such proceedings, affiliations or relationships.

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Section 6.5 Indemnification

(a) With respect to any Securitization Transaction for which any Seller's Information is included in a related Disclosure Document, the applicable Seller(s), on the one hand, and the Sponsor, the Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser, on the other hand, shall execute and deliver an indemnification agreement (an “Indemnification Agreement”) in substantially the form attached as Exhibit I to the Servicing Agreement, pursuant to which certain parties shall indemnify other party or parties and their respective affiliates and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act) and their respective present and former directors, officers and employees for the matters set forth in such Indemnification Agreement.

(b) The applicable Seller(s) shall indemnify the Purchaser, the Depositor, each Sponsor, each Issuing Entity and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction and each Person who controls any of such parties (within the meaning of Section 20 of the Exchange Act) and their respective affiliates, present and former directors, officers and employees, and shall hold each of them harmless from and against any losses damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement of a material fact contained in any information delivered in written or electronic form or the omission in such information of any material fact required to be stated therein, if applicable, or necessary to make the statements in such information, in light of the circumstances under which they were made, not misleading, by the applicable Seller(s) pursuant to Section 6.4(c).

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(f) Paragraph 2(a) of Exhibit B to the Original Purchase Agreement is amended by replacing the references therein to “Pass-Through Transfer” with “Securitization Transaction”.

ARTICLE II
MISCELLANEOUS

Section 2.1 Conditions to Effectiveness

This Amendment shall be effective upon the execution and delivery by both parties of this Amendment.

Section 2.2 Reference to and Effect on the Purchase Agreement and the Servicing Agreement

Each reference in the Purchase Agreement to "this Agreement" or otherwise to the Purchase Agreement shall hereafter be deemed to refer to the Purchase Agreement as amended hereby. Each reference to the Purchase Agreement in the Servicing Agreement or in any other document or agreement executed in connection therewith or with the Servicing Agreement shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

Section 2.3 Ratification

The Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue unimpaired and in full force and effect in accordance with the provisions thereof, as amended or modified on or prior to the date hereof and as hereby amended.

Section 2.4 Applicable Law

This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

Section 2.5 Severability

Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment and without affecting the validity or enforceability of such or any other provision in any other jurisdiction.

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Section 2.6 Counterparts

This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each party hereto.

[Signature page follows]

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the Sellers and the Purchaser have caused this Regulation AB Amendment to Purchase Agreement to be executed as of the date set forth above.

SELLERS:

WASHINGTON MUTUAL BANK
a savings association organized under the laws of the United States

By:     ______________________________________

Name:______________________________________

Title:   ______________________________________

WASHINGTON MUTUAL BANK, fsb
a savings association organized under the laws of the United States

By:    ______________________________________

Name:______________________________________

Title:  ______________________________________

PURCHASER:

LEHMAN BROTHERS BANK, FSB
a federal savings bank organized under the laws of the United States

By:    ______________________________________

Name:______________________________________

Title:  ______________________________________

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EXHIBIT C

Schedule of Serviced Mortgage Loans

[To be retained in a separate file at the Washington, DC offices of McKee Nelson LLP]

EXHIBIT D

Servicing Agreement

EXECUTION VERSION

SERVICING AGREEMENT

By and Between

WASHINGTON MUTUAL BANK, FA
(Servicer)

and

LEHMAN BROTHERS BANK, FSB

(Owner)

Dated as of September 1, 2003

Residential First Lien Mortgage Loans
Schedule/Schedule Flow Delivery Program

i

ii

DESCRIPTION OF ATTACHMENTS

Exhibit A	FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Exhibit B	ACCOUNT CERTIFICATION

Exhibit C	ACCOUNT LETTER AGREEMENT

Exhibit D	ESCROW ACCOUNT CERTIFICATION

Exhibit E	ESCROW ACCOUNT LETTER AGREEMENT

Exhibit F	FORM OF OFFICER’S CERTIFICATE

iii

SERVICING AGREEMENT

This SERVICING AGREEMENT (this “Agreement”) dated as of September 1, 2003, is between Washington Mutual Bank, FA, a savings association organized under the laws of the United States, in its capacity as servicer (the “Servicer”), and Lehman Brothers Bank, FSB, a federal savings bank, and its successors and assigns, in its capacity as owner (the “Owner”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to that certain Mortgage Loan Purchase and Sale Agreement of even date herewith among the Servicer, Washington Mutual Bank fsb and Washington Mutual Bank, each as a seller (the “Sellers”) and the Owner as purchaser (the “Purchase Agreement”), and in reliance upon the representations, warranties and covenants of the Servicer contained herein and of the Sellers contained in the Purchase Agreement, the Owner has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Owner, without recourse and on a servicing-retained basis, certain residential, first lien mortgage loans;

WHEREAS, the Servicer has agreed to act as Servicer and, on behalf of each of the Sellers as agent and subservicer, to service such mortgage loans for the Owner from and after the purchase by the Owner of such mortgage loans; and

WHEREAS, the Servicer and the Owner desire to prescribe the terms and conditions regarding the management, servicing, and control of the mortgage loans purchased by the Owner pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Owner agree as follows:

ARTICLE 1.

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings specified in the Purchase Agreement, except that, whenever used herein, the following words and phrases shall have the following meanings, unless the context otherwise requires:

Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers that service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all applicable federal, state and local laws, ordinances, rules and regulations.

Account: The account or accounts created and maintained pursuant to Section 2.4 of this Agreement.

Agreement: This Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

Applicable Requirements: With respect to each Mortgage Loan, (i) the terms of the related Mortgage and Mortgage Note, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to such Mortgage Loan, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loan, (iii) the requirements of the Owner as set forth in this Agreement and (iv) Acceptable Servicing Procedures.

BIF: The Bank Insurance Fund.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of Washington, California, Illinois, Nebraska or New York are authorized or obligated by law or executive order to be closed.

Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Compensating Interest Cap: An amount equal to 1/12 of the sum of:

(i) the aggregate Unpaid Principal Balance of all (A) fixed rate Mortgage Loans and (B) Hybrid ARM Loans that bear interest at the initial fixed rate (other than 3/1 Hybrid Arm Loans), multiplied by 0.25%, and

(ii) the aggregate Unpaid Principal Balance of all (A) ARM Loans, (B) Hybrid ARM Loans that bear interest at an adjustable rate and (C) 3/1 Hybrid Arm Loans, multiplied by 0.375%.

Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

Customer Information: All personal, nonpublic information about the Mortgagors that is supplied on behalf of the Mortgagors and is maintained by a party hereto.

Cut-off Date: With respect to any Mortgage Loan purchased on a Closing Date, the cut-off date specified in the Commitment Letter relating to the purchase and sale of the related Loan Pool.

Defaulted Servicer: As defined in Section 6.1.

Determination Date: The thirteenth (13th) day of each month (or if such day is not a Business Day, the next Business Day), commencing in the month following the end of the calendar month in which the initial Cut-off Date occurs. A Determination Date is related to a Monthly Remittance Date if such Determination Date and such Monthly Remittance Date occur in the same calendar month.

Disclosure Document: As defined in Section 8.1(d).

Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

Due Period: With respect to any Mortgage Loan, the period beginning on the first day of any month and ending on the last day of such month.

Eligible Account: An account or accounts maintained with a Qualified Depository.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.6.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, Primary Mortgage Insurance Policy premiums, if any, fire and hazard insurance premiums, condominium charges and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan or this Agreement.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.1.

Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association) and any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to Section 2.11.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all related Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer, in its reasonable good faith judgment, expects to be finally recoverable have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

GAAP: Generally Accepted Accounting Principles, as promulgated by the Financial Accounting Standards Board from time to time.

Indemnified Party: As defined in Section 8.1(d).

Initial Closing Date: September 25, 2003.

Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Account pursuant to Section 2.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements.

Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments, or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which amounts represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Liquidation Proceeds: Cash received in connection with (i) the liquidation of a defaulted Mortgage Loan (whether through the sale or assignment of the Mortgage Loan, trustee’s sale, foreclosure sale or otherwise) or (ii) the sale of the Mortgaged Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage.

Master Servicer: As defined in Section 8.2(a).

Master Servicing Agreement: As defined in Section 8.2(a).

Monthly Advance: The aggregate of the advances made by the Servicer on any Monthly Remittance Date pursuant to Section 2.16(a).

Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day, the next Business Day) commencing in the month following the end of the calendar month in which the initial Cut-off Date occurs. A Determination Date is related to a Monthly Remittance Date if such Determination Date and such Monthly Remittance Date occur in the same calendar month.

Moody’s: Moody’s Investors Service, Inc. or any successor thereto.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Owner (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which annual rate shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate.

Nonrecoverable Advance: Any portion of any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder that the Servicer determines in its good faith judgment will not be ultimately recoverable from Late Collections.

Officer’s Certificate: A certificate signed by a Vice President or other authorized officer and delivered to the Owner as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

OTS: The Office of Thrift Supervision, or any successor thereto.

Owner: Lehman Brothers Bank, FSB, a federal savings bank, and any successor owner of any of the Mortgage Loans.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Owner to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by S&P or Moody’s in one of its two highest rating categories;

(iii) federal funds, certificates of deposit, time deposits, and bankers’ acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by S&P or Moody’s in one of its two highest rating categories; and

(iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by S&P or Moody’s in its highest short-term rating category.

Portfolio Loans: As defined in Section 8.3.

Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment in Full or a Principal Prepayment in Part, to the extent permitted by applicable law.

Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, the policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, if any, or any replacement policy.

Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the “PRIME RATE” in the “MONEY RATES” section. In the event that more than one such rate is specified, “Prime” shall mean the greatest of such rates.

Principal Prepayment: Any payment or other recovery of principal in full ( a “Principal Prepayment in Full”) or in part (a “Principal Prepayment in Part”) of the then-outstanding principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) that is received in advance of its scheduled Due Date and not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. The term “Principal Prepayment” shall not refer to any related Prepayment Charge.

Purchase Agreement: That certain Mortgage Loan Purchase and Sale Agreement of even date herewith among Washington Mutual Bank, FA, Washington Mutual Bank fsb and Washington Mutual Bank as the sellers and the Owner as the purchaser.

Qualified Depository: Any of the following: (i) a depository, the long-term unsecured debt obligations of which are rated by Moody’s or S&P (or a comparable rating agency) in one of its two highest rating categories, (ii) the corporate trust department of a national bank, (iii) a depository that fully insures the Account and the Escrow Account with insurance provided by the FDIC, or (iv) the Servicer.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Section 860G of Subchapter M of Chapter 1 of the Code and related provisions, and regulations promulgated thereunder, as in effect from time to time.

REO Management Fee: With respect to each REO Property, an amount equal to $1,500.

REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 2.12.

SAIF: The Savings Association Insurance Fund.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Servicer: Washington Mutual Bank, FA, a savings association organized under the laws of the United States, or its permitted successor in interest, or any successor to the Servicer under this Agreement appointed as herein provided.

Servicer’s Information: As defined in Section 8.1(d).

Servicing Advances: All customary, reasonable, and necessary “out of pocket” costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by the Servicer in the performance of its servicing obligations hereunder, including, without limitation, costs related to (i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (iv) Servicer’s compliance with the obligations set forth in Sections 2.2, 2.3, 2.8, 2.10, 2.12 and 2.15 of this Agreement.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer pursuant to Section 4.3 as compensation for servicing and administering such Mortgage Loan. Such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the related Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan. Such fee shall be payable monthly and shall be computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.

Transferred Loans: As defined in Section 8.3.

USAP: As defined in Section 4.5.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Pass-Through Transfer.

ARTICLE 2.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 2.1. Identification of Mortgage Loans; Servicer to Act as Servicer

(a) From each Closing Date, the Servicer, as independent contract servicer, shall commence servicing and administering the Mortgage Loans purchased by the Owner on such Closing Date. Such servicing shall be in accordance with this Agreement and Acceptable Servicing Procedures, and, except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, including, without limitation, all action permitted or required to be taken under any related Primary Mortgage Insurance Policy. In servicing and administering the Mortgage Loans, the Servicer shall employ Acceptable Servicing Procedures, except that the Servicer shall employ the procedures set forth in this Agreement whenever the Acceptable Servicing Procedures conflict with the requirements under this Agreement (provided that in no event shall this Section 2.1 be interpreted to permit the Servicer to act in conflict with any applicable federal, state and local laws, ordinances, rules or regulations). The Servicer shall at all times act in the best interests of the Owner in performing hereunder.

(b) The documents comprising the Collateral File and the Credit File with respect to each Mortgage Loan serviced hereunder and that are delivered to the Servicer, together with all other documents with respect to each such Mortgage Loan that are prepared by or which come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only for the sole purpose of servicing or supervising the servicing of the related Mortgage Loans. The documents comprising each Collateral File and each Credit File and all related documents that come into the possession of the Servicer and are so held by the Servicer shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and Credit File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans or is in connection with a repurchase or substitution of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement.

(c) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer’s reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of the Owner; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the related Maturity Date (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and the Servicer has obtained the prior written consent of the Owner). Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner all instruments of satisfaction, cancellation, full release, or partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(d) As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, and execute and deliver all appropriate notices regarding the same, in strict compliance with Applicable Requirements. The Servicer shall establish procedures to monitor the Index in order to ensure that it uses the appropriate value for the Index in determining an interest rate change. If the Servicer fails to make a timely and correct Mortgage Interest Rate adjustment or Monthly Payment adjustment, the Servicer shall use its own funds to satisfy any shortage in the Mortgagor’s Monthly Payment for so long as such shortage continues. In the event the Index, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index based on comparable information, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan. In such event, the Servicer shall also determine a new Gross Margin. The new Gross Margin shall be the difference between (x) the average of the original Index for the most recent three-year period that ends on the last date the original Index was available plus the Gross Margin on the last date the original Index was available and (y) the average of the new Index for the most recent three-year period that ends on that date (or if not available for such three-year period, for such time as it is available), rounded as provided in the Mortgage Note.

(e) In connection with the servicing and administration of the Mortgage Loans and consistent with Acceptable Servicing Procedures, this Agreement and the Purchase Agreement, the Servicer shall have full power and authority to execute and deliver or cause to be executed and delivered on behalf of the Owner such instruments of assignment or other comparable instruments as the Servicer shall deem appropriate in order to register any Mortgage Loan on the MERS® System or cause the removal of any Mortgage Loan from registration on the MERS® System.

Section 2.2. Liquidation of Mortgage Loans

(a) In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall proceed diligently to collect all payments due and shall take such action, including commencing foreclosure, as it shall reasonably deem to be in the best interests of the Owner.

(b) Notwithstanding the foregoing provisions of this Section 2.2, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall neither (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, (ii) acquire possession of, nor (iii) take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Owner would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has either (x) obtained the written consent of the Owner, or (y) previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 2.2(b) shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer’s right to be reimbursed therefor from the Account and the Servicer’s right to make a judgment about whether any such advance would be a Nonrecoverable Advance.

(c) If the Servicer has (i) determined that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, or (ii) obtained the written consent of the Owner, in each case as described above, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner (or as otherwise directed by the Owner). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer’s right to be reimbursed therefor from the Account and the Servicer’s right to make a judgment about whether any such advance would be a Nonrecoverable Advance.

Section 2.3. Collection of Mortgage Loan Payments

Continuously from the related Closing Date until the principal and interest on all of the Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer shall ascertain or estimate annual ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, Primary Mortgage Insurance Policy premiums and all other charges that, as provided in any Mortgage, shall become due and payable, to the end that the Escrow Payments payable by the Mortgagors shall be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in the Servicer’s reasonable judgment the Servicer believes that the costs and expenses relating thereto would be Nonrecoverable Advances. The Servicer shall be entitled to be reimbursed from the Account for any costs, expenses or other liabilities incurred by the Servicer in connection with any such litigation solely from the proceeds of the related Mortgage Loan. The Servicer’s right to such reimbursement shall be prior to the Owner’s right to such proceeds.

Section 2.4. Establishment of Account; Deposits in Account

(a) The Servicer shall establish and maintain one or more Accounts (collectively, the “Account”) entitled “Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner.” The Account shall be an Eligible Account, established with an institution that is a Qualified Depository and maintained as a segregated account separate and apart from any of the Servicer’s own funds and general assets. The existence of any such Account shall be evidenced by (i) a certification substantially in the form of Exhibit B attached hereto, in the case of an account established with the Servicer, or (ii) a letter agreement substantially in the form of Exhibit C attached hereto in the case of an account held by an institution other than the Servicer. In either case, the Servicer shall deliver a copy of such certification or letter agreement to the Owner on or prior to the Initial Closing Date.

(b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof), deposit in the Account and retain therein, the following payments and collections received or made by the Servicer subsequent to the related Cut-off Date:

(i) the principal portion of all Monthly Payments on the Mortgage Loans;

(ii) the interest portion of all Monthly Payments on the Mortgage Loans less the Servicing Fee;

(iii) all Principal Prepayments in Part and Principal Prepayments in Full;

(iv) all Liquidation Proceeds;

(v) all Insurance Proceeds, other than Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements;

(vi) all Condemnation Proceeds which are not released to the Mortgagor in accordance with the Owner’s written consent and Applicable Requirements;

(vii) any amount required to be deposited in the Account pursuant to Sections 2.4(d), 2.10, 2.12(c), 2.12(e) or 4.2(b);

(viii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement and all amounts required to be deposited in connection with the substitution of any Qualified Substitute Mortgage Loan pursuant to the Purchase Agreement; and

(ix) with respect to each Principal Prepayment in Full, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment in Full, equals one month’s interest on the amount of principal so prepaid at the Net Rate, provided, however, that the aggregate of deposits made by the Servicer pursuant to this clause (ix) in respect of any Monthly Remittance Date shall not exceed the Compensating Interest Cap.

(c)  The Servicer shall, no later than 24 hours prior to the next Monthly Remittance Date, deposit in the Account all Monthly Advances.

(d) The Servicer may cause the funds on deposit from time to time in the Account to be invested in Permitted Investments, which Permitted Investments shall mature not later than the Business Day immediately preceding the next Monthly Remittance Date following the date such funds are invested. All Permitted Investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any loss incurred in respect of any Permitted Investment by such Servicer, and the amount of such loss shall be deposited in the Account by the Servicer out if its own funds, without reimbursement therefor, no later than 24 hours prior to the next Monthly Remittance Date following the date of such loss.

Section 2.5. Permitted Withdrawals from the Account

The Servicer may, from time to time, withdraw funds from the Account for the following purposes:

(i) to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 3.1, and to pay itself any unpaid Servicing Fees, unpaid REO Management Fees and other servicing compensation in accordance with Section 4.3;

(ii) to reimburse itself for any unreimbursed Servicing Advances or Monthly Advances made with respect to any Mortgage Loan; provided that the Servicer’s right to reimburse itself pursuant to this clause (ii) is limited to any amounts collected or received by the Servicer with respect to such Mortgage Loan;

(iii) to pay to itself any interest earned on funds deposited in the Account;

(iv) to make any payment or reimburse itself for any amount pursuant to Sections 2.12(c), 2.12(e), 5.1(a) or 5.3;

(v) to reimburse itself for any Monthly Advance or Servicing Advance previously made that it has determined to be a Nonrecoverable Advance;

(vi) if there shall be amounts deposited in error or there shall be amounts deposited in the Account not required to be deposited therein, including the Servicing Fee and other servicing compensation, to withdraw such amount from the Account any provision herein to the contrary notwithstanding;

(vii) to transfer funds to another Qualified Depository in accordance with Section 2.9; and

(viii) to clear and terminate the Account upon the termination of this Agreement in accordance with Article 7.

Section 2.6. Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

(a) The Servicer shall segregate and hold separate and apart from any of its own funds and general assets all Escrow Payments collected and received pursuant to the Mortgage Loans and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), in the form of time deposit or demand accounts, which may be interest bearing, entitled “Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner, and certain Mortgagors.” The Escrow Account shall be an Eligible Account established with a Qualified Depository. The creation of any Escrow Account shall be evidenced by (i) a certification substantially in the form of Exhibit D attached hereto, in the case of an account established with the Servicer, or (ii) a letter agreement substantially in the form of Exhibit E attached hereto, in the case of an account held by an institution other than the Servicer. In either case, the Servicer shall deliver a copy of such certification or letter agreement to the Owner on or prior to the Initial Closing Date.

(b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof, or sooner if required by applicable law), deposit in the Escrow Account and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of escrow items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy that are to be applied to the restoration or repair of the related Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account only in accordance with Section 2.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor without right of reimbursement therefor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

Section 2.7. Permitted Withdrawals from the Escrow Account

Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, sewer rents, municipal charges, water rates, insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections 2.8 and 2.10 with respect to a related Mortgage Loan, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (iv) for transfer to the Account in accordance with the terms of this Agreement, (v) for restoration or repair of a Mortgaged Property, provided the provisions of Section 2.13 have been complied with, (vi) to pay to the Mortgagor, to the extent required by Applicable Requirements, interest on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to remove funds inadvertently placed in the Escrow Account by the Servicer, or (ix) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with Article 7.

Section 2.8. Payment of Taxes, Insurance and Other Charges

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges that are or may become a lien upon the related Mortgaged Property, the status of Primary Mortgage Insurance premiums, if any, and the status of fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with Acceptable Servicing Procedures, employing for such purpose deposits of the Mortgagor in the Escrow Account that shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds (if necessary) make a Servicing Advance for timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor. The Servicer shall effect payment of such charges in a manner consistent with Acceptable Servicing Procedures and, in all events, prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage. Notwithstanding anything herein to the contrary, if a tax lien is imposed on the Mortgaged Property and the taxing authority forecloses on such Mortgaged Property, the Servicer shall indemnify the Owner in accordance with the provisions of Section 5.1 of this Agreement.

Section 2.9. Transfer of Accounts

The Servicer may, from time to time, transfer the Account or the Escrow Account to a different Qualified Depository. The Servicer shall notify the Owner of any such transfer within ten (10) Business Days of transfer.

Section 2.10. Maintenance of Hazard Insurance

(a) The Servicer shall cause to be maintained for each Mortgage Loan serviced by it fire and hazard insurance with extended coverage customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the replacement value of the improvements securing the Mortgage Loan, or (ii) the Unpaid Principal Balance of the Mortgage Loan (so long as it equals 80% of the insurable value of the improvements); provided that in any case such amount shall be sufficient to prevent the Mortgagor and/or Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area that, at the time of origination of the related Mortgage Loan, is identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was then available), the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, if such insurance is available. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the Unpaid Principal Balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on REO Property (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property, (y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Applicable Requirements whether (i) for the restoration or repair of the Mortgaged Property, subject to the related Mortgage, (ii) for release to the Mortgagor, or (iii) for application in reduction of the Mortgage Loan, in which event such amounts shall be deposited in the Account, as provided in Section 2.4. It is understood and agreed that no earthquake or other additional insurance need be maintained by the Servicer on any Mortgage Loan or property acquired in respect of a Mortgage Loan, other than as required under applicable laws and regulations as shall at any time be in force. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either the Mortgagor’s insurance carrier or agent upon any policy renewal; provided, however, that upon any such policy renewal, the Servicer shall accept such insurance policies only from insurance companies that (A) have a rating of B:III or better in Best’s Key Rating Guide or a financial performance index rating of 6 or better in Best’s Insurance Reports and (B) are licensed to do business in the jurisdiction in which the related Mortgaged Property is located.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material adverse effect on the value of the Mortgaged Property as security.

(b) If the Servicer, as servicer for the benefit of the Owner, shall obtain and maintain a blanket policy that would meet the requirements of Fannie Mae if Fannie Mae were the purchaser of the Mortgage Loans, insuring against loss to the Owner as mortgagee from damage to any or all of the Mortgaged Properties, then, to the extent such blanket policy (i) provides coverage, without coinsurance, in an amount equal to the aggregate outstanding Unpaid Principal Balance of the Mortgage Loans, (ii) otherwise complies with the requirements of Section 2.10(a) and (iii) contains a deductible not greater than $10,000, the Servicer shall be deemed conclusively to have satisfied its obligations under Section 2.10(a); provided, however, that if there shall have been one or more of such losses the Servicer shall deposit in the Account, as provided in Section 2.4, out of the Servicer’s own funds and without reimbursement therefor, the difference, if any, between the amount that would have been payable under a policy complying with Section 2.10(a) and the amount paid under the blanket policy permitted under this Section 2.10(b). At the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall not be terminated or materially modified without 30 days’ prior written notice to the Owner.

Section 2.11. Fidelity Bond; Errors and Omissions Insurance

The Servicer shall maintain, at its own expense, with companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity that would require such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the “Servicer Employees”). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses relating to forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required under this Agreement and negligent acts of Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses relating to the release or satisfaction of a Mortgage without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Seller’s and Servicer’s Guide, as amended or restated from time to time. At the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall not be terminated or materially modified without 30 days’ prior written notice to the Owner.

Section 2.12. Title, Management and Disposition of Real Estate Owned

(a) If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (“REO Property”), the deed or certificate of sale shall be taken in the name of the Owner, or in the name of such Person or Persons designated by the Owner; provided, however, that (i) the Owner shall not designate the Servicer as holder without the Servicer’s prior written consent and (ii) such designated Person or Persons shall acknowledge in writing that such title is to be held as nominee for the Owner. The Servicer shall provide written notice to the Owner after any REO Property is acquired in foreclosure or by deed in lieu of foreclosure.

(b) The Servicer, shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself, or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interests of the Owner. If a REMIC election has been made with respect to the arrangement under which the related Mortgage Loan is held and the Servicer has received written notice from the Owner that a REMIC election has been made with respect to such Mortgage Loan, the Servicer shall use its best efforts to dispose of the REO Property as soon as practicable and shall sell such REO Property, in any event, within three (3) years after title has been taken to such REO Property (unless the Servicer determines, and gives the Owner appropriate notice that a longer period is necessary for the orderly liquidation of such REO Property).

(c) The Servicer shall collect all revenues arising from the operation of REO Property. The Servicer shall deposit, or cause to be deposited, all such revenues in the Account in accordance with Section 2.4. The Servicer may use all such revenues and, if any thereof have been deposited in the Account, withdraw such revenues therefrom as is necessary for the proper operation, management and maintenance of any REO Property, including, but not limited to, the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall use reasonable efforts to dispose of the REO Property at such price and upon the terms and conditions as the Servicer deems to be in the best interest of the Owner.

(d) The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance, and flood insurance in accordance with the provisions of Section 2.10.

(e) The proceeds of sale of an REO Property shall be deposited in the Account in accordance with Section 2.4. The Servicer shall apply the sale proceeds of any REO Property (i) first to pay the expenses of such sale, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO Management Fees and unreimbursed Servicing Advances and Monthly Advances and (iii) the balance to be distributed to the Owner. If the sale proceeds have been deposited in the Account, the Servicer may withdraw from the Account the amounts necessary to make such payments and reimbursements. The Servicer shall undertake to sell the REO Property at such price and upon the terms and conditions as the Servicer deems to be in the best interest of the Owner.

(f) Upon request, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer’s efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement for such REO Property). Such statement shall be accompanied by such other information as the Owner shall reasonably request. The Servicer shall maintain separate accounting for each REO Property.

(g) The Owner hereby constitutes and appoints the Servicer as its true and lawful attorney-in-fact, with full power and authority to sign, execute, acknowledge, deliver, file for record and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the transactions contemplated by this Section 2.12, in each case as fully as the Owner might or could do. The Owner ratifies and confirms each action that the Servicer, as such attorney-in-fact, shall lawfully take or cause to be taken by authority hereof. Third parties without actual notice may rely upon the exercise of the power granted under this power of attorney, and may be satisfied that this power of attorney shall continue in full force and effect and has not been revoked unless this Agreement is terminated as provided herein. If requested by the Servicer, the Owner shall furnish the Servicer with any instrument or document necessary or appropriate to evidence or confirm the power of attorney granted in this Section 2.12(g), including one or more separate instruments or documents in recordable form for recordation in any jurisdiction in which any Mortgaged Property is located.

(h) Notwithstanding anything to the contrary contained in this Agreement, the Owner may, at the Owner’s sole option, terminate the Servicer as servicer of any such REO Property without payment of any termination fee, provided that the Servicer shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Servicer’s funds made pursuant to Section 2.16 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property. In the event of any such termination, the provisions of Section 9.1 shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Owner or its designees.

Section 2.13. Application of Proceeds of Insurance to Repair or Restoration

The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 2.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor for the restoration or repair of the related property and shall otherwise take such actions in connection with such restoration and repair in a manner consistent with Acceptable Servicing Procedures.

Section 2.14. Inspections

The Servicer shall conduct inspections of the Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures and shall maintain a written report of all such inspections. If any Mortgage Loan is more than sixty (60) days delinquent, the Servicer shall promptly inspect the Mortgaged Property.

Section 2.15. Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder

The parties acknowledge that, as of any Closing Date, not all Mortgage Loans purchased on such Closing Date are covered by Primary Mortgage Insurance. In the event that any Mortgage Loans are covered by a Primary Mortgage Insurance Policy on the related Closing Date or subsequently become covered by a Primary Mortgage Insurance Policy, the provisions set forth below shall apply.

(a) The Servicer shall maintain in full force and effect any Primary Mortgage Insurance Policy covering a Mortgage Loan serviced by the Servicer. The Servicer shall cause the premium for any such Primary Mortgage Insurance Policy to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. The Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the related Closing Date, unless cancellation or non-renewal is required by applicable law or regulation. The Servicer shall not take any action or fail to take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

(b) As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.

Section 2.16. Monthly Advances by the Servicer

(a) Not later than the close of business on the Business Day preceding each Monthly Remittance Date, the Servicer shall deposit in the Account an amount equal to all payments not previously advanced by the Servicer of principal and interest at the Net Rate that were (i) due on any Mortgage Loan during the Due Period that commences in the same month in which such Monthly Remittance Date occurs, (ii) not received as of the close of business on the related Determination Date (whether or not deferred) and (iii) not due on or prior to the related Cut-off Date (the aggregate of all such amounts, the “Monthly Advance”). In lieu of making all or a portion of any Monthly Advance, the Servicer may cause to be made an appropriate entry in its records relating to the Account that funds in such account, including but not limited to any amounts received in respect of scheduled principal and interest on any Mortgage Loan due after the related Due Period for the related Monthly Remittance Date, have been used by the Servicer in discharge of its obligation to make any such Monthly Advance. Any funds so applied shall be replaced by the Servicer by deposit, in the manner set forth above, in the Account no later than the close of business on the Business Day immediately preceding the next Monthly Remittance Date to the extent that funds in the Account on such date are less than the amounts required to be distributed on such Monthly Remittance Date. The Servicer shall be entitled to be reimbursed from the Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 2.5.

(b) The obligation of the Servicer to make such Monthly Advances is mandatory, and, with respect to any Mortgage Loan or REO Property, shall continue through the earlier of (i) the date on which a Final Recovery Determination in connection with such Mortgage Loan is made and (ii) the due date of the last Monthly Payment due prior to the payment in full of such Mortgage Loan.

(c) Notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Advance.

Section 2.17. Compliance With REMIC Provisions

If the Servicer has received written notice from the Owner that a REMIC election has been made with respect to the arrangement under which any Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC, or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 2.18. Owner to Cooperate; Release of Collateral Files

If, at any time prior to termination of this Agreement, the Servicer shall require the use of any Collateral File (or any portion thereof) to perform its servicing activities as set forth in this Agreement, the Owner, within five (5) Business Days of the written request of the Servicer in the form of Exhibit A hereto, (or within such shorter period as may be necessary for the Servicer to perform its obligations hereunder in compliance with all Acceptable Servicing Procedures), shall release or shall cause the Custodian to release such Collateral File, or portion thereof, to the Servicer. Within five (5) Business Days of the Servicer’s request therefor (or, within such shorter period as may be necessary for the Servicer to perform obligations hereunder in compliance with all Acceptable Servicing Procedures), the Owner shall execute and deliver to the Servicer, in the form supplied to the Owner by the Servicer, any court pleadings, requests for trustee’s sale or other documents reasonably necessary to perform the servicing activities with respect to any Mortgage Loan, including the foreclosure or sale in respect of any Mortgaged Property, the commencement and prosecution of any legal action to enforce the related Mortgage Note and Mortgage and the defense of any legal action or counterclaim filed against the Owner or the Servicer. The Servicer may execute and deliver any or all of such pleadings or documents on behalf of the Owner pursuant to the power of attorney granted pursuant to Section 2.12(g).

Section 2.19. Credit Reporting

For each Mortgage Loan, the Servicer shall furnish, to the extent required under applicable law, accurate and complete information (i.e., favorable and unfavorable) on its borrowers’ credit files to Equifax, Experian and Trans Union Credit Information Company, or their successors, on a monthly basis.

Section 2.20. Delivery of Policies of Title and Primary Mortgage Insurance Policies

The Servicer shall, at Servicer’s expense and within thirty (30) days of Owner’s request or a request by a third party approved by the Owner, create a xeroxed copy or an imaged copy of the policy of title insurance or the original Primary Mortgage Insurance Policy, if any, of any Mortgage Loan and deliver, or cause to be delivered, each such xeroxed copy or, through an electronic medium, each such imaged copy to the Custodian or the Owner. The Servicer agrees to indemnify and hold harmless the Owner against any and all losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses resulting from the defense of any claim against the Owner by a third party in any way related to the Servicer’s failure, upon Owner’s request, to create and deliver, or cause to be delivered, any such xeroxed copy or imaged copy of the policy of title insurance or the original Primary Mortgage Insurance Policy; provided, that in no event shall the Servicer have any liability for any indirect, special or consequential damages, losses, costs or expenses incurred by the Owner.

ARTICLE 3.

PAYMENTS TO THE OWNER

Section 3.1. Distributions

(a) On each Monthly Remittance Date, the Servicer shall distribute to the Owner all amounts credited to the Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Account pursuant to Section 2.5, plus all Monthly Advances deposited in the Account prior to such Monthly Remittance Date pursuant to Section 2.4, minus (i) any amounts attributable to Principal Prepayments received after the last day of the Due Period immediately preceding the related Monthly Remittance Date and (ii) any amounts attributable to Monthly Payments collected but due on a Due Date(s) subsequent to the preceding Determination Date.

(b) All distributions made to the Owner on each Monthly Remittance Date shall be made to the Owner of record, based on the Mortgage Loans owned and held by the Owner. All distributions shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor, if the Owner shall have so notified the Servicer, or by check mailed to the address of the Owner. Distributions on each Monthly Remittance Date may be made by more than one (1) wire transfer or check, as the case may be.

(c) With respect to any remittance received by the Owner on or after the second Business Day following the Business Day on which such payment was due, the Owner shall send written notice thereof to the Servicer. The Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to Prime plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Owner to notify the Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 3.2. Reports

(a) On or before the tenth (10th) day of each month (or if such day is not a Business Day, the next Business Day), the Servicer shall provide to the Owner or its designee by means of an electronic or other agreed upon medium, with respect to the Due Period immediately preceding such Monthly Remittance Date, the data set forth below on an individual loan basis:

(i) mortgage loan number;

(ii) interest rate;

(iii) pending rate;

(iv) scheduled principal and interest payment;

(v) scheduled principal;

(vi) gross interest;

(vii) curtailment collected;

(viii) curtailment adjustment;

(ix) PIF principal;

(x) PIF interest difference;

(xi) ARM Index;

(xii) pending Index;

(xiii) ending scheduled balance;

(xiv) investor loan number;

(xv) Servicing Fee Rate;

(xvi) due date;

(xvii) yield rate;

(xviii) beginning balance;

(xix) ending balance;

(xx) beginning scheduled balance;

(xxi) principal collected;

(xxii) scheduled net interest;

(xxiii) scheduled buydown;

(xxiv) Servicing Fee collected; and

(xxv) remittance amount.

The Servicer may submit the foregoing information in more than one (1) report. Requests for additional data regarding the Mortgage Loans or alternative means for delivering such reports shall be accommodated at the discretion of the Servicer and at the Owner’s expense.

(b) Upon reasonable advance notice in writing, the Servicer shall provide to any Owner which is a savings and loan association, a bank, an insurance company or other regulated or supervised entity reports and access to information and documentation regarding the Mortgage Loans and the transactions contemplated hereby sufficient to permit the Owner to comply with the applicable regulations of relevant regulatory or supervisory authorities with respect to its investment in the Mortgage Loans and Owner’s internal and third-party audit requirements.

(c) The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return as Owner may reasonably request from time to time. In addition, not more than 90 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirement of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 3.3. Delinquency and Foreclosure Statements

The Servicer shall provide a monthly statement of delinquents and a delinquency report on all Mortgage Loans more than 30 days delinquent. The Servicer shall also provide a monthly statement regarding foreclosure status.

ARTICLE 4.

GENERAL SERVICING PROCEDURE; COVENANTS;
REPRESENTATIONS AND WARRANTIES

Section 4.1. Assumption Agreements

(a) The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption (i) if the Servicer reasonably believes it is unable under Applicable Requirements to enforce such “due-on-sale” clause, or (ii) if the enforcement of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 4.1(a), the Servicer is authorized, at the Servicer’s discretion, to prepare a substitution of liability agreement to be entered into by the Owner and the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. If an assumption fee is collected by the Servicer for entering into an assumption agreement the entire amount of such fee may be retained by the Servicer as additional servicing compensation.

(b) The Servicer shall follow Acceptable Servicing Procedures with respect to any such assumption or substitution of liability (taking into account the applicable Seller’s then current underwriting guidelines applicable to mortgage loans of the same type as the related Mortgage Loan). The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner a copy of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall for all purposes be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

(c) For purposes of this Section 4.1, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 4.2. Satisfaction of Mortgages and Release of Collateral Files

(a) Upon the payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements. The Servicer, promptly and within the applicable legal deadlines appropriate to process the satisfaction or release, shall notify the Owner of such event.

(b) The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage. In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer, upon becoming aware of the foregoing, shall remit to the Owner the Unpaid Principal Balance of the related Mortgage Loan plus accrued and unpaid interest by deposit thereof in the Account pursuant to Section 2.4. The Owner shall assign the related Mortgage and endorse the related Mortgage Note to the Servicer and shall do all things necessary to transfer ownership of the Mortgage Loan to the Servicer. The Servicer shall maintain the Fidelity Bond as provided for in Section 2.11 protecting and insuring the Servicer against, losses sustained with respect to any Mortgage Loan satisfied or released other than in accordance with the procedures set forth herein.

(c) The Owner shall, within five (5) Business Days following receipt of any request from the Servicer (or within such shorter period as is necessary for the Servicer to perform its obligations hereunder in compliance with all Applicable Servicing Procedures) deliver or cause the Custodian to deliver to the Servicer the Collateral File (or any portion thereof) required by the Servicer to process any satisfaction or release of any Mortgage pursuant to this Section 4.2. In addition, if any Mortgage Loan has been paid in full and, pursuant to Section 2.2(b) of the Purchase Agreement, the Owner has recorded the related Assignment of Mortgage designating the Owner as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the foregoing procedure permits, the Servicer shall advise the Owner accordingly and shall use its best efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements, and the Owner shall assist therewith by, to the extent reasonably practicable, returning to the Servicer the required portion of the Collateral File and, if applicable, the executed satisfaction and release documents and instruments within the time periods reasonably specified by the Servicer.

(d) If a Mortgage Loan that has been paid in full is a MERS Loan, the Servicer may cause the removal of such Mortgage Loan from registration on the MERS® System and execute and deliver, on behalf of the Owner, any and all related instruments of satisfaction or release. No expense incurred in connection with the delivery of any instrument of satisfaction or deed or reconveyance shall be chargeable to the Account or the Owner.

Section 4.3. Servicing Compensation

The Servicer shall be entitled to pay itself a Servicing Fee for each Mortgage Loan serviced hereunder. The obligation of the Owner to pay such Servicing Fee is limited to, and payable solely from, the interest portion of the Monthly Payments and Late Collections collected by the Servicer with respect to the related Mortgage Loan. Additional servicing compensation in the form of non-sufficient funds check fees, assumption fees, conversion fees, other related administrative fees, late payment charges, Prepayment Charges (except as otherwise specified in the relevant Commitment Letter) and other similar types of ancillary fees and charges that are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Account pursuant to the terms of this Agreement. In addition to the Servicing Fee payable hereunder, the Servicer shall be entitled to pay itself an REO Management Fee for each REO Property managed by the Servicer or its agent. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement. Any Late Collections shall be applied by the Servicer in the following order of priority: (i) first to pay the expenses incurred in connection with collection of such Late Collections, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO Management Fees and unreimbursed Servicing Advances and Monthly Advances and (iii) the balance to be distributed to the Owner.

Section 4.4. Statements as to Compliance

(a) Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will deliver to the Owner and, with respect to any Mortgage Loans subject to a Pass-Through Transfer, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) an Officer’s Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2003, stating (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), with respect to any Mortgage Loans subject to a Pass-Through Transfer, the Servicer will deliver to the Owner and each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) an Officer’s Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2003, in substantially the form of Exhibit F to this Agreement.

(c) The Servicer agrees to indemnify and hold harmless each of the Owner, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a), each Person, if any, who “controls” the Owner or such other Person within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to Section 4.4(a) or Section 4.4(b), or the accountants’ statement required pursuant to Section 4.5, or (ii) any material misstatement or omission in any certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated by the Securities and Exchange Commission thereunder made in reliance on any material misstatement or omission contained in any Officer’s Certificate provided pursuant to Section 4.4(a) or Section 4.4(b).

Section 4.5. Annual Independent Public Accountants’ Servicing Report

Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will, at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Owner and, with respect to any Mortgage Loans subject to a Pass-Through Transfer, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a), a statement to the effect that, based on an examination conducted by such firm in compliance with the Uniform Single Attestation Program for Mortgage Bankers (“USAP”), the assertion of management of the Servicer that it has complied with the minimum servicing standards identified in the USAP is fairly stated in all material respects, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 4.6. Owner’s Right to Examine Servicer Records, etc.

(a) Subject to any applicable standards of Section 5.8, the Owner shall have the right, at its expense, to (i) examine and audit the Servicer’s books of account, records, reports and other papers relating to (x) the performance by the Servicer of its obligations and duties under this Agreement, or (y) the Mortgage Loans, (ii) make copies and extracts therefrom and (iii) discuss the affairs, finances, and accounts of the Servicer relating to such performance with the Servicer’s officers and employees, all at such times and places, and with such frequency, as may be reasonably requested.

(b) Subject to any applicable standards of Section 5.8, the Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner, including without limitation the OTS, the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Servicer and in accordance with any applicable regulations.

Section 4.7. Cooperation

The Servicer and the Owner shall cooperate fully with one another and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

Section 4.8. Consents and Approvals

The Servicer shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents shall be obtained without any cost or expense to the Owner and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Owner.

ARTICLE 5.

THE SERVICER

Section 5.1. Indemnification; Third Party Claims

(a) The Servicer agrees to indemnify and hold harmless the Owner against any and all third party claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, the Servicer shall not be liable hereunder with respect to (i) any action or inaction resulting from the written direction or consent of the Owner, (ii) any action or inaction resulting from the Owner’s failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Sections 2.18 or 4.2(c), or (iii) any action or inaction resulting from the Owner’s failure to comply with Section 5.1(b) or Section 5.6. The Servicer shall notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that the Servicer determines in its good faith judgment will materially affect the Owner’s interest in such Mortgage Loans. The Servicer shall assume (with the written consent of the Owner) the defense of any such claim and, subject to the last sentence of this paragraph, pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim. The Servicer shall have the right to reimburse itself from the Account for all expenses, advances and liabilities incurred by the Servicer in respect of any such claim (whether or not the Servicer has assumed the defense thereof), except when the claim (x) is related to the Servicer’s obligations to indemnify the Owner pursuant hereto, (y)  results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement, or (z) results from the Servicer’s willful misconduct, bad faith or negligence in performing its duties under this Agreement.

(b) With respect to any Mortgage Loan, if the Owner records or causes to be recorded the related Assignment of Mortgage designating the Owner as the holder of record of the Mortgage in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located, and the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or Mortgaged Property, the Owner shall promptly send a copy of such notice to the Servicer in accordance with Section 9.8. The Servicer shall have no liability to the Owner for claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, or any other costs or expenses, that result from the Owner’s failure to comply with the provisions set forth in this paragraph.

Section 5.2. Servicer Covenants; Merger or Consolidation of the Servicer

(a) The Servicer covenants that, subject to Section 5.2(b), it shall keep in full force and effect its existence, rights and franchises as a corporation and its status as a Fannie Mae or Freddie Mac approved servicer in good standing and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all, or substantially all, of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper, or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all, or substantially all, of its business or assets, unless the successor or surviving Person shall be an institution that is a Fannie Mae or Freddie Mac approved servicer in good standing and a member of MERS in good standing. In addition, the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000 and (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans.

Section 5.3. Limitation on Liability of the Servicer and Others

The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Owner (i) for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, (ii) for errors in judgment made in good faith, (iii) for any action or inaction in accordance with the written direction or consent of the Owner, (iv) for any action or inaction resulting from the Owner’s failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Sections 2.18 or 4.2(c), or (v) for any action or inaction resulting from the Owner’s failure to comply with Section 5.1(b) or Section 5.6; provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the written direction or consent of the Owner) or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind that appears, on its face, to be properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 5.1(a), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that may result in any expense or liability to the Servicer; provided, however, that the Servicer may, with the written consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties, and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities for which the Owner shall be liable and the Servicer shall be entitled to be reimbursed therefor from the Account, unless any such costs or liabilities shall result from the negligence, bad faith or willful misfeasance of the Servicer in performing such action.

Section 5.4. Servicer Not to Resign

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that such Servicer’s duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor that satisfies the requirements set forth in Section 9.1 has assumed the Servicer’s responsibilities and obligations hereunder in accordance with such Section.

Section 5.5. Transfer of Servicing

The Servicer acknowledges that the Owner has entered into this Agreement in reliance upon the adequacy of the Servicer’s servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 5.5, the Servicer shall not either assign this Agreement or any of the servicing rights or obligations hereunder except (i) in connection with a merger or consolidation permitted under Section 5.2(b), or (ii) with the prior written consent of the Owner, which consent shall not be unreasonably withheld or delayed.

Section 5.6. Transfer of Mortgage Loans

(a) The Owner shall have the right, without the consent of the Servicer, to assign its interest under this Agreement with respect to any Mortgage Loans that have been assigned in accordance with Article 6 of the Purchase Agreement; provided, however, that the Owner shall give the Servicer written notice 15 days prior to any such assignment of its interest under this Agreement. The Owner shall also have the right to designate any Person to exercise the rights of Owner hereunder to the extent provided in Section 8.2 of this Agreement. In any such case, all references to the Owner shall be deemed to include such assignee or designee.

(b) The Servicer shall keep books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or any Mortgage Loan unless the books and records show such person as the owner of such Mortgage Loan. Upon receipt of a written notice from the Owner of any assignment of any Mortgage Loan permitted under the Purchase Agreement, the Servicer shall mark its books and records to reflect the ownership of such Mortgage Loan by such assignee, and, except with respect to the indemnity set forth in Section 8.1(f) hereof, the previous Owner shall be released from its obligations hereunder to the extent such obligations relate to Mortgage Loans sold by the Owner and arise after the date of such sale.

Section 5.7. Representations and Warranties of the Servicer

The Servicer hereby represents and warrants to the Owner as of each Closing Date as follows:

(a) The Servicer is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United States, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located, if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Servicer and to the extent necessary to ensure the servicing of each Mortgage Loan in accordance with this Agreement. The Servicer has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligations of the Servicer, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

(b) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to the Servicer or, if required, such consent, approval, authorization, or order has been obtained.

(c) The consummation of the transactions contemplated by this Agreement, including without limitation the fulfillment of, or compliance with, the terms and conditions of this Agreement, are in the ordinary course of business of the Servicer and shall not (i) result in the breach of any term or provision of the charter or by-laws of the Servicer, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement, or other instrument to which the Servicer or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Servicer or its property is subject.

(d) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer’s knowledge, threatened against the Servicer that, either in any one instance or in the aggregate, is likely (in the Servicer’s judgment), to result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or that would adversely affect the validity of this Agreement, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to materially impair the ability of the Servicer to perform its obligations hereunder.

(e) The Servicer is an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with Fannie Mae and Freddie Mac eligibility requirements.

(f) The Servicer is a member of MERS in good standing. The Servicer shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of each MERS Loan for as long as each such Mortgage Loan is registered on the MERS® System.

Section 5.8. Customer Information

Each of the Servicer and the Owner agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of any Customer Information. The Servicer has implemented and shall maintain security measures designed to meet the objectives of the Gramm-Leach-Bliley Act and the regulations promulgated thereunder. The Servicer shall make available to the Owner’s regulator such information regarding security measures as may be requested by the regulator, provided that such information shall not be disclosed to the Owner, and that the Servicer may take reasonable steps to protect proprietary business information and to comply with all applicable laws.

ARTICLE 6.

DEFAULT

Section 6.1. Events of Default

In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

(i) any failure by the Servicer to remit to the Owner within three (3) Business Days when due any payment required to be made under the terms of this Agreement; or

(ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of sixty (60) (or, in the case of any failure to pay the premium for any insurance policy which is required to be maintained hereunder, thirty (30)) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; provided that any failure by the Servicer to duly perform its obligations under Section 4.4 or Section 4.5 shall be deemed to be a material breach of this Agreement; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

(iv) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all, or substantially all, of the Servicer’s property; or

(v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Servicer shall fail to be an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing; or

(vii) the Servicer shall fail to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located; or

(viii) the Servicer shall attempt to assign this Agreement or the servicing responsibilities hereunder in contravention of this Agreement; or

(ix) the Servicer shall fail to maintain a minimum net worth of $25,000,000; or

(x) any representation and warranty of the Servicer contained in Section 5.7 shall be untrue in any material respect as of the related Closing Date and such untruth shall cause the Servicer to be unable to perform its obligations under this Agreement;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the “Defaulted Servicer”), may, in addition to whatever rights the Owner may have at law or equity, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement pursuant to Section 7.2, and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 9.1. Upon written request from the Owner, the Defaulted Servicer shall, at its sole expense, prepare, execute, and place in such successor’s possession or control all Collateral Files and Credit Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than forty-five (45) Business Days following the Owner’s request therefor. The Defaulted Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Defaulted Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor of all cash amounts that have been credited by the Defaulted Servicer to the Account or the Escrow Account at the time of transfer, and all other amounts that may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

Section 6.2. Waiver of Defaults

The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Any such waiver must be in writing to be effective. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall, unless otherwise specified in such waiver, be deemed to have been remedied for every purpose of this Agreement unless the Defaulted Servicer fails to comply with the terms of such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 6.3. Survival of Certain Obligations and Liabilities of the Defaulted Servicer

The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties’ obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer pursuant to this Article 6, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer taken prior to the effective time of such termination.

ARTICLE 7.

TERMINATION

Section 7.1. Termination of Agreement

This Agreement shall terminate upon either (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan subject to this Agreement and each REO Property or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan subject to this Agreement and the remittance of all funds due hereunder, or (ii) the mutual written consent of the parties.

Section 7.2. Termination of the Servicer Upon Unremedied Event of Default

The Owner may, at its sole option, following an unremedied Event of Default and in accordance with Section 6.1, terminate any rights the Servicer may have hereunder. The Owner, with full cooperation of the Servicer, shall arrange for the transfer of servicing, at the Owner’s option, to the Owner or a third party successor servicer pursuant to Section 9.1, and the Servicer shall continue servicing the Mortgage Loans under this Agreement, for the Servicing Fee provided herein, until the Owner gives the Servicer notice of such transfer.

ARTICLE 8.

PASS-THROUGH AND WHOLE LOAN TRANSFERS

Section 8.1. Pass-Through Transfers or Whole-Loan Transfers

(a) The Owner and the Servicer agree that in connection with any Whole Loan Transfer or Pass-Through Transfer permitted under Article 6 of the Purchase Agreement, the Owner, in its sole discretion, may assign its rights under this Agreement with respect to the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer.

(b) The Owner shall reimburse the Servicer for all reasonable out-of-pocket expenses, including attorneys’ fees, incurred by the Servicer in connection with any Whole Loan Transfer or Pass-Through Transfer.

(c) In connection with each Whole Loan Transfer or Pass-Through Transfer permitted under Article 6 of the Purchase Agreement, the Servicer shall cooperate and shall: (i) provide the Owner with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer or Pass-Through Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide any such information); and (ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein.

(d) With respect to any Whole Loan Transfer or Pass-Through Transfer permitted under Article 6 of the Purchase Agreement in which a prospectus, prospectus supplement or other disclosure document (a “Disclosure Document”) is prepared in connection therewith, and in which a substantial portion of the mortgage loans in the related transaction consist of Mortgage Loans, the Servicer shall:

(i) provide for inclusion as part of such Disclosure Document (A) the regulatory status of the Servicer and its affiliates and (B) delinquency and foreclosure information of the type typically provided by the Servicer in connection with mortgage loans originated by the Sellers and securitized by third parties (the information referred to in this sentence, in the form provided to the Owner, being “Servicer’s Information”); and

(ii) execute and deliver an Indemnification Agreement in substantially the form attached to Exhibit C of the Purchase Agreement.

(e) With respect to any Pass-Through Transfer permitted under Article 6 of the Purchase Agreement in which all or substantially all of the mortgage loans in the related transaction consist of Mortgage Loans, the Servicer shall:

(i) execute and deliver a pooling and servicing agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Purchase Agreement and that are customary for public, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such Pass-Through Transfer, provided, that (A) any servicing reporting requirements must be consistent with the standard practices of the Servicer and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Purchase Agreement; and

(ii) provide Owner with opinions of counsel as to the Servicer’s corporate authority and the enforceability of the pooling and servicing agreement against the Servicer, audit letters addressing the delinquency and foreclosure statistics of the Servicer and certificates from public officials, each as the Servicer shall reasonably determine to be necessary to effect such Pass-Through Transfer.

(f) With respect to any Whole Loan Transfer or Pass-Through Transfer in which a Disclosure Document is prepared in connection therewith, the Owner shall:

(i) provide the Servicer with all drafts of the Servicer’s Information when produced and revise the Servicer’s Information in accordance with the Servicer’s comments to correct any information therein at the Owner’s cost; and

(ii) (A) indemnify and hold harmless the Servicer against any losses, claims, damages or liabilities to which the Servicer may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in such Disclosure Document (other than an untrue statement of material fact contained in the Servicer’s Information), or (y) arise out of or are based upon the omission to state in such Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute Servicer’s Information) and (B) reimburse the Servicer for any legal or other expenses reasonably incurred by the Servicer in connection with investigating or defending any such loss, claim, damage, liability or action.

Section 8.2. Designation of a Master Servicer

(a) Notwithstanding anything to the contrary contained in this Agreement, the Owner shall have the right, in its sole discretion, upon 30 days’ prior written notice to the Servicer, to appoint and designate a master servicer (the “Master Servicer”), as master servicer of Mortgage Loans. The Servicer acknowledges that the Purchaser has provided notice that it will appoint and designate Aurora Loan Services, Inc. as Master Servicer of the Mortgage Loans and that the Mortgage Loans will, subject to Section 8.2(b), be serviced in accordance with this Agreement. The written notice required pursuant to this Section 8.2 is deemed to have been satisfied with respect to the appointment of Aurora Loan Services, Inc. Upon receipt of written notice of the appointment of a Master Servicer pursuant to this Section 8.2 (other than Aurora Loan Services, Inc.), the Servicer shall promptly enter into a servicing agreement (a “Master Servicing Agreement”) to service the Mortgage Loans for the Master Servicer in accordance with the Master Servicer’s requirements as set forth in the Master Servicer’s servicing guide; provided, however, that the Servicer shall be under no obligation to enter into any Master Servicing Agreement unless the obligations and duties of the Servicer as a subservicer thereunder (i) are not materially different from than those set forth herein, (ii) do not cause undue burden on the Servicer, (iii) do not expand in any material respect any of the obligations, duties or liabilities of the Servicer hereunder and (iv) will not result in any increased cost to the Servicer. If the Servicer and the Master Servicer enter into a Master Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of the Master Servicing Agreement and, to the extent inconsistent therewith, the servicing provisions set forth in this Agreement shall be superseded by the Master Servicing Agreement. If the Servicer and the Master Servicer do not enter into a Master Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of this Agreement.

(b) Upon appointment of a Master Servicer in accordance with Section 8.2(a), the Servicer shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Owner” hereunder. The Master Servicer shall have all rights as designee of the Owner to enforce the covenants and conditions set forth in this Agreement, and the Servicer shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Owner. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Owner, and the Servicer shall be entitled to rely on such waivers and consents as if such waivers or consents were the waivers or consents of the Owner. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Owner’s designee hereunder, and such amendments or modifications shall be binding upon the Owner as if the Owner had executed and delivered the same. The Servicer shall treat the Master Servicer as “Owner” hereunder until the Servicer receives written notice from the Owner that the Owner has terminated the Master Servicer.

(c) Upon receipt of notice of termination of the Master Servicer, the Servicer shall no longer deal with the Master Servicer and shall instead deal directly with the Owner. From and after receipt of such notice of termination of the Master Servicer, the Servicer shall service the applicable Mortgage Loans in accordance with the provisions of this Agreement and shall give no effect to any Master Servicing Agreement entered into with the Master Servicer.

Section 8.3. Servicer’s Purchase Right

If, at any time, either (i) the aggregate Unpaid Principal Balance of any pool of Mortgage Loans that are transferred pursuant to a Whole Loan Transfer (“Transferred Loans”) is less than or equal to one percent (1%) of the Unpaid Principal Balance of such Transferred Loans on the date of such Whole Loan Transfer, or (ii) the aggregate Unpaid Principal Balance of any Mortgage Loans purchased hereunder and retained by the Owner (“Portfolio Loans”) is less than or equal to one percent (1%) of the Unpaid Principal Balance of such Portfolio Loans on the date of purchase from the applicable Seller, the Servicer may elect, in its sole discretion, to purchase such Transferred Loans or Portfolio Loans, as the case may be. The purchase price of Mortgage Loans purchased by the Servicer pursuant to this Section 8.3 shall equal the lesser of (i) the aggregate fair market value of such Mortgage Loans at the time of purchase by the Servicer and (ii) the aggregate Unpaid Principal Balance of such Mortgage Loans, plus the amount of interest on such Unpaid Principal Balance at the applicable Net Rate from the date to which interest has last been paid and distributed to the Owner to, and including, the last day of the month in which such purchase occurs.

ARTICLE 9.

MISCELLANEOUS PROVISIONS

Section 9.1. Successor to the Servicer

(a) Prior to termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 5.4, 6.1, 7.1, or 7.2, the Owner shall either (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession, or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties, and liabilities under this Agreement. If the Servicer’s duties, responsibilities, and liabilities under this Agreement shall be terminated pursuant to any of the foregoing Sections, the Servicer shall discharge such duties and responsibilities with the same degree of diligence and prudence that it is obligated to exercise under this Agreement, from the date it acquires knowledge of such termination until the effective date thereof.

(b) The Servicer shall promptly deliver to its successor (i) the funds in the Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agreement and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (ii) all Collateral Files and Credit Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

(c) Upon a successor’s acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

(d) Notwithstanding any termination pursuant to this Agreement, the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of (i) unreimbursed Servicing Advances or Monthly Advances, (ii) unpaid Servicing Fees or REO Management Fees, or (iii) other servicing compensation, and shall continue to be entitled to the benefits of Section 5.3 notwithstanding any such termination, with respect to events occurring prior to such termination.

Section 9.2. Amendment

This Agreement may be amended from time to time solely by written agreement signed by both of the parties.

Section 9.3. Recordation of Agreement; Perfection of Security Interest; Further Assurances

(a) To the extent necessary under applicable law to protect the interests of the Owner, this Agreement, or a memorandum thereof, is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner at the Owner’s expense.

(b) The Servicer agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including, without limitation, the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions, as may be reasonably requested by the Owner.

Section 9.4. Duration of Agreement

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 9.5. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

Section 9.6. General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 9.7. Reproduction of Documents

This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers, and modifications that may hereafter be executed, (ii) documents received by any party on any Closing Date, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business. Any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.8. Notices

All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt (x) in the case of any notice of an Event of Default, if mailed by registered mail, postage prepaid and (y) in the case of any other demand, notice, consent, waiver or other communication, if personally delivered, mailed by registered mail, postage prepaid, delivered by air courier or sent by facsimile to:

(i) in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

Washington Mutual Bank, FA
19850 Plummer St. (Mail Stop N070205)
Chatsworth, CA 91311
Attention: Vice President, Investor Reporting
Telephone: (818) 775-2278
Facsimile: (818) 775-2819

(ii) in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the Owner:

Lehman Brothers Bank, FSB
745 Seventh Avenue, Fifth Floor
New York, NY 10019
Attention: Brian Head
Facsimile: (212) 520-0886

and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner.

Notwithstanding the foregoing any demand, notice, consent, waiver or communication (other than those referred to in clause (x) above) may be given by any other means if the parties hereto agree to such alternative means in writing.

Section 9.9. Severability of Provisions

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a new structure, the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 9.10. Exhibits and Schedules

The exhibits and schedules to this Agreement are hereby incorporated and made an integral part of this Agreement.

Section 9.11. Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 5.4, 5.5, 5.6, 6.1, 7.1 and 8.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

Section 9.12. Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.13. Other Agreements Superseded; Entire Agreement

This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 9.14. Attorneys’ Fees

If either party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees from the other party, including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

[signatures follow]

TO WITNESS THIS, the Servicer and the Owner have caused their names to be signed to this Servicing Agreement by their respective officers duly authorized as of the day and year first written above.

SERVICER:
WASHINGTON MUTUAL BANK, FA a federally chartered savings association

By:
Name:
Title:

OWNER:
LEHMAN BROTHERS BANK, FSB a federal savings bank

By:
Name:
Title:

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Washington Mutual Bank, FA.

__________________________________________________
[Print Name]_________________________
NOTARY PUBLIC in and for the State of
Washington, residing at _________________
My commission expires _________________

STATE OF ________	)
) ss.
COUNTY OF ______	)

This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Lehman Brothers Bank, FSB.

__________________________________________________
[Print Name]_________________________
NOTARY PUBLIC in and for the State of
_______________, residing at _________________
My commission expires _________________

EXHIBIT A

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: [Name/Address of Owner]
Attention: _________________
Telephone: _________________
Facsimile: __________________

Re:	Servicing Agreement dated as of September 1, 2003 (the “Servicing Agreement”) between Lehman Brothers Bank, FSB (the “Owner”) and Washington Mutual Bank, FA (the “Servicer”)

In connection with the administration of the Mortgage Loans that we service on your behalf pursuant to the Servicing Agreement, we request the release, and acknowledge receipt of the Collateral File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents: (check one)

_____	1.	Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Account as provided in the Servicing Agreement.)

_____	2.	Mortgage Loan in foreclosure.

_____	3.	Repurchase pursuant to the Servicing Agreement or the Purchase Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Account.)

_____	4.
Mortgage Loan liquidated by _____________________. (The Servicer hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Account pursuant to the Servicing Agreement.)

_____	5.	Other (Explain): ________________________________________

A-1

If box 1, 2 or 3 above is checked, and if all or part of the Collateral File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 4 or 5 above is checked, upon our return of all of the above documents to you, please acknowledge your reception by signing in the space indicated below and returning this form.

WASHINGTON MUTUAL BANK, FA

By:
Name:
Title:

Acknowledgment of Documents
returned to the Owner:

LEHMAN BROTHERS BANK, FSB

By:

Name:

Title:

Date:

A-2

EXHIBIT B

ACCOUNT CERTIFICATION

_______________, 2003

Washington Mutual Bank, FA (the “Servicer”) hereby certifies that it has established an account meeting the requirements of Section 2.4 of the Servicing Agreement dated as of September 1, 2003, between the Owner and the Servicer named therein.

Title of Account:	“Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner.”

Account Number:	______________________________________

Address of office or branch of the Servicer at which Collection Account is maintained:	______________________________________
_________________________________
_________________________________

WASHINGTON MUTUAL BANK, FA

By:
Name:
Title:

B-1

EXHIBIT C

ACCOUNT LETTER AGREEMENT

_______________, ______

To:	____________________ ____________________ ____________________ ____________________ (the “Depository”)

As the “Servicer” under the Servicing Agreement dated as of September 1, 2003, between the Servicer and the Owner named therein (the “Agreement”), we hereby authorize and request you to establish an account, as an Account pursuant to Section 2.4 of the Agreement, to be designated as “Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

By:
Name:
Title:

The undersigned, as the “Depository,” hereby certifies that the above-described account has been established under Account Number _________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

(Name of Depository)

By:
Name:
Title:

C-1

EXHIBIT D

ESCROW ACCOUNT CERTIFICATION

_______________, 2003

Washington Mutual Bank, FA (the “Servicer”) hereby certifies that it has established an account meeting the requirements of Section 2.6 of the Servicing Agreement dated as of September 1, 2003, between the Servicer and the Owner named therein.

Title of Escrow Account:	“Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner, and certain Mortgagors.”

Account Number:	______________________________________

Address of office or branch of the Servicer at which Escrow Account is maintained:	______________________________________
_________________________________
_________________________________

WASHINGTON MUTUAL BANK, FA

By:
Name:
Title:

D-1

EXHIBIT E

ESCROW ACCOUNT LETTER AGREEMENT

____________________, ___

To:	____________________ ____________________ ____________________ ____________________ (the “Depository”)

As the “Servicer” under the Servicing Agreement dated as of September 1, 2003, between the Servicer and the Owner named therein (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.6 of the Agreement, to be designated as “Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner, and certain Mortgagors.” All deposits in the account pursuant to the Agreement shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account by fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

By:
Name:
Title:

The undersigned, as the “Depository,” hereby certifies that the above-described account has been established under Account Number _________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

(Name of Depository)

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE

I, [name of certifying individual], a duly elected and acting officer of Washington Mutual Bank, FA (the “Servicer”), certify pursuant to Section 4.4(b) of the Servicing Agreement dated as of September 1, 2003 (as from time to time amended or replaced by a reconstituted servicing or other successor servicing agreement, the “Servicing Agreement”) between the Servicer and Lehman Brothers Bank, FSB (the “Owner”) to the Owner and each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) of the Servicing Agreement (the “Servicing Reports”), each Person, if any, who “controls” the Owner or such other Person within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1. For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 4.4(a) of the Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all Servicing Reports provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2. The Relevant Information has been provided to those Persons entitled to receive it.

3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants’ statement provided pursuant to Section 4.5, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

DATED as of ________ __. 200_.

Name:
Title:

F-1

EXECUTION VERSION

AMENDMENT TO

SERVICING AGREEMENT
Dated as of September 1, 2003

Between

WASHINGTON MUTUAL BANK, FA

(Servicer)

and

LEHMAN BROTHERS BANK, FSB

(Owner)

Dated as of July 1, 2004

AMENDMENT TO SERVICING AGREEMENT

This Amendment (the “Amendment”) to that certain Servicing Agreement (the “Servicing Agreement”), dated as of September 1, 2003, between Lehman Brothers Bank, FSB, a federal savings bank, as owner (the “Owner”), and Washington Mutual Bank, FA, a savings bank organized under the laws of the United States (the “Servicer”), is made effective the 1st day of July, 2004. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Servicing Agreement.

PRELIMINARY STATEMENT

WHEREAS, the Owner and the Servicer desire to amend certain terms and conditions of the Servicing Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Servicer agree as follows:

AGREEMENT

1. Amendment to Section 5.1(a). Section 5.1(a) is amended and restated to read in its entirety as follows:

(a) The Servicer agrees to indemnify and hold harmless the Owner against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement (“Losses”); provided, however, the Servicer shall not be liable hereunder with respect to (i) any action or inaction resulting from the written direction or consent of the Owner, (ii) any action or inaction resulting from the Owner’s failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Sections 2.18 or 4.2(c), or (iii) any action or inaction resulting from the Owner’s failure to comply with Section 5.1(b) or Section 5.6 and provided further, that with respect to Losses related to claims other than third party claims, the Servicer shall only be liable to the Owner for the fees and expenses of the Owner’s legal counsel to the extent that such fees and expenses are required to be reimbursed pursuant to Section 9.14 hereof. The Servicer shall notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that the Servicer determines in its good faith judgment will materially affect the Owner’s interest in such Mortgage Loans. The Servicer shall assume (with the written consent of the Owner) the defense of any such claim and, subject to the last sentence of this paragraph, pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against the Servicer or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim. The Servicer shall have the right to reimburse itself from the Account for all expenses, advances and liabilities incurred by the Servicer in respect of any such claim (whether or not the Servicer has assumed the defense thereof), except when the claim (x) is related to the Servicer’s obligations to indemnify the Owner pursuant hereto, (y)  results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement, or (z) results from the Servicer’s willful misconduct, bad faith or negligence in performing its duties under this Agreement.

1

2. Miscellaneous.

(a) On and after the date of this Amendment, each reference in the Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Servicing Agreement, as amended by this Amendment.

(b) Except as specifically amended above, the Servicing Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(c) This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which taken together shall constitute one and the same original.

(d) This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

(e) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Servicing Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

(f) The headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

[signatures follow]

2

TO WITNESS THIS, the Owner and the Servicer have caused their names to be signed to this Amendment by their respective officers duly authorized as of the day and year first written above.

WASHINGTON MUTUAL BANK, FA a federally chartered savings bank

By:

Name:

Title:

LEHMAN BROTHERS BANK, FSB a federal savings bank

By:

Name:

Title:

[Signature Page to July 2004 Amendment to September 2003 Servicing Agreement]

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

This instrument was acknowledged before me on ______________________, 2004, by _____________________ as _________________________ of Washington Mutual Bank, FA.

[Print Name] ______________________
NOTARY PUBLIC in and for the State of Washington, residing at ___________________ My commission expires ___________________

STATE OF ___________________	)
) ss.
COUNTY OF _________________	)

This instrument was acknowledged before me on ______________________, 2004, by _____________________ as _________________________ of Lehman Brothers Bank, FSB.

[Print Name] ______________________
NOTARY PUBLIC in and for the State of ___________, residing at _________________ My commission expires __________________

EXECUTION VERSION

REGULATION AB AMENDMENT TO SERVICING AGREEMENT

This REGULATION AB AMENDMENT TO SERVICING AGREEMENT dated as of March 1, 2006 (the "Amendment") between WASHINGTON MUTUAL BANK (formerly known as Washington Mutual Bank, FA), a savings bank organized under the laws of the United States, as servicer (the "Servicer"), and LEHMAN BROTHERS BANK, FSB, a federal savings bank organized under the laws of the United States as owner (the "Owner"), is made with respect to the Servicing Agreement dated as of September 1, 2003, and amended as of July 1, 2004, (the "Original Servicing Agreement") between the Servicer and the Owner. Capitalized terms used in this Amendment without definition have the meanings assigned to them in the Original Servicing Agreement.

The parties wish to amend the Original Servicing Agreement in order to facilitate compliance by the Owner and its assignees with Regulation AB (as defined below).

Accordingly, the parties agree as follows:
ARTICLE I
AMENDMENTS

Section 1.1. Definitions

(a) Article 1 of the Original Servicing Agreement is amended by adding the following definitions:

Commission: The United States Securities and Exchange Commission.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Issuing Entity: The issuing entity, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Master Servicer: As defined in Section 8.1(e).

Master Servicing Agreement: As defined in Section 8.1(e).

Participating Entity: As defined in Section 8.7(a)(iii).

Permitted Reconstitution: As defined in Section 8.1(a).

Purchase Agreement: That certain Mortgage Loan Purchase and Sale Agreement dated as of September 1, 2003 among Washington Mutual Bank, FA, Washington Mutual Bank fsb and Washington Mutual Bank as the sellers and the Owner as the purchaser, as amended.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement or agreements entered into by the Servicer and the Owner and/or certain third parties, including a Master Servicer, in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under this Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Required Notice: With respect to any Reconstitution, 15 days' prior written notice.

Sarbanes Certification: As defined in Section 8.7(a)(iv).

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer Information: The information provided by the Servicer, any Subservicer or any Subcontractor pursuant to Section 8.5(a) and (b).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

2

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

(b) Article 1 of the Original Servicing Agreement is amended by amending and restating the following definitions in their entirety:

Disclosure Document: With respect to any Securitization Transaction, a prospectus, prospectus supplement, free writing prospectus, private placement memorandum or offering circular prepared in connection with such Securitization Transaction.

Portfolio Loans: As defined in Section 8.1(d).

Transferred Loans: As defined in Section 8.1(d).

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

(c) Article 1 of the Original Servicing Agreement is amended by deleting the following definitions: "Indemnified Party," "Pass-Through Transfer" and "Servicer's Information."

(d) The following provisions of the Original Servicing Agreement shall cease to be effective as of December 31, 2006: (i) Sections 4.4 and 4.5 and the related definitions of "Indemnitee," "Management Assertion" and "USAP" in Article 1 and (ii) clause (viii) of Section 6.1 and the related definition of "Certification Cure Deadline."

(e) Section 5.6 of the Original Servicing Agreement is amended and restated in its entirety to read as follows:

Section 5.6 Transfer of Mortgage Loans

(a) The Owner shall have the right, without the consent of the Servicer, to assign its interest under this Agreement with respect to any Mortgage Loans that have been assigned in accordance with Article 6 of the Purchase Agreement; provided, however, that the Owner shall give the Servicer Required Notice prior to any such assignment of its interest under this Agreement. The Owner shall also have the right to designate any Person to exercise the rights of Owner hereunder to the extent provided in Section 8.1(e) of this Agreement. In any such case, all references to the Owner shall be deemed to include such assignee or designee.

3

(b) The Servicer shall keep books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or any Mortgage Loan unless the books and records show such person as the owner of such Mortgage Loan. Upon receipt of a written notice from the Owner of any assignment of any Mortgage Loan permitted under the Purchase Agreement, the Servicer shall mark its books and records to reflect the ownership of such Mortgage Loan by such assignee, and, except with respect to the indemnification obligations set forth in any Indemnification Agreement entered into pursuant to Section 8.9 hereof, the previous Owner shall be released from its obligations hereunder to the extent such obligations related to Mortgage Loans sold by the Owner and arise after the date of such sale.

(f) Article 8 of the Original Servicing Agreement is amended and restated in its entirety to read as follows:

ARTICLE 8
RECONSTITUTIONS; REGULATION AB COMPLIANCE

Section 8.1 Reconstitutions; Servicer's Purchase Right

(a) Upon Required Notice to the Servicer and subject to the terms and conditions in Article 6 of the Purchase Agreement, the Owner may, at its sole option, effect one or more Whole Loan Transfers or Securitization Transactions with respect to some or all of the Mortgage Loans (each, a "Permitted Reconstitution"). In connection with any Permitted Reconstitution, the Owner, in its sole discretion, may assign its rights under this Agreement with respect to the Mortgage Loans subject to such Permitted Reconstitution, and the Servicer shall service the affected Mortgage Loans as the servicer, or as subservicer, if a Master Servicer is employed as provided in Section 8.1(e)(i), on the terms and conditions set forth herein and in any related Reconstitution Agreement.

(b) The Owner shall reimburse the Servicer for all reasonable out-of-pocket expenses, including attorneys’ fees, incurred by the Servicer in connection with any Reconstitution.

(c) With respect to any Permitted Reconstitution, the Servicer shall (i) provide the Owner with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Reconstitution (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information) and (ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein.

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(d) If, at any time, either (i) the aggregate Unpaid Principal Balance of any pool of Mortgage Loans that are transferred pursuant to a Whole Loan Transfer (“Transferred Loans”) is less than or equal to one percent (1%) of the Unpaid Principal Balance of such Transferred Loans on the date of such Whole Loan Transfer, or (ii) the aggregate Unpaid Principal Balance of any Mortgage Loans serviced hereunder and retained by the Owner (“Portfolio Loans”) is less than or equal to one percent (1%) of the Unpaid Principal Balance of such Portfolio Loans on the date of purchase from the applicable Seller, the Servicer may elect, in its sole discretion, to purchase such Transferred Loans or Portfolio Loans, as the case may be. The purchase price of Mortgage Loans purchased by the Servicer pursuant to this Section 8.1(d) shall equal the lesser of (i) the aggregate fair market value of such Mortgage Loans at the time of purchase by the Servicer and (ii) the aggregate Unpaid Principal Balance of such Mortgage Loans, plus the amount of interest on such Unpaid Principal Balance at the applicable Net Rate from the date to which interest has last been paid and distributed to the Owner to, and including, the last day of the month in which such purchase occurs.

(e)  (i) Notwithstanding anything to the contrary contained in this Agreement, the Owner shall have the right, in its sole discretion, upon 30 days’ prior written notice to the Servicer, to appoint and designate a master servicer (the “Master Servicer”), as master servicer of Mortgage Loans. The Servicer acknowledges that the Purchaser has provided notice that it will appoint and designate Aurora Loan Services LLC as Master Servicer of the Mortgage Loans and that the Mortgage Loans will, subject to Section 8.1(e)(ii), be serviced in accordance with this Agreement. The written notice required pursuant to this Section 8.1(e)(i) is deemed to have been satisfied with respect to the appointment of Aurora Loan Services LLC. Upon receipt of written notice of the appointment of a Master Servicer pursuant to this Section 8.1(e)(i) (other than Aurora Loan Services LLC), the Servicer shall promptly enter into a servicing agreement (a “Master Servicing Agreement”) to service the Mortgage Loans for the Master Servicer in accordance with the Master Servicer’s requirements as set forth in the Master Servicer’s servicing guide; provided, however, that the Servicer shall be under no obligation to enter into any Master Servicing Agreement unless the obligations and duties of the Servicer as a subservicer thereunder (A) are not materially different from than those set forth herein, (B) do not cause undue burden on the Servicer, (C) do not expand in any material respect any of the obligations, duties or liabilities of the Servicer hereunder and (D) will not result in any increased cost to the Servicer. If the Servicer and the Master Servicer enter into a Master Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of the Master Servicing Agreement and, to the extent inconsistent therewith, the servicing provisions set forth in this Agreement shall be superseded by the Master Servicing Agreement. If the Servicer and the Master Servicer do not enter into a Master Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of this Agreement and any related Reconstitution Agreement.

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(ii) Upon appointment of a Master Servicer in accordance with Section 8.1(e)(i), the Servicer shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Owner” hereunder. The Master Servicer shall have all rights as designee of the Owner to enforce the covenants and conditions set forth in this Agreement, and the Servicer shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Owner. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Owner, and the Servicer shall be entitled to rely on such waivers and consents as if such waivers or consents were the waivers or consents of the Owner. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Owner’s designee hereunder, and such amendments or modifications shall be binding upon the Owner as if the Owner had executed and delivered the same. The Servicer shall treat the Master Servicer as “Owner” hereunder until the Servicer receives written notice from the Owner that the Owner has terminated the Master Servicer.

(iii) Upon receipt of notice of termination of the Master Servicer, the Servicer shall no longer deal with the Master Servicer and shall instead deal directly with the Owner. From and after receipt of such notice of termination of the Master Servicer, the Servicer shall service the applicable Mortgage Loans in accordance with the provisions of this Agreement and shall give no effect to any Master Servicing Agreement entered into with the Master Servicer.

Section 8.2 Reconstitution Agreements

In connection with each Permitted Reconstitution, the Servicer shall:

(i) execute and deliver a Reconstitution Agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Purchase Agreement and, in the case of a Securitization Transaction, that are customary for publicly offered or privately placed, rated or unrated securities backed by mortgage loans similar to the Mortgage Loans included in such Securitization Transaction, provided that (A) any servicing reporting requirements must be consistent with the standard practices of the Servicer; and (B) such Reconstitution Agreement does not expand in any material respect any of the obligations, duties or liabilities of the Servicer under this Agreement or result in any increased cost to the Servicer; and

(ii) with respect to any Securitization Transaction in which all or substantially all of the mortgage loans in the entire related transaction consist of Mortgage Loans, (A) execute and deliver a pooling and servicing agreement that meets the requirements of clause (i) above, provided that each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Purchase Agreement; and (B) provide the Owner with opinions of counsel as to the Servicer’s corporate authority and the enforceability of the pooling and servicing agreement against the Servicer and certificates from public officials, each as the Servicer shall reasonably determine to be necessary to effect such Securitization Transaction.

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Section 8.3 Intent of the Parties; Reasonableness

The Owner and the Servicer acknowledge and agree that the purpose of Sections 8.4, 8.5, 8.6, 8.7, 8.8 and 8.9 is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser and any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. Each party agrees that it shall cooperate in good faith to amend this Amendment and/or the Original Servicing Agreement in light of any changes in the interpretations of the requirements of Regulation AB over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise. In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or such Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or such Depositor to be necessary in order to effect such compliance.

The Owner (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Owner's reasonable judgment, to comply with Regulation AB.

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Section 8.4 Additional Representations and Warranties of the Servicer

(a) The Servicer shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner or such Depositor under Section 8.5 for a Permitted Reconstitution that, except as disclosed in writing to the Owner or such Depositor, as applicable: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB (other than the affiliation between the Servicer and Washington Mutual Bank fsb and Washington Mutual Mortgage Securities Corp.).

(b) If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under Section 8.5, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 8.4(a) or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

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Section 8.5 Information to Be Provided by the Servicer

In connection with any Securitization Transaction that is a Permitted Reconstitution, the Servicer shall (x) within five Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in Sections 8.5(a) and (d), and (y) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in Section 8.5(b).

(a) If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and, as applicable, each Subservicer, as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(i) the Servicer’s and each Subservicer's form of organization;

(ii) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer and each Subservicer;

(iii) a description of any affiliation or relationship between the Servicer and each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(A) the Sponsor;

(B) the Depositor;

(C) the Issuing Entity;

(D) any servicer;

(E) any trustee;

(F) any originator;

(G) any significant obligor;

(H) any enhancement or support provider; and

(I) any other material transaction party.

(iv) a description of how long the Servicer and each Subservicer have been servicing residential mortgage loans; a general discussion of the Servicer’s and each Subservicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s and each Subservicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreement; information regarding the size, composition and growth of the Servicer’s and each Subservicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer and each Subservicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(A) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer or any Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

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(B) the extent of outsourcing the Servicer and each Subservicer utilizes;

(C) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer or any Subservicer during the three-year period immediately preceding the related Securitization Transaction;

(D) whether the Servicer or any Subservicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(E) such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(v) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s and each Subservicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans;

(vi) information regarding the Servicer’s and each Subservicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer or Subservicer could have a material adverse effect on the performance by the Servicer or Subservicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(vii) information regarding advances made by the Servicer and each Subservicer on the Mortgage Loans and the Servicer’s and Subservicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer or Subservicer to the effect that the Servicer or Subservicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

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(viii) a description of the Servicer’s and each Subservicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(ix) a description of the Servicer’s and each Subservicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(x) information as to how the Servicer and each Subservicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b) If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Owner and such Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer or any Subservicer and any of the parties specified in clause (iii) of Section 8.5(a) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Owner and such Depositor a description of such proceedings, affiliations or relationships.

(c) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and such Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or such Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

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(d) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Owner or any Depositor, the Servicer shall provide such other information which is available to the Servicer without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans as is reasonably required for distribution reports in accordance with Item 1121 of Regulation AB and as mutually agreed to by the Servicer and the Owner or such Depositor. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 8.6. Servicer Compliance Statement

On or before March 15 of each calendar year, commencing in 2007, the Servicer shall deliver to the Owner and any Depositor a statement of compliance addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 8.7 Report on Assessment of Compliance and Attestation

(a) On or before March 15 of each calendar year, commencing in 2007, the Servicer shall:

(i) deliver to the Owner and any Depositor a report (in form and substance reasonably satisfactory to the Owner and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on Exhibit H hereto;

(ii) deliver to the Owner and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

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(iii) cause each Subservicer and each Subcontractor determined by the Servicer pursuant to Section 8.8(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each such Subcontractor, a “Participating Entity”), to deliver to the Owner and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 8.7(a); and

(iv) if requested by the Owner or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Owner, such Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit D.

The Servicer acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Owner nor any Depositor will require delivery of a certification under clause (iv) above unless such Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans. Further, no certification delivered under clause (iv) above shall be filed by the Owner or such Depositor or any designee thereof as an exhibit to, or otherwise included in, any filing with the Commission, except to the extent (A) required by applicable law or (B) the Owner or such Depositor reasonably determines that filing such certification is required to meet its disclosure obligations.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 8.7(a)(iii) shall address each of the Servicing Criteria specified on Exhibit H hereto and identified as applicable to such Subservicer in an officer’s certificate delivered to the Owner on or prior to the date on which such Subservicer is appointed. An assessment of compliance provided by a Subcontractor pursuant to Section 8.7(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 8.8(b).

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Section 8.8 Use of Subservicers and Subcontractors

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section 8.8. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 8.8.

(a) It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section 8.8(a) and with Sections 8.4, 8.5(b) and (d), 8.6, 8.7 and 8.9 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 8.5(c) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 8.6, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 8.7 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 8.7 as and when required to be delivered.

(b) It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Owner and any Depositor (or any designee of such Depositor, such as a Master Servicer or administrator) a written description (in form and substance satisfactory to the Owner and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are Participating Entities, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 8.7 and 8.9 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 8.7, in each case as and when required to be delivered.

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Section 8.9 Indemnification; Remedies

(a) With respect to any Securitization Transaction for which Servicer Information is included in a related Disclosure Document, the Servicer, on the one hand, and the Owner, the Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser, on the other hand, shall execute and deliver an indemnification agreement (an “Indemnification Agreement”) in substantially the form attached as Exhibit I hereto, pursuant to which certain parties shall indemnify other party or parties and their respective affiliates and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act) and their respective present and former directors, officers and employees for the matters set forth in such Indemnification Agreement.

(b) The Servicer shall indemnify the Owner, the Depositor, each Sponsor, each Issuing Entity and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction and each Person who controls any of such parties (within the meaning of Section 20 of the Exchange Act) and their respective affiliates, present and former directors, officers and employees, and shall hold each of them harmless from and against any losses damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information report, certification, accountants' letter or other material when and as required under this Article 8, including any failure by the Servicer to identify pursuant to Section 8.8(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(ii) any untrue statement of a material fact contained in any information, report or certification delivered in written or electronic form or the omission to state therein any material fact required to be stated therein, if applicable, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, by the Servicer, any Subservicer or any Subcontractor pursuant to Sections 8.4(b), 8.5(b) or (d), 8.6, 8.7(a)(i) or 8.7(a)(iv).

In the case of any failure of performance described in clause (i) of this Section 8.9(b), the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

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(c) (i) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article, or any breach by the Servicer of a representation or warranty set forth in Section 8.4(a) or in a writing furnished pursuant to Section 8.4(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such failure or breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 8.4(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this Section 8.9(c), immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 8.6 or 8.7, including (except as provided below) any failure by the Servicer to identify pursuant to Section 8.8(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required (or if the Depositor (or its agent) has obtained an extension to the Commission filing deadline for the related 10-K, the date occurring ten calendar days prior to the extended filing deadline) shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

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Neither the Owner nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (c)(ii) if a failure of the Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a Master Servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iv) Notwithstanding anything in clauses (c)(i) or (c)(ii) of this Section 8.9 to the contrary, the initial failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under this Agreement shall not constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, provided that (A) such failure may not reasonably be expected to have a material adverse effect on the Purchaser, any Depositor or the Sponsor) and (B) such failure shall be remedied as soon as practicable.

(d) Notwithstanding anything in this Section 8.9 to the contrary, in no event shall the Servicer have any liability for any indirect, special, consequential or punitive damages, losses, costs or expenses incurred by the Owner or any other party entitled to indemnification or other remedies hereunder.

(f) The Original Servicing Agreement is amended by substituting Exhibit D attached hereto for Exhibit D to the Original Servicing Agreement.

(g) The Original Servicing Agreement is amended by adding the following  exhibits:

Exhibit H Servicing Criteria

Exhibit I Form of Indemnification Agreement

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ARTICLE II
MISCELLANEOUS

Section 2.1 Conditions to Effectiveness

This Amendment shall be effective upon the execution and delivery by both parties of this Amendment.

Section 2.2 Reference to and Effect on the Purchase Agreement and the Servicing Agreement

Each reference in the Servicing Agreement to "this Agreement" or otherwise to the Servicing Agreement shall hereafter be deemed to refer to the Servicing Agreement as amended hereby. Each reference to the Servicing Agreement in the Purchase Agreement or in any other document or agreement executed in connection therewith or with the Servicing Agreement shall hereafter be deemed to refer to the Servicing Agreement as amended hereby.

Section 2.3 Ratification

The Servicing Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue unimpaired and in full force and effect in accordance with the provisions thereof, as amended or modified on or prior to the date hereof and as hereby amended.

Section 2.4 Applicable Law

This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

Section 2.5 Severability

Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment and without affecting the validity or enforceability of such or any other provision in any other jurisdiction.

Section 2.6 Counterparts

This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each party hereto.

[Signature page follows]

18

The Servicer and the Owner have caused this Regulation AB Amendment to Servicing Agreement to be executed as of the date set forth above.

SERVICER:
WASHINGTON MUTUAL BANK a federally chartered savings bank

By:

Name:

Title:

OWNER:
LEHMAN BROTHERS BANK, FSB a federal savings bank organized under the laws of the United States

By:

Name:

Title:

19

EXHIBIT D

FORM OF ANNUAL CERTIFICATION

Re:  The [  ] agreement dated as of [  ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _____________________ of Washington Mutual Bank (the “Servicer”), certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)  I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicing Information”);

(2)  Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3)  Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)  I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

D-1

(5)  The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name: Title:

D-2

EXHIBIT H

SERVICING CRITERIA

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT I

FORM OF INDEMNIFICATION AGREEMENT

[DEPOSITOR]
[TRUST/CERTIFICATES]

[DATE]

Reference is made to the [OFFERING DOCUMENT] to [CERTIFICATES] (together, the “Offering Materials”).

[Each of] [NAME OF SELLER(S)] (“Seller(s)”) hereby, severally and not jointly, agrees to indemnify and hold harmless Structured Asset Securities Corporation (the “Company”), Lehman Brothers Holdings Inc. (the “Sponsor”) and Lehman Brothers Inc. (“Lehman”), the respective affiliates, present and former directors, officers and employees of each of the foregoing and each person, if any, who controls the Company, the Sponsor or Lehman within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the information attached hereto on Exhibit A with respect to such Seller (the “Seller Information”) or (ii) the omission or alleged omission to state in the Seller Information any material fact required to be stated therein or necessary to make the statements in the Seller Information, in light of the circumstances under which they were made, not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in strict conformity with the Seller Information furnished by such Seller specifically for use in the Offering Materials as attached hereto as Exhibit A. In addition, each of the Sellers, severally and not jointly, will reimburse the Company, the Sponsor and Lehman, the affiliates of each of the foregoing, the present and former respective officers, directors and employees of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses, as and when incurred.

Washington Mutual Bank (the “Servicer”) hereby agrees to indemnify and hold harmless the Company, the Sponsor and Lehman, the respective affiliates, present and former directors, officers and employees of each of the foregoing and each person, if any, who controls the Company, the Sponsor or Lehman within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the information attached hereto on Exhibit B with respect to the Servicer (the “Servicer Information”) or (ii) the omission or alleged omission to state in the Servicer Information any material fact required to be stated therein or necessary to make the statements in the Servicer Information, in light of the circumstances under which they were made, not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in strict conformity with the Servicer Information furnished by the Servicer specifically for use in the Offering Materials as attached hereto as Exhibit B. In addition, the Servicer will reimburse the Company, the Sponsor and Lehman, the affiliates of each of the foregoing, the present and former respective officers, directors and employees of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses, as and when incurred.

The Sponsor hereby agrees to indemnify and hold harmless each of the Sellers and the Servicer, their affiliates, respective officers and directors and each person, if any, who controls such Seller or the Servicer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each of the Sellers and the Servicer, their affiliates, present and former directors, officers and employees and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses, as and when incurred; provided, however, that the Sponsor will not be liable in any such case to the extent that any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses arise out of, or are based upon, an untrue statement or omission, or alleged untrue statement or omission, made in the Offering Materials in reliance upon and in conformity with the Seller Information or the Servicer Information.

For purposes of this Indemnification Agreement, (i) each Seller hereby, severally and not jointly, represents and warrants, as of the date of the Offering Materials, that the Seller Information with respect to such Seller includes all information that is required to be provided under Items 1110(b), 1117 and 1119 of Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as in effect on the date the Seller Information was provided by such Seller and (ii) the Servicer hereby represents and warrants, as of the date of the Offering Materials, that the Servicer Information includes all information that is required to be provided under Items 1108(b), [1108(c), 1108(d), - insert as applicable] 1117 and 1119 of Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as in effect on the date the Servicer Information was provided by the Servicer.

Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; provided, however, that the omission so to notify the indemnifying party will not relieve it from any liability that such indemnifying party may have to any indemnified party under this Agreement except to the extent that such indemnifying party has been materially prejudiced by such failure; provided, further, that the failure to so notify the indemnifying party shall not relieve it from any liability that such indemnifying party may have to any indemnified party otherwise than under this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that such indemnifying party may wish, to assume (at its own expense) the defense thereof, with counsel reasonably satisfactory to such indemnified party (which counsel may be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party hereunder, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have agreed in writing to the continuing participation of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the opinion of such counsel, be inappropriate due to the actual or potential differing interests between them. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party, which will not be unreasonably withheld or delayed or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

If recovery is not available under the foregoing indemnification provisions for any reason other than as specified therein, each indemnified party shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of such contribution, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission, the relative fault of and relative benefits received by the parties, and any other equitable considerations appropriate under the circumstances.

The agreements, indemnities and representations of the parties thereto contained herein or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any parties hereto or any of the controlling persons referred to herein, and will survive the sale of the Certificates.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assignees. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Executed as of the day and year first above written.

[NAME OF SELLER(S)]

By:
Name: Title:

WASHINGTON MUTUAL BANK, as Servicer

By:
Name: Title:

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor

By:
Name: Title:

LEHMAN BROTHERS INC., as Underwriter

By:
Name: Title:

LEHMAN BROTHERS HOLDINGS INC., as Sponsor

By:
Name: Title:

Exhibit A
SELLER INFORMATION

Exhibit A-1

Exhibit B
SERVICER INFORMATION

Exhibit B-1

EXHIBIT E

Assignment and Assumption Agreement

EXHIBIT F

EXHIBIT J

TRANSACTION PARTIES

Depositor: Structured Asset Securities Corporation

Trustee: U.S. Bank National Association

Securities Administrator: N/A

Master Servicer: Aurora Loan Services LLC

Credit Risk Manager: N/A

PMI Insurer(s): N/A

Interest Rate Swap Counterparty: N/A

Interest Rate Cap Counterparty: N/A

Servicer(s): Aurora Loan Services LLC, IndyMac Bank, F.S.B. and Washington Mutual Bank

Primary Originator(s): IndyMac Bank, F.S.B., Washington Mutual Bank and Lehman Brothers Bank, FSB.

Custodian(s): Deutsche Bank National Trust Company, LaSalle Bank National Association and U.S. Bank National Association

Sponsor and Seller: Lehman Brothers Holdings, Inc.

EXHIBIT G

EXHIBIT D

[Date]

FORM OF ANNUAL CERTIFICATION

Re:
The Reconstituted Servicing Agreement dated as of March 1, 2007 (the “Agreement”), by and between Lehman Brothers Holdings Inc. and Washington Mutual Bank (the “Servicer”), and acknowledged by Aurora Loan Services LLC (the “Master Servicer”) and U.S. Bank National Association, as Trustee (the “Trustee”).

I, [identify the certifying individual], the [title] of the Servicer, certify to the Trustee, the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Trustee;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:

Name: Title: